PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 24, 1997)
                                  $450,000,000
                                  (APPROXIMATE)
                      SOUTHERN PACIFIC SECURED ASSETS CORP.
                                     COMPANY

$252,306,000 (1) ADJUSTABLE RATE CLASS A-1 CERTIFICATES          $34,467,000(1)        6.66%      CLASS A-4 CERTIFICATES
$88,232,000      ADJUSTABLE RATE   CLASS A-2 CERTIFICATES        $24,067,000(1)        7.19%(2)   CLASS A-5 CERTIFICATES
$39,982,000  (1) 6.61%  CLASS A-3 CERTIFICATES                   $10,946,000(1)        6.87%      CLASS A-6 CERTIFICATES

                   $ 0 VARIABLE RATE(3) CLASS A-7 CERTIFICATES
  (1) SUBJECT TO A PERMITTED VARIANCE OF PLUS OR MINUS 5%, AS DESCRIBED HEREIN.
              (2) SUBJECT TO INCREASE TO 7.94% AS DESCRIBED HEREIN.
             (3) BASED ON THE NOTIONAL AMOUNTS AS DESCRIBED HEREIN.
       MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1997-3
                        --------------------------------

                      SOUTHERN PACIFIC FUNDING CORPORATION
                                     SELLER
                        --------------------------------

   THE SERIES 1997-3 MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES (THE "CERTIFICATES") WILL INCLUDE THE FOLLOWING SEVEN SENIOR CLASSES (THE "CLASS A
       CERTIFICATES"): (I) CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES,
          CLASS A-3 CERTIFICATES, CLASS A-4 CERTIFICATES AND CLASS A-5
             CERTIFICATES, (II) CLASS A-6 CERTIFICATES (THE "LOCKOUT
        CERTIFICATES") AND (III) CLASS A-7 CERTIFICATES (THE "FIXED STRIP
            CERTIFICATES"). IN ADDITION TO THE CLASS A CERTIFICATES,
            THE SERIES 1997-3 MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES WILL INCLUDE THE CLASS R-I CERTIFICATES AND CLASS
         R-II CERTIFICATES (TOGETHER, THE "RESIDUAL CERTIFICATES"). THE
         FIXED STRIP CERTIFICATES WILL BE DIVIDED INTO SEVEN COMPONENTS
             (EACH, A "COMPONENT"), THE CLASS A-7 COMPONENT A, B AND
                    C (COLLECTIVELY, THE "GROUP I FIXED STRIP
                COMPONENTS"), THE CLASS A-7 COMPONENT D, E AND F
                    (COLLECTIVELY, THE "GROUP II FIXED STRIP
                 COMPONENTS") AND THE CLASS A-7 COMPONENT G (THE
                  "GROUP III FIXED STRIP COMPONENT"). THE CLASS
        A-1 CERTIFICATES AND THE GROUP I FIXED STRIP COMPONENTS ARE ALSO
                   REFERRED TO HEREIN AS THE "GROUP I CLASS A
                CERTIFICATES." THE CLASS A-2 CERTIFICATES AND THE
                GROUP II FIXED STRIP COMPONENTS ARE ALSO REFERRED
                TO HEREIN AS THE "GROUP II CLASS A CERTIFICATES."
                  THE CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS
                    A-6 CERTIFICATES AND THE GROUP III FIXED
                   STRIP COMPONENT ARE ALSO REFERRED TO HEREIN
                  AS THE "GROUP III CLASS A CERTIFICATES." ONLY
                  THE CLASS A CERTIFICATES ARE OFFERED HEREBY.
                THE COMPANY HAS CAUSED MBIA INSURANCE CORPORATION
                   (THE "CERTIFICATE INSURER") TO ISSUE THREE
                  CERTIFICATE GUARANTY INSURANCE POLICIES (THE
                    "CERTIFICATE INSURANCE POLICIES") FOR THE
                    BENEFIT OF THE CLASS A CERTIFICATEHOLDERS
                   PURSUANT TO WHICH IT WILL GUARANTEE CERTAIN
         PAYMENTS TO THE CLASS A CERTIFICATEHOLDERS AS DESCRIBED HEREIN.
                          (CONTINUED ON FOLLOWING PAGE)
                                      LOGO
                        --------------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE CERTIFICATE INSURANCE POLICIES ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS ACERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        --------------------------------

      THERE IS CURRENTLY NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES. MORGAN STANLEY & CO. INCORPORATED, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION AND LEHMAN BROTHERS INC. (COLLECTIVELY, THE "UNDERWRITERS") INTEND TO MAKE A SECONDARY MARKET IN THE CLASS A CERTIFICATES, BUT ARE NOT OBLIGATED TO DO SO. THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET FOR THE CLASS A CERTIFICATES WILL DEVELOP OR, IF IT DOES DEVELOP, THAT IT WILL CONTINUE. THE CLASS A CERTIFICATES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
      THE CLASS A CERTIFICATES WILL BE PURCHASED FROM THE COMPANY BY THE UNDERWRITERS AND WILL BE OFFERED BY THE UNDERWRITERS FROM TIME TO TIME TO THE PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE. THE PROCEEDS TO THE COMPANY FROM THE SALE OF THE CLASS A CERTIFICATES, BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY, WILL BE EQUAL TO APPROXIMATELY 101.14% OF THE AGGREGATE INITIAL PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES, PLUS ACCRUED INTEREST ON THE CLASS A CERTIFICATES (OTHER THAN THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES) FROM SEPTEMBER 1, 1997.
      THE CLASS A CERTIFICATES ARE OFFERED BY THE UNDERWRITERS SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO CERTAIN OTHER CONDITIONS. THE UNDERWRITERS RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY SUCH OFFER AND TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CLASS A CERTIFICATES WILL BE MADE ONLY IN BOOK-ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CEDEL BANK, SOCIETE ANONYME, AND THE EUROCLEAR SYSTEM AS FURTHER DISCUSSED HEREIN, ON OR ABOUT SEPTEMBER 26, 1997, AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS. THE CLASS A CERTIFICATES WILL BE OFFERED IN EUROPE AND THE UNITED STATES OF AMERICA.

                        --------------------------------

MORGAN STANLEY DEAN WITTER
               DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION
                                                                 LEHMAN BROTHERS
SEPTEMBER 24, 1997

(CONTINUED FROM PREVIOUS PAGE)

                  The Certificates will each evidence a beneficial ownership interest in three loan groups (each, a "Loan Group"), each constituting a separate sub-trust, collectively comprising a trust fund (the "Trust Fund") consisting primarily of certain first lien mortgage loans, with terms to maturity of approximately 30 years (the "Mortgage Loans"), to be deposited by Southern Pacific Secured Assets Corp. (the "Company") into the Trust Fund for the benefit of the Certificateholders. The separate Loan Groups are referred to herein as the "Group I Loans," "Group II Loans" and "Group III Loans." The Group I Loans and Group II Loans are conventional, adjustable-rate, one- to four-family, first lien mortgage loans. The Group III Loans are conventional, fixed-rate, one- to four-family, first lien and second lien mortgage loans. The interest rate (the "Mortgage Rate") on each Group I Loan and Group II Loan will be subject to semi-annual adjustment (in the case of certain of the Group I Loans and Group II Loans, after an initial period of two years or three years from origination) or annual adjustment based on the sum of the Index and the related Gross Margin (as defined herein), subject to certain periodic and lifetime rate limitations (as described herein). The Mortgage Rate on each Group III Loan will be fixed. The Index for each of the Group I Loans and Group II Loans will be based on either (a) the six-month London interbank offered rates for United States dollar deposits ("Six-Month LIBOR") or (b) the one-year London interbank offered rates for United States dollar deposits ("One-Year LIBOR") as described herein. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool." All distributions (other than Cross-Collateralization Payments as described herein) with respect to a Loan Group will be allocated solely among the Certificates related to such Loan Group. The rights of the holders of the Class R-II Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein and in the Prospectus.

                  It is a condition of the issuance of the Class A Certificates that the Class A Certificates (other than the Fixed Strip Certificates) be rated "AAA" by Standard & Poor's Ratings Services ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") and that the Fixed Strip Certificates be rated "AAAr" by S&P, "AAA" by DCR and "Aaa" by Moody's.

                  The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and the participating members of DTC. Persons acquiring beneficial ownership interests in the Class A Certificates may elect to hold such interests through DTC in the United States, or Cedel or Euroclear (each as defined herein) in Europe. Definitive certificates will be available for the Class A Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration of the Class A Certificates" herein.

                  As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. Each class of the Certificates (other than the Residual Certificates) will represent ownership of "regular interests" in the related REMIC and each class of the Residual Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                  Distributions on the Class A Certificates, will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in October 1997 (each, a "Distribution Date"). As described herein, interest payable with respect to each Distribution Date (i) on the Class A-1 Certificates and Class A-2 Certificates, will accrue on the basis of a 360-day year and the actual number of days elapsed (except as described herein) during the period commencing on the Distribution Date immediately preceding the month on which such Distribution Date occurs and ending on the calendar day immediately preceding such Distribution Date, except with respect to the first Distribution Date, which has an accrual period from September 26, 1997 to October 24, 1997 and (ii) on the Class A Certificates (other than the Class A-1 Certificates and Class A-2 Certificates) will accrue on the basis of a 360-day year and a 30-day month, and will be based on the Certificate Principal Balance thereof (or the related Notional Amounts (as defined herein) in the case of the Components of the Fixed Strip Certificates) and the then-applicable Pass-Through Rate thereof, as reduced by certain interest shortfalls and subject to other limitations as described herein. Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates--Class A Principal Distribution Amount."

        PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-23 OF THE PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 12 OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE CLASS A CERTIFICATES.

       If purchased at a price other than par, the yield to maturity on the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to the majority of the Mortgage Loans in each Loan Group. The yield to investors on the Class A Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise, to the extent not otherwise covered as described herein. Investors in the Fixed Strip Certificates should fully consider that an extremely rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recover their initial investments. See "Summary--Special Prepayment Considerations" and "--Special Yield Considerations" herein, "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

                        --------------------------------


       THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE COMPANY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 24, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

       UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

       NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                    PAGE
                                                                        -----
SUMMARY.................................................................     S-5
RISK FACTORS............................................................    S-23
DESCRIPTION OF THE MORTGAGE POOL........................................    S-25
DESCRIPTION OF THE CERTIFICATES.........................................    S-56
MBIA INSURANCE CORPORATION..............................................    S-74
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.............................    S-76
POOLING AND SERVICING AGREEMENT.........................................    S-87
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................    S-92
METHOD OF DISTRIBUTION..................................................    S-94
LEGAL OPINIONS..........................................................    S-95
RATINGS.................................................................    S-95
LEGAL INVESTMENT........................................................    S-96
ERISA CONSIDERATIONS....................................................    S-97
EXPERTS.................................................................    S-98
APPENDIX A--UNDERWRITING GUIDELINES
    APPLICABLE TO THE MORTGAGE LOANS....................................     A-1
PROSPECTUS
SUMMARY OF PROSPECTUS...................................................       4
RISK FACTORS............................................................      12
THE MORTGAGE POOLS......................................................      15
SERVICING OF MORTGAGE LOANS.............................................      24
DESCRIPTION OF THE SECURITIES...........................................      31
DESCRIPTION OF CREDIT ENHANCEMENT.......................................      43
PURCHASE OBLIGATIONS....................................................      50
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER.........      51
THE COMPANY.............................................................      54
THE AGREEMENTS..........................................................      54
YIELD CONSIDERATIONS....................................................      61
MATURITY AND PREPAYMENT CONSIDERATIONS..................................      63
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.................................      64
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................      77
STATE AND OTHER TAX CONSEQUENCES........................................     100
ERISA CONSIDERATIONS....................................................     100
LEGAL INVESTMENT MATTERS................................................     106
USE OF PROCEEDS.........................................................     106
METHODS OF DISTRIBUTION.................................................     106
LEGAL MATTERS...........................................................     107
FINANCIAL INFORMATION...................................................     107
RATING..................................................................     107
INDEX OF PRINCIPAL DEFINITIONS..........................................     108

                                     SUMMARY

       The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities..............Mortgage Loan Asset-Backed Pass-Through
                                 Certificates, Series 1997-3.

Company..........................Southern Pacific Secured Assets Corp. (the
                                 "Company"). See "The Company" in the
                                 Prospectus.

Master Servicer..................Advanta Mortgage Corp. USA ("Advanta" or the
                                 "Master Servicer"). See "Pooling and Servicing Agreement--The Master Servicer" herein.

Seller...........................Southern Pacific Funding Corporation, an
                                 affiliate of the Company ("SPFC" or the
                                 "Seller"). See "Description of the Mortgage
                                 Pool" herein.

Trustee..........................Norwest Bank Minnesota, N.A., a national banking association (the "Trustee").

Cut-off Date.....................September 1, 1997.

Delivery Date....................On or about September 26, 1997.

Denominations....................The Class A Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined in the Prospectus). The Class A Certificates (other than the Fixed Strip Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Fixed Strip Certificates will be issued in minimum denominations of a 20.00% Percentage Interest and integral multiples of 0.01% in excess thereof.

Certificate Registration.........The Class A Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC (Class A Certificates so registered, "Book- Entry Certificates"). No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a Class A Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein. The interests of Beneficial Owners of the Book-Entry Certificates will be represented by book entries on the records of DTC and participating members of DTC. Beneficial Owners may elect to hold their interests in the Class A Certificates through DTC in the United States, or Cedel Bank, societe anonyme ("Cedel"), or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. All references herein to Class A Certificates and Class A Certificateholders reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations, for so long as such Certificates remain Book-Entry Certificates. See "Risk Factors--Book-Entry Certificates" and
                                 "Description of the Certificates--Book-Entry
                                 Registration of the Class A Certificates".

The Mortgage Pool................The Mortgage Pool will consist of three groups
                                 (each a "Loan Group") of mortgage loans (the
                                 "Mortgage Loans"). The separate Loan Groups are referred to herein as the "Group I Loans," "Group II Loans" and "Group III Loans." The Group I Loans and Group II Loans are conventional, adjustable-rate, one- to four-family mortgage loans. The Group III Loans are conventional, fixed-rate, one- to four-family mortgage loans. The Initial Group I Loans (as defined herein) have an aggregate principal balance as of the Cut-off Date of approximately $224,112,249. The Group II Loans have an aggregate principal balance as of the Cut-off Date of approximately $88,233,125. The Initial Group III Loans (as defined herein) have an aggregate principal balance as of the Cut-off Date of approximately $91,552,303. The Group I Loans and Group II Loans are secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Group III Loans are secured by first liens or second liens on fee simple interests in one- to four-family Mortgaged Properties.

                                 The statistical information presented in this Prospectus Supplement concerning the Group I Loans and Group III Loans describes a sampling of mortgage loans in Loan Group I and Loan Group III (with respect to Loan Group I and Loan Group III, the "Initial Group I Loans" and "Initial Group III Loans," respectively) and does not include information regarding the additional mortgage loans which will be included in Loan Group I and Loan Group III on the Delivery Date (the "Additional Group I Loans" and "Additional Group III Loans," respectively). The Initial Group I Loans and Additional Group I Loans, will constitute approximately 88.83% and 11.17%, respectively, of the aggregate of the Principal Balance of such mortgage loans as of the Delivery Date. The Initial Group III Loans and Additional Group III Loans will constitute approximately 83.64% and 16.36%, respectively, of the aggregate of the Principal Balance of such mortgage loans as of the Delivery

                                 Date. While the statistical distribution of the final characteristics of the Group I Loans and Group III Loans transferred to the Trust Fund on the Delivery Date will vary from the statistical information presented in this Prospectus Supplement, the characteristics of such Mortgage Loans as of the Delivery Date will not vary materially from the information presented herein with respect to the Initial Group I Loans and Initial Group III Loans. The statistical information presented in this Prospectus Supplement concerning the Group II Loans describes all the Group II Loans expected to be delivered to the Trustee on the Delivery Date.

                                 The Initial Group I Loans had approximate individual principal balances at origination of at least $9,950 but not more than $723,996 with an average principal balance at origination of approximately $115,030. The Group II Loans had approximate individual principal balances at origination of at least $60,500 but not more than $211,500 with an average principal balance at origination of approximately $113,488. The Initial Group III Loans had approximate individual principal balances at origination of at least $6,500 but not more than $500,000 with an average principal balance at origination of approximately $61,150. Approximately 99.99% of the Initial Group I Loans have terms to maturity from the date of origination or modification of 30 years and approximately 0.01% of the Initial Group I Loans have terms to maturity from the date of origination or modification of 15 years. Approximately 99.76% of the Group II Loans have terms to maturity from the date of origination or modification of 30 years and approximately 0.24% of the Group II Loans have terms to maturity from the date of origination or modification of 15 years. Approximately 75.06% of the Initial Group III Loans have terms to maturity from the date of origination or modification of 20 to 30 years and approximately 24.94% of the Initial Group III Loans have terms to maturity from the date of origination or modification of 15 years or less. The Initial Group I Loans have a weighted average remaining term to stated maturity of approximately 359 months as of the Cutoff Date. Approximately 64.47% of the Initial Group I Loans (by aggregate principal balance as of the Cut-off Date) are refinance mortgage loans. The Group II Loans have a weighted average remaining term to stated maturity of approximately 358 months as of the Cut-off Date. Approximately 63.57% of the Group II Loans (by aggregate principal balance as of the Cut-off Date) are refinance mortgage loans. The Initial Group III Loans have a weighted average remaining term to stated maturity of approximately 312 months as of the Cut-off Date. Approximately 82.21% of the Initial Group III Loans (by aggregate principal balance as of the Cut-off Date) are refinance mortgage loans. None of the Initial Group I Loans or Initial Group III Loans were thirty or more days delinquent in their Monthly Payments as of the Cut-off Date. Approximately 0.20% of the Group II Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date. Prospective investors in the Class A Certificates should be aware, however, that only approximately 38.38%, 55.44% and 56.70% of the Initial Group I Loans, Group II Loans and Initial Group III Loans, respectively (by aggregate principal balance as of the Cut-off Date) had a first Monthly Payment due before September 1, 1997, and therefore, the remaining Initial Group I Loans, Group II Loans and Initial Group III Loans could not have been thirty or more days delinquent as of the Cut-off Date. No Mortgage Loan was sixty days or more delinquent as of the Cut-off Date. Approximately 9.62% of the Initial Group III Loans (by aggregate principal balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Property. Approximately 5.02% of the Initial Group III Loans (by aggregate principal balance as of the Cut-off
                                 Date) are Balloon Loans (as defined herein).
                                 For a further description of the Mortgage
                                 Loans, see "Description of the Mortgage Pool" herein.

                                 The Mortgage Rate (as defined herein) on each Group I Loan and Group II Loan will be subject to adjustment, commencing (i) with respect to approximately 22.67% and 38.70% of the Initial Group I Loans and Group II Loans, respectively, approximately six months or one year after the date of origination, (ii) with respect to approximately 77.07% and 61.31% of the Initial Group I Loans and Group II Loans, respectively, approximately two years after origination (each such Group I Loan or Group II Loan, a "2/28 Loan") and (iii) with respect to approximately 0.26% of the Initial Group I Loans, approximately three years after origination (each such Group I Loan or Group II Loan, a "3/27 Loan"), on the date (the "Adjustment Date") specified in the related Mortgage Note to a rate equal to the sum (rounded as described herein) of the related Index as described below and the related Gross Margin (as defined herein) set forth in the related Mortgage Note, subject to the limitations described herein. The amount of the monthly payment on each Group I Loan or Group II Loan will be adjusted semi-annually (after an initial period of two years or three years, with respect to the 2/28 Loans and 3/27 Loans, respectively) or annually on the first day of the month following the month in which the Adjustment Date occurs to the amount necessary to pay interest at the then applicable Mortgage Rate and to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term to stated maturity. As of the Cut-off Date, the Initial Group I Loans will bear interest at Mortgage Rates of at least 6.99% per annum but no more than 17.05% per annum, with a weighted average Mortgage Rate of approximately 10.57% per annum as of the Cut-off Date. As of the Cut-off Date, the Group II Loans will bear interest at Mortgage Rates of at least 6.87% per annum but no more than 15.28% per annum, with a weighted average Mortgage Rate of approximately 9.85% per annum as of the Cut-off Date. The Group I Loans and Group II Loans will have different Adjustment Dates, Gross Margins, Periodic Rate Caps, Lifetime Rate Caps and Lifetime Rate Floors, each as described herein.

                                 The Mortgage Rate on each Group III Loan is fixed. As of the Cut-off Date, the Initial Group III Loans will bear interest at Mortgage Rates of at least 7.50% per annum but no more than 17.50% per annum, with a weighted average Mortgage Rate of approximately 11.81% per annum as of the Cut-off Date.

                                 Approximately 77.69% of the Initial Group I
                                 Loans, 85.51% of the Group II Loans and 94.59% of the Initial Group III Loans were originated and underwritten or acquired and reunderwritten by SPFC or its subsidiaries. Approximately 13.37% of the Initial Group I Loans, 12.14% of the Group II Loans and none of the Initial Group III Loans were underwritten by BOMAC Capital Mortgage Inc. ("BOMAC"). The Mortgage Loans were underwritten in accordance with the underwriting standards of SPFC and BOMAC described in "Description of the Mortgage Pool--Underwriting Standards" and Appendix A to this Prospectus Supplement. The remaining Initial Group I Loans, Group II Loans and Initial Group III Loans were underwritten by the Strategic Partners (as defined herein) in accordance with underwriting standards similar to those of SPFC. In addition, SPFC credit graded each of such Mortgage Loans underwritten by the Strategic Partners to its own underwriting standards. Approximately 9.63% of the Initial Group III Loans are secured by Mortgaged Properties located in the State of Alabama. See also "Risk Factors--Underwriting Standards" in this Prospectus Supplement.

                                 For a further description of the Mortgage
                                 Loans, see "Description of the Mortgage Pool" herein.

The Index........................The Index applicable with respect to the Group
                                 I Loans and Group II Loans will be based upon either (a) the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") or (b) the average of the interbank offered rates for one-year United States dollar deposits in the London market ("One-Year LIBOR"), in each case as published in THE WALL STREET JOURNAL and as most recently available as of the first business day forty-five, thirty or five days prior to the related Adjustment Date, as specified in the related Mortgage Note.

                                 In the event that the Index specified in a Mortgage Note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer. See "Description of the Mortgage Pool" herein.

The Class A Certificates.........The Class A Certificates will each evidence a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool. The Class A Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Company, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Class A Certificates (other than the Fixed Strip Certificates) will have the following approximate Certificate Principal Balances as of the Delivery Date:


                                    $ 252,306,000       Class A-1 Certificates
                                    $  88,232,000       Class A-2 Certificates
                                    $  39,982,000       Class A-3 Certificates
                                    $  34,467,000       Class A-4 Certificates
                                    $  24,067,000       Class A-5 Certificates
                                    $  10,946,000       Class A-6 Certificates

                                 However, the Certificate Principal Balance of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates may be increased or decreased by up to 5% on the Delivery Date, depending upon the Group I Loans and Group III Loans actually delivered by the Seller to the Depositor on the Delivery Date as described herein. The Fixed Strip Certificates will be divided into seven components (each, a "Component"), the Class A-7 Component A, B and C (collectively, the "Group I Fixed Strip Components"), the Class A-7 Component D, E and F (collectively, the Group II Fixed Strip Components") and the Class A-7 Component G (the "Group III Fixed Strip Component").

                                 Each Group I Fixed Strip Component will have a Notional Amount of $25,231,000 as of the Delivery Date. Each Group II Fixed Strip Component will have a Notional Amount of $8,823,000 as of the Delivery Date. The Group III Fixed Strip Component will have a Notional Amount of $10,946,000 as of the Delivery Date.

                                 The Components of the Fixed Strip Certificates are not separately transferable. For a description of the allocation of interest and principal distributions to the Class A Certificates, see "Summary--Interest
                                 Distributions" and "--Principal Distributions" below, and "Description of the Certificates-- Class A Interest Distribution Amount" and "--Class A Principal Distribution Amount" herein.

                                 Each of the Class A Certificates will be entitled to the benefit of one of three certificate guaranty insurance policies (the "Certificate Insurance Policies") to be issued by MBIA Insurance Corporation (the "Certificate Insurer"), which will insure the payment of (i) on each Distribution Date, an amount equal to
                                 (a) the related Class A Interest Distribution Amount (as defined herein) minus the related Available Funds (as defined herein) (to the extent not covered by Cross-Collateralization Payments) and (b) the related Subordination Deficit (as defined herein) (to the extent not covered by Cross-Collateralization Payments) and (ii) the unpaid related Preference Amount (as defined herein). The Certificate Insurance Policies do not insure the payment of the Group I Class A Available Funds Cap Carry-Forward Amount or Group II Class A Available Funds Cap Carry- Forward Amount (each as defined herein). See "Description of the Certificates."

Pass-Through Rate on the
  Class A Certificates...........The Pass-Through Rate on the Class A-1
                                 Certificates is adjustable and is calculated as follows: beginning on the Distribution Date in October 1997, and on each Distribution Date thereafter, the Pass-Through Rate applicable to the Class A- 1 Certificates will be adjusted to equal the lesser of (i) (a) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR (as defined herein) plus 0.21%, or (b) with respect to any Distribution Date thereafter, One-Month LIBOR plus 0.42% and (ii) the Group I Class A Available Funds Pass-Through Rate.

                                 The "Group I Class A Available Funds
                                 Pass-Through Rate," as of any Distribution
                                 Date, is equal to (i) the weighted average of the Mortgage Rates of the Group I Loans, minus
                                 (ii) the sum of the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and Premium Amount (each as defined herein) accrue, minus (iii) the Group I Fixed Strip Effective Rate (as defined below) times a fraction equal to (x) the Notional Amount of the Group I Fixed Strip Components divided by (y) the Certificate Principal Balance of the Class A-1 Certificates, in each case as determined immediately prior to such Distribution Date and minus (iv) commencing on the seventh Distribution Date, 0.50% per annum. The "Group I Fixed Strip Effective Rate" is equal to 5.50% for the first 12 Distribution Dates, 4.00% for the 13th through the 24th Distribution Dates, 2.50% for the 24th through 30th Distribution Dates and 0.00% thereafter.

                                 The "Class A-1 Formula Pass-Through Rate" for a Distribution Date is the lesser of (x) the rate determined by clause (i) of the definition of Pass-Through Rate for the Class A-1 Certificates for such Distribution Date and (y) the weighted average of the Net Lifetime Rate Caps of the Group I Loans. The Net Lifetime

                                 Rate Cap on each Group I Loan is equal to the related Lifetime Rate Cap minus the sum of (i) the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and the Premium Amount accrue and (ii) the Group I Fixed Strip Effective Rate times a fraction equal to (x) the Notional Amount of the Group I Fixed Strip Components divided by (y) the Certificate Principal Balance of the Class A-1 Certificates, in each case as determined immediately prior to such Distribution Date.

                                 The Pooling and Servicing Agreement provides that if the Pass- Through Rate on the Class A-1 Certificates is less than the Class A-1 Formula Pass-Through Rate and any resulting shortfall in interest is not paid on such Distribution Date from any available Net Monthly Excess Cashflow, as defined herein, then the amount of any such shortfall will be carried forward and paid to the extent of the related Available Funds, as described herein, to the Holders of the Class A-1 Certificates on future Distribution Dates and shall accrue interest at the applicable Class A-1 Formula Pass-Through Rate, until paid (such shortfall, together with such accrued interest, the "Group I Class A Available Funds Cap Carry-Forward Amount"). The Certificate Insurance Policies do not cover the Group I Class A Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Class A-1 Certificates address the payment of the Group I Class A Available Funds Cap Carry-Forward Amount.

                                 The Pass-Through Rate on the Class A-2
                                 Certificates is adjustable and is calculated as follows: beginning on the Distribution Date in October 1997, and on each Distribution Date thereafter, the Pass-Through Rate applicable to the Class A- 2 Certificates will be adjusted to equal the lesser of (i) (a) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR (as defined herein) plus 0.20%, or (b) with respect to any Distribution Date thereafter, One-Month LIBOR plus 0.40% and (ii) the Group II Class A Available Funds Pass-Through Rate.

                                 The "Group II Class A Available Funds
                                 Pass-Through Rate," as of any Distribution
                                 Date, is equal to (i) the weighted average of the Mortgage Rates of the Group II Loans, minus
                                 (ii) the sum of the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and Premium Amount (each as defined herein) accrue, minus (iii) the Group II Fixed Strip Effective Rate (as defined below) times a fraction equal to (x) the Notional Amount of the Group II Fixed Strip Components divided by (y) the Certificate Principal Balance of the Class A-2 Certificates, in each case as determined immediately prior to such Distribution Date and minus (iv) commencing on the seventh Distribution Date, 0.50% per annum. The "Group II Fixed Strip Effective Rate" is equal to 5.50% for the first 12 Distribution Dates, 4.00%
                                 for the 13th through the 24th Distribution
                                 Dates, 2.50% for the 24th through 30th
                                 Distribution Dates, and 0.00% thereafter.

                                 The "Class A-2 Formula Pass-Through Rate" for a Distribution Date is the lesser of (x) the rate determined by clause (i) of the definition of Pass-Through Rate for the Class A-2 Certificates for such Distribution Date and (y) the weighted average of the Net Lifetime Rate Caps of the Group II Loans. The Net Lifetime Rate Cap on each Group II Loan is equal to the related Lifetime Rate Cap minus the sum of (i) the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and the Premium Amount accrue and (ii) the Group II Fixed Strip Effective Rate times a fraction equal to (x) the Notional Amount of the Group II Fixed Strip Components divided by (y) the Certificate Principal Balance of the Class A-2 Certificates, in each case as determined immediately prior to such Distribution Date.

                                 The Pooling and Servicing Agreement provides that if the Pass- Through Rate on the Class A-2 Certificates is less than the Class A-2 Formula Pass-Through Rate and any resulting shortfall in interest is not paid on such Distribution Date from any available Net Monthly Excess Cashflow, as defined herein, then the amount of any such shortfall will be carried forward and paid to the extent of the related Available Funds, as described herein, to the Holders of the Class A-2 Certificates on future Distribution Dates and shall accrue interest at the applicable Class A-2 Formula Pass-Through Rate, until paid (such shortfall, together with such accrued interest, the "Group II Class A Available Funds Cap Carry-Forward Amount"). The Certificate Insurance Policies do not cover the Group II Class A Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Class A-2 Certificates address the payment of the Group II Class A Available Funds Cap Carry-Forward Amount.

                                 The Pass-Through Rate with respect to the Class A-3 and Class A-4 Certificates is equal to the fixed rate set forth on the cover hereof.

                                 On the first 36 Distribution Dates, the
                                 Pass-Through Rate on the Class A-5 Certificates is equal to: (i) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, 7.19% per annum and (ii) with respect to any Distribution Date thereafter, 7.94% per annum. On each Distribution Date following the first 36 Distribution Dates, the Pass-Through Rate on the Class A-5 Certificates is equal to the lesser of: (i)(a) with respect to any Distribution Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, 7.19% per annum and (b) with respect to any Distribution Date thereafter, 7.94% per annum and (ii) the Group III Weighted Average Pass-Through Cap. The "Group III Weighted Average Pass-Through Cap" is equal to (i) the weighted average of the Mortgage Rates on the Group III Loans, minus (ii) the sum of the Servicing Fee Rate and the rates per annum at which the Trustee's Fee and Premium Amount accrue.

                                 The Pass-Through Rate on the Class A-6
                                 Certificates is equal to: (i) on the first 36 Distribution Dates, 6.87% per annum, and (ii) on any Distribution Date thereafter, the lesser of (a) 6.87% per annum and (b) the Group III Weighted Average Pass-Through Cap.

                                 See "Description of the Certificates--Class A Interest Distribution Amounts" herein.

                                 The Pass-Through Rate for the Class A-7
                                 Component A and D will be equal to 2.50% for the first 30 Distribution Dates, and 0.00% thereafter. The Pass-Through Rate for the Class A-7 Component B and E will be equal to 1.50% for the first 24 Distribution Dates, and 0.00% thereafter. The Pass-Through Rate for the Class A-7 Component C and F will be equal to 1.50% for the first 12 Distribution Dates, and 0.00% thereafter. The Pass-Through Rate for the Group III Fixed Component of the Fixed Strip Certificates will be equal to 6.50% for the first 36 Distribution Dates, and 0.00% thereafter. The Components of the Fixed Strip Certificates have no Certificate Principal Balance and will accrue interest at the related Pass-Through Rate on the related Notional Amount (as defined herein).

                                 See "Description of the Certificates--Class A Interest Distribution Amount" and "--Calculation of One-Month LIBOR" herein.

Interest Distributions...........On each Distribution Date, the holders of the
                                 Class A Certificates will be entitled to receive, to the extent of amounts available for distribution as described herein, interest distributions in an amount equal to the sum of
                                 (i) interest accrued for the related Accrual
                                 Period (as defined herein) on the Certificate Principal Balance thereof (or Notional Amounts thereof, in the case of the Components of the Fixed Strip Certificates) immediately prior to such Distribution Date at the then-applicable Pass-Through Rate (based on a 360-day year and the actual number of days elapsed, with respect to the Class A-1 Certificates and Class A-2 Certificates (except as described herein), and a 360-day year and a 30-day month, with respect to the Group I Fixed Strip Components, Group II Fixed Strip Components and the Group III Class A Certificates), subject to reduction only in the event of shortfalls caused by the Relief Act (as defined in the Prospectus and allocated as described herein) or the failure of the Master Servicer to cover Prepayment Interest Shortfalls to the extent described herein and
                                 (ii) the Group I Class A Carry-Forward Amount, Group II Class A Carry- Forward Amount or Group III Carry-Forward Amount (each as defined herein), as applicable, allocable to interest. The aggregate amount of interest allocable to the Group I, Group II and Group III Class A Certificates (the related "Class A Interest Distribution Amount") will be allocable first to the Group I Fixed Strip Components, Group II Fixed Strip Components or Group III Fixed Strip Component, as applicable, and then to the related Class A Certificates (other than the Class A-7 Certificates) on a pro rata basis. See "Description of the Certificates--Priority of Payment" and "--Class A Interest Distribution Amount" herein.

                                 Any Prepayment Interest Shortfalls (as defined herein) resulting from full or partial prepayments in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Prepayment Interest Shortfalls do not exceed the Servicing Fee payable to the Master Servicer with respect to such Distribution Date. An amount equal to the Class A Certificates' pro rata share, based on the amount of interest payable on each such class, of any Prepayment Interest Shortfalls not so covered by the Master Servicer will be made available by the Certificate Insurer for distribution to the Class A Certificateholders. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates--Class A Interest Distribution Amount" herein.

                                 The Notional Amount of each Group I Fixed Strip Component as of any Distribution Date is equal to the lesser of (i) $25,231,000 and (ii) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such date. The Notional Amount of each Group II Fixed Strip Component as of any Distribution Date is equal to the lesser of (i) $8,823,000 and (ii) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such date. The Notional Amount of the Group III Fixed Strip Component as of any Distribution Date is equal to the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such date.

Principal Distributions..........Holders of the Group I, Group II and Group III
                                 Class A Certificates (other than the Fixed
                                 Strip Certificates, which will not be entitled to distributions with respect to principal) will be entitled to receive on each Distribution Date, to the extent of amounts available for distribution as described herein remaining after interest on the Group I, Group II and Group III Class A Certificates, respectively, is distributed, an amount (the related "Class A Principal Distribution Amount") equal to the sum of (i) the portion of any Group I, Group II or Group III Class A Carry- Forward Amount, as applicable, which relates to a shortfall in a distribution of a related Subordination Deficit, (ii) all scheduled installments of principal in respect of the Mortgage Loans in the related Loan Group received or advanced during the related Due Period (as defined herein), together with all unscheduled payments of principal on such Mortgage Loans received by the Master Servicer during the prior calendar month, (iii) the Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by either the Seller or by the Company, (iv) any amounts delivered by the Company on the Master Servicer Remittance Date (as defined herein) in connection with a substitution of a Mortgage Loan in the related Loan Group, (v) the net Liquidation Proceeds (as defined in the Prospectus) collected by the Master Servicer of all Mortgage Loans in the related Loan Group during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal), (vi) the amount of any related Subordination Deficit for such Distribution Date, (vii) the proceeds received by the Trustee of any termination of the related Loan Group (to the extent such proceeds are related to principal), (viii) the amount of any related Subordination Increase Amount (as defined herein) for such Distribution Date; MINUS (ix) the amount of any related Subordination Reduction Amount (as defined herein) for such Distribution Date.

                                 In no event will any Class A Principal
                                 Distribution Amount with respect to any
                                 Distribution Date be less than zero or greater than the Certificate Principal Balances of the related Class A Certificates.

                                 See "Description of the Certificates--Priority of Payment" and "--Class A Principal Distribution Amount" herein.

Credit Enhancement...............The credit enhancement provided for the benefit of the Class A Certificateholders consists solely of (a) the overcollateralization mechanics which utilize the internal cash flows of the Mortgage Loans in the related Loan Group (and, to the extent of Cross- Collateralization Payments, the non-related Loan Groups) and (b) the related Certificate Insurance Policy.

                                 OVERCOLLATERALIZATION. The
                                 overcollateralization mechanics of the Trust
                                 Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Loan Group, generally in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Certificate Principal Balances of the related Class A Certificates. This acceleration feature creates overcollateralization which equals the excess of the aggregate Principal Balances of the Mortgage Loans in the related Loan Group over the aggregate Certificate Principal Balance of the related Class A Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                 The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required percentage level of overcollateralization with respect to each Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates--Overcollateralization
                                 Provisions."

                                 THE CERTIFICATE INSURANCE POLICIES. The Class A Certificateholders will have the benefit of the related Certificate Insurance Policy, as discussed more fully below. See "Description of the Certificates--The Certificate Guaranty Insurance Policies" herein.

Certificate Insurer..............MBIA Insurance Corporation (the "Certificate
                                 Insurer"). See "MBIA Insurance Corporation" herein.

Certificate Guaranty Insurance
 Policies........................The Certificate Insurer will issue the
                                 Certificate Insurance Policies as a means of providing additional credit enhancement to the Class A Certificates. Under the Certificate Insurance Policies, the Certificate Insurer will pay the Trustee, for the benefit of the holders of the related Class A Certificates, as further described herein, an amount that will insure the payment of (i) on each Distribution Date, an amount equal to (a) the related Class A Interest Distribution Amount minus the related Available Funds (to the extent such difference is not covered by
                                 Cross-Collateralization Payments) and (b) the related Subordination Deficit (to the extent not covered by Cross- Collateralization Payments) and (ii) the related unpaid Preference Amount. The Certificate Insurance Policies do not insure the payment of the Group I Class A Available Funds Cap Carry-Forward Amount or Group II Class A Available Funds Cap Carry-Forward Amount. A payment by the Certificate Insurer under a Certificate Insurance Policy is referred to herein as an "Insured Payment." See "Description of the Certificates--The Certificate Guaranty
                                 Insurance Policies" herein.

Cross-Collateralization..........In the event that on any Distribution Date after giving effect to distributions pertaining to a particular Loan Group and its related Certificates (except for any payment to be made from proceeds of the related Certificate Insurance Policy), (i) the Available Funds with respect to a Loan Group would be less than the related Class A Interest Distribution Amount (such difference, a "Cross-Collateralized Interest Shortfall"), (ii) a Subordination Deficit exists with respect to a Loan Group,
                                 (iii) a Reimbursement Amount with respect to a Loan Group exists or (iv) the Subordinated Amount with respect to a Loan Group would be less than the related Required Subordinated Amount (such difference, a
                                 "Cross-Collateralized Subordination
                                 Shortfall"), the Certificate Insurer, the Group I, Group II or Group III Class A Certificates, as the case may be, will be entitled to receive an additional payment (a "Cross- Collateralization Payment") in respect of interest or principal, as applicable, to the extent of such Cross-Collateralized Interest Shortfall, Subordination Deficit or Cross-Collateralized Subordination Shortfall or as reimbursement of the Reimbursement Amount, as the case may be, out of funds then on deposit in the Certificate Account for the other Loan Groups that are otherwise payable on such Distribution Date to the Class R-II Certificates.

                                 If a Cross-Collateralization Payment is
                                 required with respect to a single Loan Group, such Loan Group will be entitled to receive additional payments from both of the other Loan Groups on a pro rata basis to the extent of funds on deposit in the Certificate Account for such other Loan Groups and available to make Cross-Collateralization Payments. If a Cross-Collateralization Payment is required with respect to two Loan Groups, such Loan Groups will be entitled to receive additional payments from the third Loan Group on a pro rata basis to the extent of their respective required Cross-Collateralization Payments, to the extent of funds on deposit in the Certificate Account related to such third Loan Group available to make Cross-Collateralization Payments.

Advances.........................The Master Servicer is required to make advances ("Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates--Advances" herein and in the Prospectus.

Optional Termination.............At its option, on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the holder of a majority percentage interest of the Class R-II Certificates (or the Master Servicer (or the Certificate Insurer, if Advanta is removed as Master Servicer) if the Principal Balance of the Mortgage Loans is less than 5% of such sum) may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof at the price described herein, and thereby effect early retirement of the related Certificates. See "Pooling and Servicing Agreement-- Termination" herein and "The Pooling Agreement--Termination; Retirement of
                                 Certificates" in the Prospectus.

Special Prepayment
   Considerations................The rate and timing of principal payments on the Class A Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans in the related Loan Group. As is the case with mortgage-backed securities generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans in the related Loan Group may be prepaid at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to the majority of the Mortgage Loans in each Loan Group. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                 The multiple class structure of the Offered
                                 Certificates results in the allocation of prepayments among certain classes as follows:

                                 SEQUENTIALLY PAYING CLASSES: The Group III
                                 Class A Certificates (other than the Group III Fixed Strip Component) are subject to various priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Group III Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayment experienced both before and after the commencement of principal distributions on such classes.

                                 LOCKOUT CERTIFICATES: As described herein, during certain periods all or a disproportionately large or small percentage of principal payments on the Group III Loans will be allocated among the Group III Class A Certificates (other than the Lockout Certificates), and, during certain periods, principal payments will not be distributed to the Lockout Certificates. Unless the Certificate Principal Balance of the Group III Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive distributions of principal payments prior to the Distribution Date in October 2000. The Lockout Certificates will generally receive the Lockout Distribution Percentage of principal payments on the Group III Loans. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first three years following the Delivery Date will be as follows: for any Distribution Date during the fourth and fifth years after the Delivery Date, 45% of the Lockout Certificate Percentage (as defined herein) for such Distribution Date; for any Distribution Date during the sixth year after the Delivery Date, 80% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, 100% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 100% and (y) 300% of the Lockout Certificate Percentage. Notwithstanding the foregoing, if the Certificate Principal Balances of the Group III Class A

                                 Certificates (other than the Lockout
                                 Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

                                 See "Description of the Certificates--Class A Principal Distribution Amount" and "Certain Yield and Prepayment Considerations" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield Considerations.....The yield to maturity on the Class A
                                 Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans in the related Loan Group due to a breach of a representation or warranty) on the Mortgage Loans in the related Loan Group and the allocation thereof to reduce the Certificate Principal Balance thereof. The yield to maturity on the Class A Certificates will also depend on the related Pass- Through Rate and the purchase price for such Certificates.

                                 If the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                 The Group I Class A Certificates and Group II Class A Certificates were structured assuming, among other things, a prepayment rate equal to 25% CPR (as defined herein) and corresponding weighted average life as described herein. The Group III Class A Certificates were structured assuming, among other things, a prepayment rate equal to 115% of the Prepayment Assumption (as defined herein) and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Class A Certificates may vary as determined at the time of sale.

                                 The multiple class structure of the Offered
                                 Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:

                                 LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates are not expected to receive principal payments from the Group III Loans prior to the Distribution Date occurring in October 2000 and will receive a disproportionately small or large portion of principal payments thereafter (unless the Certificate Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero), the weighted average life of the Lockout

                                 Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Group III Class A Certificates entitled to such distributions.

                                 FIXED STRIP CERTIFICATES: Investors in the
                                 Fixed Strip Certificates should fully consider that an extremely rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

                                 See "Certain Yield and Prepayment
                                 Considerations" herein and "Yield
                                 Considerations" in the Prospectus.

Certain Federal Income Tax
  Consequences...................Two real estate mortgage investment conduit
                                 ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (b) each class of the Certificates (other than the Residual Certificates), will represent ownership of "regular interests" in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II and (c) the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II.

                                 For federal income tax reporting purposes, the Class A Certificates (other than the Fixed Strip Certificates) will not, and the Fixed Strip Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to 25% CPR, with respect to the Group I Class A Certificates and Group II Class A Certificates, and 115% of the Prepayment Assumption, with respect to the Group III Class A Certificates. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates.

                                 For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.............A fiduciary of any employee benefit plan or any other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or any person investing the assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of the Class A Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The U.S. Department of Labor ("DOL") has issued individual exemptions, Prohibited Transaction Exemption ("PTE") 90-24, PTE 91-83 and PTE 94-14 to the underwriters that generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-though certificates underwritten by the Underwriters, such as the Offered Certificates, and the servicing and operation of asset pools such as the Trust Fund, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment.................The Class A Certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Class A Certificates and should consult with their legal advisors. See "Legal Investment" herein and "Legal Investment Matters" in the Prospectus.

Ratings..........................It is a condition of the issuance of the Class
                                 A Certificates that the Class A Certificates
                                 (other than the Fixed Strip Certificates) be rated "AAA" by Standard & Poor's Ratings Services ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") and that the Fixed Strip Certificates be rated "AAAr" by S&P, "AAA" by DCR and "Aaa" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. Also, the ratings issued by S&P, DCR and Moody's on payment of principal and interest do not cover the payment of the Group I or Group II Class A Available Funds Cap Carry- Forward Amounts. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" and "Rating" in the Prospectus.

                                  RISK FACTORS

            Prospective Class A Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates.

UNDERWRITING STANDARDS

            Approximately 77.69%, 85.51% and 94.59% of the Initial Group I Loans, Group II Loans and Initial Group III Loans (each by principal balance as of the Cut-off Date), respectively, were originated and underwritten or acquired and reunderwritten by Southern Pacific Funding Corporation ("SPFC" or the "Seller") or its subsidiaries. Approximately 13.37%, 12.14% and none of the Initial Group I Loans, Group II Loans and Initial Group III Loans (each by principal balance as of the Cut-off Date), respectively, were underwritten by BOMAC Capital Mortgage Inc. ("BOMAC"), and approximately 8.94%, 2.35% and 5.41% of the Initial Group I Loans, Group II Loans and Initial Group III Loans (each by principal balance as of the Cut-off Date), respectively, were underwritten by American Funding Group Inc., Capital Alliance Group, First Liberty Lending and Sierra Capital Acceptance, which are affiliated with the Company (collectively, the "Strategic Partners"). The Mortgage Loans originated by SPFC and BOMAC were underwritten or reunderwritten in accordance with the underwriting standards described in "Description of the Mortgage Pool--Underwriting" below and in Appendix A to this Prospectus Supplement, and the Mortgage Loans originated by the Strategic Partners were originated pursuant to similar guidelines, but were not so reunderwritten (and therefore may perform differently). Such underwriting guidelines are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. ACCORDINGLY, MORTGAGE LOANS UNDERWRITTEN UNDER THE ORIGINATORS' NON-CONFORMING CREDIT UNDERWRITING STANDARDS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND LOSS THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH THE FNMA OR FHLMC UNDERWRITING GUIDELINES.

            Under the Originators' non-conforming credit underwriting standards, the critical factors in underwriting a Mortgage Loan are the income and employment history of the prospective mortgagor, the creditworthiness of the prospective mortgagor, an assessment of the value of the related Mortgaged Property and the adequacy of such property as collateral in relation to the amount of such Mortgage Loan. Therefore, changes in values of the Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience of the related Mortgage Loans than on mortgage loans originated in accordance with the FNMA or FHLMC credit underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties in the related Loan Group have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties securing the Group I Loans, Group II Loans and Group III Loans decline after the dates of origination of the related Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Group I Loans, Group II Loans and Group III Loans may increase and such increase may be substantial.

            The mortgage loan programs of SPFC and BOMAC described in "Description of the Mortgage Pool--Underwriting" in this Prospectus Supplement and in Appendix A to this Prospectus Supplement and the mortgage loan programs of the Strategic Partners were recently implemented and have produced a relatively low total volume of mortgage loans. Because all of the Mortgage Loans being sold to the Trust Fund were underwritten in accordance with these programs, each of the Originators has limited historical delinquency, foreclosure or loss experience with respect to its own loan programs that may be referenced for purposes of estimating the future delinquency, foreclosure or loss experience on mortgage loans similar to those originated by it included in Loan Group I, Loan Group II or Loan Group III. See "Description of the Mortgage Pool--Delinquency and Foreclosure Experience of the Seller" herein.

DELINQUENCIES AND POTENTIAL DELINQUENCIES

             None of the Initial Group I Loans or Initial Group III Loans were thirty or more days delinquent in their Monthly Payments as of the Cut-off Date. Approximately 0.20% of the Group II Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date. Prospective investors in the Class A Certificates should be aware, however, that only approximately 38.38%, 55.44% and 56.70% of the Initial Group I Loans, Group II Loans and Initial Group III Loans, respectively (by aggregate principal balance as of the Cut-off Date) had a first Monthly Payment due before September 1, 1997, and therefore, the remaining Initial Group I Loans, Group II Loans and Initial Group III Loans could not have been thirty or more days delinquent as of the Cut-off Date.

            Approximately 5.02% of the Initial Group III Loans (by aggregate principal balance as of the Cut-off Date) are Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans in Loan Group III is greater than that associated with fully-amortizing loans.

            Approximately 9.63% of the Initial Group III Loans were originated in the State of Alabama, and approximately 31.53% of the Initial Group III Loans were originated in the southeastern United States (meaning the States of Florida, Georgia, Alabama, North Carolina and South Carolina). In the event the southeastern United States, and in particular the State of Alabama, experiences a decline in real estate values, losses on the Group III Loans may be greater than otherwise would be the case.


SECOND LIENS

            Approximately 9.62% of the Initial Group III Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Group III Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the Mortgaged Property, the Master Servicer may write off the entire outstanding balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined Loan-to-Value Ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. Any losses on such Group III Loans, to the extent such losses are not covered by overcollateralization, Cross-Collateralization or the related Certificate Insurance Policy, will be borne by the Group III Class A Certificateholders. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "The Mortgage Pool--The Mortgage Loans" in the Prospectus.


RISK OF MORTGAGE LOAN YIELD REDUCING PASS-THROUGH RATES
  ON THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES

            The Pass-Through Rates on the Class A-1 Certificates and Class A-2 Certificates are generally expected to be based upon clause (i) of the definition thereof, which is primarily based upon the value of One-Month LIBOR (as defined herein) as adjusted every month, while the Mortgage Rates on the Group I Loans and Group II Loans adjust semi-annually or annually based upon Six-Month LIBOR and One-Year LIBOR as described under "Description of the Mortgage Pool--Mortgage Rate Adjustment" herein. However, clause (ii) of the definitions of the Pass-Through Rate on the Class A-1 Certificates and Class A-2 Certificates limits the Pass-Through Rate on the Class A-1 Certificates and Class A-2 Certificates to the Group I Class A Available Funds Pass-Through Rate and Group II Class A Available Funds Pass-Through Rate, respectively, which are generally based upon the Mortgage Rates on the Group I Loans and Group II Loans, respectively, which are subject to Six-Month LIBOR or One-Year LIBOR. As a result, the interest paid to the Class A-1 Certificates or Class A-2 Certificates may be less than would be determined using clause (i) of the related definition of Pass-Through Rate. In particular, because the Mortgage Rates on the Group I Loans and Group II Loans adjust less frequently, the Pass-Through Rate on the Class A-1 Certificates or Class A-2 Certificates may be determined by the Group I Class A Available Funds Pass-Through Rate or Group II Class A Available Funds Pass-Through Rate, respectively, for extended periods in a rising interest rate environment. In addition, with respect to the Class A-1 Certificates and Class A-2 Certificates, One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR may respond to different economic and market factors, and there is not necessarily any correlation among them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR and One-Year LIBOR are stable or are falling or that, even if One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR all rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR and One-Year LIBOR.

            In addition, the Mortgage Rates on the Group I Loans and Group II Loans are subject to the Periodic Rate Caps and to specified Lifetime Rate Caps and Lifetime Rate Floors, and the Mortgage Rates on the 2/28 Loans and 3/27 Loans, which represent 77.07% and 0.26% of the Initial Group I Loans, respectively, and 61.31% and none of the Group II Loans, respectively (in each case by aggregate outstanding principal balance as of the Cut-off Date), will not have a first Adjustment Date until two years and three years, respectively, from the origination of each such 2/28 Loan and 3/27 Loan.

BOOK-ENTRY CERTIFICATES

            Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

            Since transactions in the Book-Entry Certificates will be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC, Cedel or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates.

            Beneficial Owners may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through indirect participants.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

            The statistical information presented in this Prospectus Supplement concerning the Group I Loans and Group III Loans describes a sampling of mortgage loans in Loan Group I and Loan Group III (with respect to Loan Group I and Loan Group III, the "Initial Group I Loans" and "Initial Group III Loans," respectively) and does not include additional mortgage loans which will be included in Loan Group I on the Delivery Date (the "Additional Group I Loans") and additional mortgage loans which will be included in Loan Group III on the Delivery Date (the "Additional Group III Loans"). The statistical information presented in this Prospectus Supplement concerning the Group II Loans describes all the Group II Loans expected to be delivered to the Trustee on the Delivery Date. The Initial Group I Loans and Additional Group I Loans will constitute approximately 88.83% and 11.17%, respectively, of the aggregate of the Principal Balance of such mortgage loans as of the Cut-off Date. The Initial Group III Loans and Additional Group III Loans will constitute approximately 83.64% and 16.36%, respectively, of the aggregate of the Principal Balance of such mortgage loans as of the Cut-off Date. While the statistical distribution of the final characteristics of the Group I Loans and Group III Loans transferred to the Trust Fund on the Delivery Date will vary from the statistical information presented in this Prospectus Supplement, the characteristics of such Mortgage Loans as of the Delivery Date will not vary materially from the information presented herein with respect to the Initial Group I Loans and Initial Group III Loans as of the Cut-off Date.

            The Initial Group I Loans, Group II Loans and Initial Group III Loans had an aggregate outstanding principal balance as of the Cut-off Date of approximately $224,112,249, $88,233,125 and $91,552,303, respectively (each such group of Mortgage Loans, "Loan Group I," "Loan Group II" or "Loan Group III," respectively, or a "Loan Group"). The Group I Loans and Group II Loans will consist of conventional, adjustable rate, monthly payment, first lien mortgage loans with terms to maturity of approximately 30 years from the date of origination or modification. Approximately 99.99% of the Initial Group I Loans have terms to maturity from the date of origination or modification of 30 years and approximately 0.01% of the Initial Group I Loans have terms to maturity from the date of origination or modification of 15 years. Approximately 99.76% of the Group II Loans have terms to maturity from the date of origination or modification of 30 years and approximately 0.24% of the Group II Loans have terms to maturity from the date of origination or modification of 15 years. The Initial Group III Loans will generally consist of conventional, fixed-rate, monthly payment, first lien mortgage loans (except that approximately 9.62% of the Initial Group III Loans are second lien mortgages). Approximately 75.06% of the Initial Group III Loans have terms to maturity from the date of origination or modification of 20 to 30 years and approximately 24.94% of the Initial Group III Loans have terms to maturity from the date of origination or modification of 15 years. The Mortgage Loans will be originated or acquired by the Originators, substantially in accordance with the underwriting criteria described herein under "--Underwriting" below and in Appendix A. The Company will acquire the Group I Loans, Group II Loans and Group III Loans to be included in Mortgage Pool from SPFC, an affiliate of the Company. SPFC in turn either originated such Mortgage Loans or acquired them pursuant to various mortgage loan purchase agreements. The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Certificates--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein. See "--Underwriting" below and Appendix A to this Prospectus Supplement.

            Pursuant to the terms of the Pooling and Servicing Agreement, the Company will assign the representations and warranties made by the Seller to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

            Each Mortgage Loan will contain a customary "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

            Each Mortgage Loan will have been originated or acquired by the Seller on or before the Delivery Date. Certain of the Mortgage Loans will have their first Monthly Payments due on November 1, 1997. As to those Mortgage Loans, no principal amortization payments will be distributed (unless prepayments are received thereon) until the Distribution Date occurring in November 1997, the month in which the first Monthly Payment is due. However, on the Delivery Date, cash will be deposited in the Certificate Accounts in an amount equal to one month's interest on such Mortgage Loans (less the Servicing
Fee), to be remitted to the Trustee for distribution to Certificateholders on the Distribution Date occurring in October 1997, the month prior to the month in which the first Monthly Payment is due.

            The majority of the Group I Loans, Group II Loans and Group III Loans provide for payment of a prepayment charge. Generally, each such Mortgage Loan provides for payment of a prepayment charge for certain partial prepayments and all prepayments in full made within approximately three or five years of the origination of such Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent of the original principal amount of the Mortgage Loan. The Originators will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

            None of the Mortgage Loans are covered by a primary mortgage insurance policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.


MORTGAGE RATE ADJUSTMENT

            The Mortgage Rate (as defined herein) on each Group I Loan and Group II Loan will be subject to adjustment, commencing (i) with respect to approximately 22.67% and 38.69% of the Initial Group I Loans and Group II Loans, respectively, approximately six months or one year after the date of origination, (ii) with respect to approximately 77.07% and 61.31% of the Initial Group I Loans and Group II Loans, respectively, approximately two years after origination (each such Group I Loan, a "2/28 Loan") and (iii) with respect to approximately 0.26% of the Initial Group I Loans, approximately three years after origination (each such Group I Loan, a "3/27 Loan"). The Mortgage Rate on each Group I Loan and Group II Loan will adjust semi-annually or annually on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"), which is generally subject to a maximum increase or decrease in the Mortgage Rate on any Adjustment Date (the "Periodic Rate Cap") of 1.00% with respect to approximately 22.32% and 33.85% of the Initial Group I Loans and Group II Loans, respectively, and 1.50% with respect to approximately 75.50% and 63.89% of the Initial Group I Loans and Group II Loans, respectively (which percentage includes the initial 2/28 Loans and 3/27 Loans, which loans have a Periodic Rate Cap of up to 3.00% for the first Adjustment Date and 1.50% for each Adjustment Date thereafter), and 2.00% with respect to approximately 2.18% and 2.26% of the Initial Group I Loans and Group II Loans, respectively, each by aggregate Principal Balance as of the Cut-off Date and to specified maximum and minimum lifetime Mortgage Rates ("Lifetime Rate Caps" and "Lifetime Rate Floors," respectively). The Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. The Index applicable with respect to the Group I Loans and Group II Loans is based either upon (a) the average of the interbank offered rates for six-month United States dollar deposits in the London market ("Six-Month LIBOR") or (b) the average of the interbank offered rates for one-year United States dollar deposits in the London market ("One-Year LIBOR"), in each case as published in THE WALL STREET JOURNAL and as most recently available as of the first business day forty-five, thirty or five days prior to the Adjustment Date, as specified in the related Mortgage Note. The Index for approximately 89.34% and 10.66% of the Initial Group I Loans will have an Index of Six-Month LIBOR and One- Year LIBOR, respectively. The Index for approximately 93.16% and 6.84% of the Group II Loans will have an Index of Six-Month LIBOR and One-Year LIBOR, respectively. Due to the application of the Periodic Rate Caps, Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Rate on any Group I Loan or Group II Loan as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Mortgage Rate on each Group III Loan is fixed. The Due Date is generally the first day of the month for all of the Mortgage Loans.

            The majority of the Group I Loans or Group II Loans have not reached their first Adjustment Date on or before the Cut-off Date. The initial Mortgage Rate with respect to such Mortgage Loans is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the Index in effect at origination. Group I Loans and Group II Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

MORTGAGE LOAN CHARACTERISTICS

GROUP I LOANS

            The Initial Group I Loans will consist of Mortgage Loans with an aggregate Principal Balance outstanding as of the Cut-Off Date, after deducting payments of principal due on or prior to such date, of $224,112,249.47.
All percentages of the Initial Group I Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-Off Date.

            Approximately 99.99% of the Initial Group I Loans have original terms to stated maturity of approximately 30 years and approximately 0.01% of the Initial Group I Loans have original terms to stated maturity of approximately 15 years.

            All of the Group I Loans are secured by first liens.

            Effective with the first payment due on a Group I Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-Off Date to the next Adjustment Date for the Initial Group I Loans is approximately 19 months.

            As of the Cut-Off Date, each Initial Group I Loan will have an unpaid principal balance of not less than $9,950 or more than $723,996 and the average unpaid principal balance of the Initial Group I Loans will be approximately $114,988. The latest stated maturity date of any of the Initial Group I Loans will be
October 1,
2027; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. No Initial Group I Loan provides for negative amortization or deferred interest.

            Set forth below is a description of certain additional characteristics of the Initial Group I Loans as of the Cut-Off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                             INITIAL MORTGAGE RATES




                                                                                              PERCENTAGE OF
                                                                                              CUT-OFF DATE
    INITIAL MORTGAGE                NUMBER OF INITIAL             AGGREGATE UNPAID           AGGREGATE UNPAID
          RATE                        GROUP I LOANS               PRINCIPAL BALANCE         PRINCIPAL BALANCE
          ----                        -------------               -----------------         -----------------
6.751%    -      7.000%                    2                  $    417,716.97                      0.19%
7.001%    -      7.250%                    1                        52,376.37                      0.02
7.251%    -      7.500%                    2                       657,977.65                      0.29
7.501%    -      7.750%                   12                     2,451,724.11                      1.09
7.751%    -      8.000%                   10                     1,823,491.02                      0.81
8.001%    -      8.250%                   28                     4,300,186.29                      1.92
8.251%    -      8.500%                   45                     7,727,100.62                      3.45
8.501%    -      8.750%                   41                     5,708,437.46                      2.55
8.751%    -      9.000%                   76                    11,834,205.73                      5.28
9.001%    -      9.250%                   65                     9,664,999.04                      4.31
9.251%    -      9.500%                  107                    16,273,820.93                      7.26
9.501%    -      9.750%                   97                    13,768,403.75                      6.14
9.751%    -     10.000%                  125                    17,850,744.39                      7.97
10.001%   -     10.250%                  115                    13,480,772.38                      6.02
10.251%   -     10.500%                  116                    16,210,435.32                      7.23
10.501%   -     10.750%                  110                    12,195,044.61                      5.44
10.751%   -     11.000%                  169                    16,608,585.48                      7.41
11.001%   -     11.250%                   93                     8,076,640.27                      3.60
11.251%   -     11.500%                  125                    12,708,779.28                      5.67
11.501%   -     11.750%                   92                     7,771,222.82                      3.47
11.751%   -     12.000%                   99                     7,822,666.87                      3.49
12.001%   -     12.250%                   52                     5,322,247.99                      2.37
12.251%   -     12.500%                   75                     7,827,589.04                      3.49
12.501%   -     12.750%                   49                     3,694,543.80                      1.65
12.751%   -     13.000%                   42                     4,361,252.60                      1.95
13.001%   -     13.250%                   35                     3,122,365.64                      1.39
13.251%   -     13.500%                   25                     1,392,598.82                      0.62
13.501%   -     13.750%                   28                     2,499,334.41                      1.12
13.751%   -     14.000%                   24                     1,558,580.71                      0.70
14.001%   -     14.250%                   13                       751,359.40                      0.34
14.251%   -     14.500%                   13                     1,092,998.78                      0.49
14.501%   -     14.750%                   21                     1,876,680.37                      0.84
14.751%   -     15.000%                   14                     1,166,863.29                      0.52
15.001%   -     15.250%                   10                     1,026,184.61                      0.46
15.251%   -     15.500%                    6                       347,745.95                      0.16
15.501%   -     15.750%                    6                       322,359.67                      0.14
16.001%   -     16.250%                    2                        80,590.54                      0.04
16.251%   -     16.500%                    1                       168,482.49                      0.08
16.501%   -     16.750%                    1                        19,740.00                      0.01
17.001%   -     17.250%                    2                        75,400.00                      0.03
                                    --------             --------------------                  --------
  TOTAL.......................         1,949                  $224,112,249.47                    100.00%
                                       =====                  ===============                   =======



            The weighted average Initial Mortgage Rate of the Initial Group I Loans will be approximately 10.571% per annum.

NEXT INTEREST ADJUSTMENT DATE


                                                                PERCENTAGE OF
                                                                 CUT-OFF DATE
NEXT INTEREST         NUMBER OF INITIAL    AGGREGATE UNPAID    AGGREGATE UNPAID
ADJUSTMENT DATE         GROUP I LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE

October 1997                     6       $     1,186,750.00         0.53%
November 1997                   10             1,977,049.95         0.88
December 1997                   30             2,721,126.25         1.21
January 1998                    85            13,487,703.48         6.02
February 1998                  106            13,618,181.43         6.08
March 1998                     121            14,135,260.04         6.31
April 1998                      17             1,588,845.00         0.71
May 1998                         1               280,182.64         0.13
July 1998                        3               788,291.23         0.35
August 1998                      1                27,764.10         0.01
September 1998                   5               991,900.00         0.44
March 1999                       2               382,331.37         0.17
April 1999                      18             1,589,404.72         0.71
May 1999                        42             4,887,052.98         2.18
June 1999                      144            15,914,846.02         7.10
July 1999                      372            42,379,714.76        18.91
August 1999                    468            49,609,936.99        22.14
September 1999                 469            54,319,729.78        24.24
October 1999                    45             3,638,190.00         1.62
June 2000                        1               309,422.93         0.14
July 2000                        1                56,653.50         0.03
August 2000                      2               221,912.30         0.10
                             -----       ------------------       ------
            TOTAL..........  1,949       $   224,112,249.47       100.00%
                             =====       ==================       ======

            The weighted average remaining months to the next interest Adjustment Date of the Initial Group I Loans will be approximately 19 months.

                                  GROSS MARGIN


                                                                  PERCENTAGE OF
                                                                  CUT-OFF DATE
                        NUMBER OF INITIAL   AGGREGATE UNPAID    AGGREGATE UNPAID
GROSS MARGINS             GROUP I LOANS     PRINCIPAL BALANCE  PRINCIPAL BALANCE
-------------            ---------------    -----------------  -----------------
4.001%   -    4.500%           1            $     167,391.00          0.07%
4.501%   -    5.000%          13                2,189,762.77          0.98
5.001%   -    5.500%         150               21,719,319.59          9.69
5.501%   -    6.000%         309               41,732,926.29         18.62
6.001%   -    6.500%         475               55,077,959.06         24.58
6.501%   -    7.000%         462               52,279,921.61         23.33
7.001%   -    7.500%         254               27,302,570.58         12.18
7.501%   -    8.000%         167               13,926,324.60          6.21
8.001%   -    8.500%          64                5,024,410.48          2.24
8.501%   -    9.000%          29                2,324,810.85          1.04
9.001%   -    9.500%          11                  619,316.56          0.28
9.501%   -   10.000%          10                  985,712.05          0.44
10.001%  -   10.500%           1                   35,100.00          0.02
10.501%  -   11.000%           1                  500,000.00          0.22
12.501%  -   13.000%           1                  114,800.00          0.05
17.001%  -   17.500%           1                  111,924.03          0.05
                          --------             ---------------       -------
   TOTAL................     1,949             $224,112,249.47        100.00%
                          ========             ===============       =======


            The weighted average Gross Margin of the Initial Group I Loans will be approximately 6.555% per annum.

                                LIFETIME RATE CAP


                                                                PERCENTAGE OF
                                                                 CUT-OFF DATE
                         NUMBER OF INITIAL  AGGREGATE UNPAID   AGGREGATE UNPAID
LIFETIME RATE CAP          GROUP I LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
-----------------        -----------------  -----------------  -----------------
12.501% - 13.000%                 1           $    363,556.33           0.16%
13.501% - 14.000%                 1                 54,160.64           0.02
14.001% - 14.500%                 4              1,242,354.02           0.55
14.501% - 15.000%                26              5,217,500.13           2.33
15.001% - 15.500%                76             11,854,442.84           5.29
15.501% - 16.000%               123             18,217,597.53           8.13
16.001% - 16.500%               181             26,640,582.49          11.89
16.501% - 17.000%               232             33,081,089.29          14.76
17.001% - 17.500%               220             28,308,944.23          12.63
17.501% - 18.000%               270             27,639,616.43          12.33
18.001% - 18.500%               217             20,827,842.38           9.29
18.501% - 19.000%               193             15,339,609.81           6.84
19.001% - 19.500%               123             12,517,367.66           5.59
19.501% - 20.000%                87              8,152,584.48           3.64
20.001% or greater              195             14,655,001.21           6.54
                              -----           ---------------        -------
            TOTAL........     1,949           $224,112,249.47         100.00%
                              =====           ===============         =======

            The weighted average Lifetime Rate Cap of the Initial Group I Loans will be approximately 17.519% per annum.

                               LIFETIME RATE FLOOR




                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
LIFETIME RATE         NUMBER OF INITIAL    AGGREGATE UNPAID    AGGREGATE UNPAID
FLOOR                   GROUP I LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----                   -------------      -----------------   -----------------
 6.5-01% -   7.000%             2        $   417,716.97                0.19%
 7.0-01% -   7.500%             3            710,354.02                0.32
 7.5-01% -   8.000%            22          4,275,215.13                1.91
 8.0-01% -   8.500%            73         12,027,286.91                5.37
 8.5-01% -   9.000%           117         17,542,643.19                7.83
 9.0-01% -   9.500%           172         25,938,819.97               11.57
 9.5-01% -  10.000%           222         31,619,148.14               14.11
10.0-01% -  10.500%           230         29,404,392.49               13.12
10.5-01% -  11.000%           279         28,803,630.09               12.85
11.0-01% -  11.500%           218         20,785,419.55                9.27
11.5-01% -  12.000%           191         15,593,889.69                6.96
12.0-01% -  12.500%           128         13,436,652.24                6.00
12.5-01% -  13.000%            90          7,935,546.40                3.54
13.0-01% -  13.500%            60          4,514,964.46                2.01
13.5-01% -  14.000%            52          4,057,915.12                1.81
14.0-01% -  14.500%            26          1,844,358.18                0.82
14.5-01% -  15.000%            36          3,163,793.66                1.41
15.0-01% -  15.500%            16          1,373,930.56                0.61
15.5-01% -  16.000%             6            322,359.67                0.14
16.0-01% -  16.500%             3            249,073.03                0.11
16.5-01% -  17.000%             1             19,740.00                0.01
17.0-01% -  17.500%             2             75,400.00                0.03
                           ------       ---------------              -------
    TOTAL ..........        1,949       $224,112,249.47              100.00%
                           ======       ===============              =======

            The weighted average Lifetime Rate Floor of the Initial Group I Loans will be approximately 10.575% per annum.

                       REMAINING MONTHS TO STATED MATURITY





                          NUMBER OF                             PERCENTAGE OF
REMAINING MONTHS          INITIAL                               CUT-OFF DATE
         TO               GROUP I       AGGREGATE UNPAID      AGGREGATE UNPAID
  STATED MATURITY          LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------        ------       -----------------     -----------------
169 - 180                       1             $15,050.00           0.01%
337 - 348                       1              57,843.04           0.03
349 - 360                   1,947         224,039,356.43          99.97
                            -----         --------------         ------
   TOTAL..............      1,949        $224,112,249.47         100.00%
                            =====        ===============         =======

            The weighted average remaining term to stated maturity of the Initial Group I Loans will be approximately 359 months.

                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
     ORIGINAL           NUMBER OF INITIAL  AGGREGATE UNPAID    AGGREGATE UNPAID
LOAN-TO-VALUE RATIOS     GROUP I LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------------    -------------    -----------------   -----------------
10.01% - 15.00%                  1            $30,000.00               0.01%
20.01% - 25.00%                  5             233,830.73               0.10
25.01% - 30.00%                  8             309,816.31               0.14
30.01% - 35.00%                  9             406,884.48               0.18
35.01% - 40.00%                 13             873,286.12               0.39
40.01% - 45.00%                 20           1,868,501.42               0.83
45.01% - 50.00%                 30           3,459,249.60               1.54
50.01% - 55.00%                 48           6,262,456.09               2.79
55.01% - 60.00%                139          13,306,690.91               5.94
60.01% - 65.00%                348          30,938,439.21              13.80
65.01% - 70.00%                239          28,992,887.61              12.94
70.01% - 75.00%                314          38,089,963.33              17.00
75.01% - 80.00%                291          35,078,445.55              15.65
80.01% - 85.00%                228          29,300,687.15              13.07
85.01% - 90.00%                249          33,908,160.44              15.13
90.01% - 95.00%                  5             572,684.92               0.26
95.01% - 100.00%                 2             480,265.60               0.21
                             -----        ---------------            -------
   TOTAL...............      1,949        $224,112,249.47             100.00%
                             =====        ===============             =======


            The minimum and maximum Loan-to-Value Ratios at origination of the Initial Group I Loans were approximately 13.04% and 100.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Initial Group I Loans was approximately 74.38%.

                              MORTGAGE LOAN PROGRAM




                                                              PERCENTAGE OF
                        NUMBER OF                              CUT-OFF DATE
                         INITIAL         AGGREGATE UNPAID    AGGREGATE UNPAID
LOAN PROGRAM          GROUP I LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------          --------------     ------------------  -----------------
Full Documentation          1,196          $126,686,689.98        56.53%
Stated Income                 430            54,886,939.87        24.49
Quick Qualifier               203            21,636,658.51         9.65
Lite Documentation            120            20,901,961.11         9.33
                            -----           --------------       ------
   TOTAL.............       1,949          $224,112,249.47       100.00%
                            =====          ===============       =======

            See "--Underwriting" below and Appendix A to the Prospectus Supplement for a description of SPFC's and BOMAC mortgage loan documentation programs. Each Mortgage Loan underwritten by a Strategic Partner was placed into the above categories based upon a representation by the related Strategic Partner upon the sale thereof to SPFC.


                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                                                  PERCENTAGE OF
                                                                    CUT-OFF DATE
                                                                     AGGREGATE
     ORIGINAL                                                          UNPAID
  MORTGAGE LOAN           NUMBER OF INITIAL     AGGREGATE UNPAID     PRINCIPAL
PRINCIPAL BALANCE         GROUP I LOANS         PRINCIPAL BALANCE     BALANCE
-----------------         -------------         -----------------     -------
      1 -  $ 20,000              26                $450,400.27         0.20%
 20,001 -  $ 30,000              89               2,335,861.47         1.04
 30,001 -  $ 40,000             160               5,681,074.07         2.53
 40,001 -  $ 50,000             237              10,768,367.91         4.80
 50,001 -  $ 60,000             264              14,603,594.94         6.52
 60,001 -  $ 70,000             159              10,420,015.70         4.65
 70,001 -  $ 80,000             128               9,546,352.95         4.26
 80,001 -  $ 90,000             111               9,400,400.72         4.19
 90,001 -  $100,000              96               9,151,414.92         4.08
100,001 -  $125,000             172              19,413,517.02         8.66
125,001 -  $150,000             106              14,450,186.11         6.45
150,001 -  $200,000              87              14,873,940.98         6.64
200,001 -  $250,000              92              21,024,553.30         9.38
250,001 -  $300,000              84              23,045,549.93        10.28
300,001 -  $400,000              68              23,564,903.85        10.51
400,001 -  $500,000              40              18,118,335.95         8.08
500,001 -  $600,000              22              12,027,532.11         5.37
600,001 or  greater               8               5,236,247.27         2.34
                              -----            ---------------      -------
     TOTAL.............       1,949            $224,112,249.47       100.00%
                              =====            ===============       =======

            The average original principal balance of the Initial Group I Loans will be approximately $115,030.

                                 PROPERTY TYPES



                                                                PERCENTAGE OF
                         NUMBER OF                              CUT-OFF DATE
                          INITIAL         AGGREGATE UNPAID    AGGREGATE UNPAID
PROPERTY TYPE          GROUP I LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------          -------------     -----------------    -----------------
Single Family             1,377           $166,928,953.68           74.48%
2-4 Family                  154             15,754,498.37             7.03
Condominium                 133             13,826,842.75             6.17
PUD                          82             13,455,133.42             6.00
Manufactured Housing         89              6,254,926.83             2.79
Mobile Home                  83              4,189,853.44             1.87
Mixed Use                    10              1,881,823.07             0.84
Townhouse                    21              1,820,217.91             0.81
                          -----            --------------          -------
   TOTAL............      1,949           $224,112,249.47          100.00%
                          =====           ===============          =======



                                 RISK CATEGORIES





                      NUMBER OF                               PERCENTAGE OF
                       INITIAL                                CUT-OFF DATE
                       GROUP I         AGGREGATE UNPAID      AGGREGATE UNPAID
RISK CATEGORY          LOANS           PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------          ------          -----------------     -----------------
A+                         8            $  1,624,589.89             0.72%
A                        210              28,829,668.92            12.86
A-                       645              84,951,298.54            37.91
B                        535              57,571,304.61            25.69
C                        235              21,181,046.50             9.45
D                        316              29,954,341.01            13.37
                       -----            ---------------           ------
 TOTAL.............    1,949            $224,112,249.47           100.00%
                       =====            ===============           =======

            See "--Underwriting" below and Appendix A to this Prospectus Supplement for a description of SPFC's and BOMAC risk classifications. Each Mortgage Loan originated by a Strategic Partner was classified by credit grade to SPFC's guidelines.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                                               PERCENTAGE OF
                         NUMBER OF                             CUT-OFF DATE
                          INITIAL        AGGREGATE UNPAID     AGGREGATE UNPAID
STATE                  GROUP I LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
                       -------------     -----------------    -----------------
CALIFORNIA-SOUTHERN         163           $31,932,988.79           14.25%
TEXAS                       161            18,995,557.90             8.48
CALIFORNIA-NORTHERN         105            18,949,446.62             8.46
FLORIDA                     120            12,932,878.04             5.77
MICHIGAN                    167            12,473,779.21             5.57
ILLINOIS                     80            11,347,197.81             5.06
MARYLAND                     73            10,452,882.64             4.66
COLORADO                     78             9,639,222.88             4.30
WASHINGTON                   95             9,568,312.99             4.27
OREGON                       89             8,218,031.70             3.67
NEW YORK                     42             7,098,608.58             3.17
OHIO                         77             6,804,797.52             3.04
VIRGINIA                     55             6,798,466.12             3.03
OTHER (LESS THAN 3%)        644            58,900,078.67            26.28
    TOTAL............     1,949          $224,112,249.47          100.00%
                          =====          ===============          =======

            No more than approximately 0.71% Of the initial group I loans will be secured by mortgaged properties located in any one zip code.


                            PURPOSES OF GROUP I LOANS




                                                                PERCENTAGE OF
                              NUMBER OF                         CUT-OFF DATE
                               INITIAL      AGGREGATE UNPAID  AGGREGATE UNPAID
LOAN PURPOSE                GROUP I LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------                -------------   ----------------- -----------------
REFINANCE (EQUITY TAKE-OUT)      882          $95,220,608.72         42.49%
REFINANCE (RATE/TERM)            384           49,260,316.85          21.98
PURCHASE                         683           79,631,323.90          35.53
                                -----         ---------------         ------
   TOTAL...................     1,949         $224,112,249.47        100.00%
                                =====         ===============        =======

            IN GENERAL, IN THE CASE OF A MORTGAGE LOAN MADE FOR "RATE/TERM" REFINANCE PURPOSES (NOT FOR "EQUITY TAKE-OUT"), SUBSTANTIALLY ALL OF THE PROCEEDS ARE USED TO PAY IN FULL THE PRINCIPAL BALANCE OF A PREVIOUS MORTGAGE LOAN OF THE MORTGAGOR WITH RESPECT TO A MORTGAGED PROPERTY AND TO PAY ORIGINATION AND CLOSING COSTS ASSOCIATED WITH SUCH REFINANCING. MORTGAGE LOANS MADE FOR "EQUITY TAKE OUT" REFINANCE PURPOSES INVOLVE THE USE OF THE PROCEEDS TO PAY IN FULL THE PRINCIPAL BALANCE OF SUCH PREVIOUS MORTGAGE LOAN AND RELATED COSTS EXCEPT THAT A PORTION OF THE PROCEEDS ARE GENERALLY RETAINED BY THE MORTGAGOR FOR USES UNRELATED TO THE MORTGAGED PROPERTY. THE AMOUNT OF SUCH PROCEEDS RETAINED BY THE MORTGAGOR MAY BE SUBSTANTIAL.

                                OCCUPANCY STATUS





                     NUMBER OF                               PERCENTAGE OF
                      INITIAL                                CUT-OFF DATE
                      GROUP I         AGGREGATE UNPAID     AGGREGATE UNPAID
OCCUPANCY             LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------             -----           -----------------    -----------------
PRIMARY                 1,654          $200,825,676.03         89.61%
INVESTMENT                281            22,352,361.53           9.97
SECOND HOME                14               934,211.91           0.42
                        -----          ---------------        -------
  TOTAL.......          1,949          $224,112,249.47        100.00%
                        =====          ===============        =======


GROUP II LOANS

            THE GROUP II LOANS WILL CONSIST OF MORTGAGE LOANS WITH AN AGGREGATE PRINCIPAL BALANCE OUTSTANDING AS OF THE CUT-OFF DATE, AFTER DEDUCTING PAYMENTS OF PRINCIPAL DUE ON OR PRIOR TO SUCH DATE, OF APPROXIMATELY $88,233,125. ALL PERCENTAGES OF THE GROUP II LOANS DESCRIBED HEREIN ARE APPROXIMATE PERCENTAGES (EXCEPT AS OTHERWISE INDICATED) BY AGGREGATE PRINCIPAL BALANCE AS OF THE CUT-OFF DATE.

            APPROXIMATELY 99.76% OF THE GROUP II LOANS HAVE ORIGINAL TERMS TO STATED MATURITY OF APPROXIMATELY 30 YEARS AND APPROXIMATELY 0.24% OF THE GROUP II LOANS HAVE ORIGINAL TERMS TO STATED MATURITY OF APPROXIMATELY 15
YEARS.

            ALL OF THE GROUP II LOANS ARE SECURED BY FIRST LIENS.

            EFFECTIVE WITH THE FIRST PAYMENT DUE ON A GROUP II LOAN AFTER EACH RELATED ADJUSTMENT DATE, THE MONTHLY PAYMENT WILL BE ADJUSTED TO AN AMOUNT THAT WILL FULLY AMORTIZE THE OUTSTANDING PRINCIPAL BALANCE OF THE MORTGAGE LOAN OVER ITS REMAINING TERM. THE WEIGHTED AVERAGE NUMBER OF MONTHS FROM THE CUT-OFF DATE TO THE NEXT ADJUSTMENT DATE FOR THE GROUP II LOANS IS APPROXIMATELY 15 MONTHS.

            AS OF THE CUT-OFF DATE, EACH GROUP II LOAN WILL HAVE AN UNPAID PRINCIPAL BALANCE OF NOT LESS THAN $60,473 OR MORE THAN $211,302 AND THE AVERAGE UNPAID PRINCIPAL BALANCE OF THE GROUP II LOANS WILL BE APPROXIMATELY $113,410. THE LATEST STATED MATURITY DATE OF ANY OF THE GROUP II LOANS WILL BE
OCTOBER 1,
2027; HOWEVER, THE ACTUAL DATE ON WHICH ANY MORTGAGE LOAN IS PAID IN FULL MAY BE EARLIER THAN THE STATED MATURITY DATE DUE TO UNSCHEDULED PAYMENTS OF PRINCIPAL. NO GROUP II LOAN PROVIDES FOR NEGATIVE AMORTIZATION OR DEFERRED INTEREST.

            SET FORTH BELOW IS A DESCRIPTION OF CERTAIN ADDITIONAL CHARACTERISTICS OF THE GROUP II LOANS AS OF THE CUT-OFF DATE (EXCEPT AS OTHERWISE INDICATED). DOLLAR AMOUNTS AND PERCENTAGES MAY NOT ADD UP TO TOTALS DUE TO ROUNDING.

                             INITIAL MORTGAGE RATES



                                                               PERCENTAGE OF
                                                               CUT-OFF DATE
                          NUMBER OF      AGGREGATE UNPAID    AGGREGATE UNPAID
INITIAL MORTGAGE RATE  GROUP II LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------------  --------------   -----------------    -----------------
6.751%   -   7.000%          1                $86,801.00            0.10%
7.001%   -   7.250%          1                 90,929.00            0.10
7.-251%  -   7.500%          7                753,742.00            0.85
7.501%   -   7.750%          6                710,626.00            0.81
7.751%   -   8.000%         13              1,345,025.80            1.52
8.001%   -   8.250%         18              2,283,312.40            2.59
8.-251%  -   8.500%         50              6,043,508.45            6.85
8.501%   -   8.750%         41              5,244,042.30            5.94
8.751%   -   9.000%         60              6,482,067.40            7.35
9.001%   -   9.250%         53              5,952,244.80            6.75
9.251%   -   9.500%         69              8,198,106.00            9.29
9.501%   -   9.750%         86              9,514,109.40           10.78
9.751%   -  10.000%        102             11,168,744.30           12.66
10.-001% -  10.250%         73              8,250,844.50            9.35
10.251%  -  10.500%         49              5,791,394.50            6.56
10.501%  -  10.750%         52              5,970,741.40            6.77
10.751%  -  11.000%         16              1,581,824.00            1.79
11.-001% -  11.250%          7                722,312.00            0.82
11.251%  -  11.500%         13              1,510,280.81            1.71
11.501%  -  11.750%          3                217,553.00            0.25
11.751%  -  12.000%          2                287,350.00            0.33
12.001%  -  12.250%          7                636,655.00            0.72
12.251%  -  12.500%          3                317,901.00            0.36
12.501%  -  12.750%          2                151,817.00            0.17
12.751%  -  13.000%          3                455,019.00            0.52
13.001%  -  13.250%          7                720,701.00            0.82
13.251%  -  13.500%          5                505,966.00            0.57
13.501%  -  13.750%          3                379,079.00            0.43
13.751%  -  14.000%          4                495,398.10            0.56
14.001%  -  14.250%          7                860,216.20            0.97
14.251%  -  14.500%          1                106,640.00            0.12
14.501%  -  14.750%          2                254,631.00            0.29
14.751%  -  15.000%          8                810,101.50            0.92
15.001%  -  15.250%          2                156,000.00            0.18
15.251%  -  15.500%          2                177,441.00            0.20
            -------        ---            --------------          ------
     TOTAL.............    778            $88,233,124.86          100.00%
                           ===            ==============          ======


            THE WEIGHTED AVERAGE INITIAL MORTGAGE RATE OF THE GROUP II LOANS WILL BE APPROXIMATELY 9.852% PER ANNUM.

                          NEXT INTEREST ADJUSTMENT DATE



                                                               PERCENTAGE OF
                    NUMBER OF                                  CUT-OFF DATE
NEXT INTEREST       GROUP II      AGGREGATE UNPAID           AGGREGATE UNPAID
ADJUSTMENT DATE      LOANS         PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------      -----         -----------------        -----------------

OCTOBER 1997            3           $   322,038.00               0.36%
NOVEMBER 1997          15             1,368,313.60                1.55
DECEMBER 1997          34             3,648,757.30                4.14
JANUARY 1998          119            13,547,238.10               15.35
FEBRUARY 1998          97            10,714,792.25               12.14
MARCH 1998             28             3,417,981.00                3.87
APRIL 1998              1               109,200.00                0.12
JUNE 1998               4               538,925.00                0.61
JULY 1998               2               230,416.00                0.26
AUGUST 1998             2               243,000.00                0.28
MARCH 1999              1                61,088.00                0.07
APRIL 1999              4               389,693.10                0.44
MAY 1999                7               859,287.50                0.97
JUNE 1999              33             4,193,346.20                4.75
JULY 1999             198            23,481,208.41               26.61
AUGUST 1999           189            20,428,144.40               23.15
SEPTEMBER 1999         41             4,679,696.00                5.30
--------------        ---           --------------            --------
   TOTAL...........   778           $88,233,124.86             100.00%
                      ===           --------------             -------

            THE WEIGHTED AVERAGE REMAINING MONTHS TO THE NEXT INTEREST ADJUSTMENT DATE OF THE GROUP II LOANS WILL BE APPROXIMATELY 15 MONTHS.

                                  GROSS MARGIN


                                                                 PERCENTAGE OF
                                                                  CUT-OFF DATE
                             NUMBER OF     AGGREGATE UNPAID     AGGREGATE UNPAID
GROSS MARGINS             GROUP II LOANS  PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------            ---------------  -----------------    -----------------
4.001%    -    4.500%             1         $    122,146.00          0.14%
4.501%    -    5.000%            13            1,615,462.10           1.83
5.00-1%   -    5.500%           183           21,102,770.75          23.92
5.501%    -    6.000%           239           26,880,322.80          30.47
6.001%    -    6.500%           175           19,941,154.70          22.60
6.501%    -    7.000%            86            9,394,603.21          10.65
7.00-1%   -    7.500%            46            5,060,750.70           5.74
7.501%    -    8.000%            18            2,011,888.50           2.28
8.001%    -    8.500%            10            1,386,490.00           1.57
8.50-1%   -    9.000%             6              646,080.10           0.73
9.00-1%   -    9.500%             1               71,456.00           0.08
                                ---          --------------         ------
 TOTAL...................       778          $88,233,124.86         100.00%
                                ===          ==============         =======


            THE WEIGHTED AVERAGE GROSS MARGIN OF THE GROUP II LOANS WILL BE PPROXIMATELY 6.111% PER ANNUM.

                                LIFETIME RATE CAP


                                                            PERCENTAGE OF
                                                             CUT-OFF DATE
                         NUMBER OF     AGGREGATE UNPAID    AGGREGATE UNPAID
LIFETIME RATE CAP     GROUP II LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-----------------     ---------------  ------------------  -----------------
13.501% - 14.000%            1           $  86,801.00           0.10%
14.001% - 14.500%            8             844,671.00            0.96
14.501% - 15.000%           28           3,036,039.40            3.44
15.001% - 15.500%           75           9,152,170.85           10.37
15.501% - 16.000%          104          12,413,820.10           14.07
16.001% - 16.500%          123          14,260,428.80           16.16
16.501% - 17.000%          177          19,178,628.70           21.74
17.001% - 17.500%          115          13,228,233.00           14.99
17.501% - 18.000%           67           7,388,692.40            8.37
18.001% - 18.500%           19           2,111,170.81            2.39
18.501% - 19.000%            5             504,903.00            0.57
19.001% - 19.500%           13           1,220,221.00            1.38
19.501% - 20.000%            7             803,812.10            0.91
20.001% or greater          36           4,003,532.70            4.54
            TOTAL.....     778         $88,233,124.86         100.00%
                           ===         ==============         =======

            THE WEIGHTED AVERAGE LIFETIME RATE CAP OF THE GROUP II LOANS WILL BE APPROXIMATELY 16.793% PER ANNUM.

                               LIFETIME RATE FLOOR



                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                            NUMBER OF     AGGREGATE UNPAID     AGGREGATE UNPAID
LIFETIME RATE FLOOR     GROUP II LOANS   PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------     --------------  ------------------    ------------------
6.501%   -    7.000%         1           $    86,801.00              0.10%
7.001%   -    7.500%         8               844,671.00              0.96
7.501%   -    8.000%        19             2,055,651.80              2.33
8.001%   -    8.500%        68             8,326,820.85              9.44
8.501%   -    9.000%       101            11,726,109.70             13.29
9.001%   -    9.500%       122            14,150,350.80             16.04
9.501%   -   10.000%       188            20,682,853.70             23.44
10.001%  -   10.500%       122            14,042,239.00             15.91
10.501%  -   11.000%        68             7,552,565.40              8.56
11.001%  -   11.500%        20             2,232,592.81              2.53
11.501%  -   12.000%         5               504,903.00              0.57
12.001%  -   12.500%        10               954,556.00              1.08
12.501%  -   13.000%         5               606,836.00              0.69
13.001%  -   13.500%        12             1,226,667.00              1.39
13.501%  -   14.000%         7               874,477.10              0.99
14.001%  -   14.500%         8               966,856.20              1.10
14.501%  -   15.000%        10             1,064,732.50              1.21
15.001%  -   15.500%         4               333,441.00              0.38
                           ---           --------------            ------
   TOTAL..............     778           $88,233,124.86            100.00%
                           ===           ==============            -------

            THE WEIGHTED AVERAGE LIFETIME RATE FLOOR OF THE GROUP II LOANS WILL BE APPROXIMATELY 9.852% PER ANNUM.


                       REMAINING MONTHS TO STATED MATURITY





                                                           PERCENTAGE OF
REMAINING MONTHS   NUMBER OF                                CUT-OFF DATE
         TO         GROUP II    AGGREGATE UNPAID           AGGREGATE UNPAID
STATED MATURITY     LOANS       PRINCIPAL BALANCE         PRINCIPAL BALANCE
---------------     -----       -----------------         -----------------
169 - 180               1           $208,741.00                   0.24%
349 - 360             777         88,024,383.86                  99.76
                      ---         -------------                 ------
   TOTAL.........     778        $88,233,124.86                 100.00%
                      ===        ==============                =======

            THE WEIGHTED AVERAGE REMAINING TERM TO STATED MATURITY OF THE GROUP II LOANS WILL BE APPROXIMATELY 358 MONTHS.

                          ORIGINAL LOAN-TO-VALUE RATIOS




                                                                PERCENTAGE OF
                                                                 CUT-OFF DATE
ORIGINAL                   NUMBER OF        AGGREGATE UNPAID   AGGREGATE UNPAID
LOAN-TO-VALUE RATIOS     GROUP II LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------     --------------    -----------------   -----------------
20.01%   -    25.00%             2         $    136,927.00              0.16%
25.01%   -    30.00%             2              277,011.00               0.31
30.01%   -    35.00%             4              391,274.00               0.44
40.01%   -    45.00%             1               92,958.00               0.11
45.01%   -    50.00%             6              920,298.00               1.04
50.01%   -    55.00%            10            1,106,323.00               1.25
55.01%   -    60.00%            34            3,507,316.20               3.98
60.01%   -    65.00%            94           10,439,923.80              11.83
65.01%   -    70.00%           120           13,287,014.50              15.06
70.01%   -    75.00%           145           16,652,740.00              18.87
75.01%   -    80.00%           137           14,524,845.80              16.46
80.01%   -    85.00%           108           12,253,682.80              13.89
85.01%   -    90.00%           113           14,412,336.86              16.33
90.01%   -    95.00%             1              170,000.00               0.19
95.01%   -   100.00%             1               60,473.90               0.07
                               ---          --------------      -------------
   TOTAL............           778          $88,233,124.86             100.00%
                               ===          ==============      ==============


            THE MINIMUM AND MAXIMUM LOAN-TO-VALUE RATIOS AT ORIGINATION OF THE GROUP II LOANS WERE APPROXIMATELY 20.59% AND 100.00%, RESPECTIVELY, AND THE WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AT ORIGINATION OF THE GROUP II LOANS WAS APPROXIMATELY 75.76%.

                              MORTGAGE LOAN PROGRAM




                                                                 PERCENTAGE OF
                            NUMBER OF                            CUT-OFF DATE
                             GROUP II      AGGREGATE UNPAID    AGGREGATE UNPAID
LOAN PROGRAM                 LOANS         PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------                 -----         -----------------   -----------------
FULL DOCUMENTATION             472          $51,695,269.46          58.59%
STATED INCOME                  189           22,747,309.80           25.78
QUICK QUALIFIER                 75            8,434,350.50            9.56
LITE DOCUMENTATION              41            5,165,025.10            5.85
ALTERNATIVE DOCUMENTATION        1              191,170.00            0.22
                               ---          --------------         -------
   TOTAL..................     778          $88,233,124.86         100.00%
                               ===          ==============         =======

            SEE "--UNDERWRITING" BELOW AND APPENDIX A TO THE PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF SPFC'S AND BOMAC'S MORTGAGE LOAN DOCUMENTATION PROGRAMS. EACH MORTGAGE LOAN UNDERWRITTEN BY A STRATEGIC PARTNER WAS PLACED INTO THE ABOVE CATEGORIES BASED UPON A REPRESENTATION BY THE RELATED STRATEGIC PARTNER UPON THE SALE THEREOF TO SPFC.

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                                                PERCENTAGE OF
                                                                 CUT-OFF DATE
                                                                  AGGREGATE
     ORIGINAL                                                      UNPAID
   MORTGAGE LOAN        NUMBER OF         AGGREGATE UNPAID        PRINCIPAL
 PRINCIPAL BALANCE    GROUP II LOANS     PRINCIPAL BALANCE         BALANCE
 -------------------  --------------     -----------------         -------
$60,000   -  $70,000         88            $5,755,822.60             6.52%
$70,001   -  $80,000        113             8,498,589.00             9.63
$80,001   -  $90,000         85             7,310,867.00             8.29
$90,001   - $100,000         69             6,566,027.45             7.44
$100,001  - $125,000        160            17,750,950.81            20.12
$125,001  - $150,000        117            16,035,775.00            18.17
$150,001  - $200,000        117            20,336,121.00            23.05
$200,001  - $250,000         29             5,978,972.00             6.78
                            ---          ---------------           ------
   TOTAL.................   778           $88,233,124.86           100.00%
                            ===           ==============           =======

            THE AVERAGE ORIGINAL PRINCIPAL BALANCE OF THE GROUP II LOANS WILL BE APPROXIMATELY $113,488.

                                 PROPERTY TYPES


                                                                PERCENTAGE OF
                                                                 CUT-OFF DATE
                           NUMBER OF      AGGREGATE UNPAID    AGGREGATE UNPAID
PROPERTY TYPE           GROUP II LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------           --------------   -----------------    -----------------
SINGLE FAMILY               552           $63,538,207.76            72.01%
2-4 FAMILY                   62             6,854,000.10              7.77
CONDOMINIUM                  55             6,502,861.10              7.37
PUD                          36             4,388,787.20              4.97
MANUFACTURED HOUSING         44             3,992,940.50              4.53
MIXED USE                     8             1,098,415.00              1.24
TOWNHOUSE                    10             1,025,029.00              1.16
MOBILE HOME                  10               768,859.20              0.87
DE MINIMIS PUD                1                64,025.00              0.07
                            ---           --------------              ----
            TOTAL.......    778           $88,233,124.86            100.00%
                            ===            =============            ======


                                 RISK CATEGORIES



                                                              PERCENTAGE OF
                                                              CUT-OFF DATE
                          NUMBER OF     AGGREGATE UNPAID      AGGREGATE UNPAID
RISK CATEGORY           GROUP II LOANS  PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------           --------------  -----------------     -----------------
A+                            9         $ 1,336,663.00            1.51%
A                           128          16,029,483.75           18.17
A-                          385          43,778,149.01           49.62
B                           176          18,556,795.80           21.03
C                            25           2,503,568.00            2.84
D                            55           6,028,465.30            6.83
-                           ---         --------------            ----
            TOTAL.....      778         $88,233,124.86          100.00%
                            ===          =============          =======

            SEE "--UNDERWRITING" BELOW AND APPENDIX A TO THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF SPFC'S AND BOMAC'S RISK CLASSIFICATIONS. EACH MORTGAGE LOAN ORIGINATED BY A STRATEGIC PARTNER WAS CLASSIFIED BY CREDIT GRADE TO SPFC'S GUIDELINES.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                           NUMBER OF        AGGREGATE UNPAID  AGGREGATE UNPAID
STATE                   GROUP II LOANS     PRINCIPAL BALANCE  PRINCIPAL BALANCE
                        --------------     -----------------  -----------------
CALIFORNIA-SOUTHERN            73          $9,753,868.40              11.05%
CALIFORNIA-NORTHERN            54           7,703,662.50                8.73
OREGON                         55           6,642,920.60                7.53
COLORADO                       59           6,224,820.00                7.05
WASHINGTON                     61           6,021,785.30                6.82
ILLINOIS                       50           5,723,642.80                6.49
TEXAS                          43           4,820,054.70                5.46
MICHIGAN                       42           4,553,118.95                5.16
FLORIDA                        30           3,428,322.10                3.89
MASSACHUSETTS                  25           3,406,246.00                3.86
MARYLAND                       27           2,956,356.50                3.35
OHIO                           26           2,810,766.00                3.19
OTHER (LESS THAN 3%)          233          24,187,561.01               27.41
                              ---          -------------               -----
    TOTAL..............       778         $88,233,124.86             100.00%
                              ===         ==============             =======

            NO MORE THAN APPROXIMATELY 1.07% OF THE GROUP II LOANS WILL BE SECURED BY MORTGAGED PROPERTIES LOCATED IN ANY ONE ZIP CODE.


                           PURPOSES OF GROUP II LOANS



                                                                 PERCENTAGE OF
                                NUMBER OF                        CUT-OFF DATE
                                GROUP II    AGGREGATE UNPAID   AGGREGATE UNPAID
LOAN PURPOSE                     LOANS      PRINCIPAL BALANCE  PRINCIPAL BALANCE
------------                     -----      -----------------  -----------------
REFINANCE (EQUITY TAKE-OUT)       353        $39,133,812.65         44.35%
REFINANCE (RATE/TERM)             146         16,955,007.51          19.22
PURCHASE                          279         32,144,304.70          36.43
--------                          ---         -------------         ------
   TOTAL.....................     778        $88,233,124.86        100.00%
                                  ===        ==============        =======

            IN GENERAL, IN THE CASE OF A MORTGAGE LOAN MADE FOR "RATE/TERM" REFINANCE PURPOSES (NOT FOR "EQUITY TAKE-OUT"), SUBSTANTIALLY ALL OF THE PROCEEDS ARE USED TO PAY IN FULL THE PRINCIPAL BALANCE OF A PREVIOUS MORTGAGE LOAN OF THE MORTGAGOR WITH RESPECT TO A MORTGAGED PROPERTY AND TO PAY ORIGINATION AND CLOSING COSTS ASSOCIATED WITH SUCH REFINANCING. MORTGAGE LOANS MADE FOR "EQUITY TAKE OUT" REFINANCE PURPOSES INVOLVE THE USE OF THE PROCEEDS TO PAY IN FULL THE PRINCIPAL BALANCE OF SUCH PREVIOUS MORTGAGE LOAN AND RELATED COSTS EXCEPT THAT A PORTION OF THE PROCEEDS ARE GENERALLY RETAINED BY THE MORTGAGOR FOR USES UNRELATED TO THE MORTGAGED PROPERTY. THE AMOUNT OF SUCH PROCEEDS RETAINED BY THE MORTGAGOR MAY BE SUBSTANTIAL.

                                OCCUPANCY STATUS



                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
                      NUMBER OF         AGGREGATE UNPAID       AGGREGATE UNPAID
OCCUPANCY          GROUP II LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
PRIMARY                681              $77,362,159.66             87.68%
-------                ---              --------------             ------
INVESTMENT              94               10,532,601.20              11.94
SECOND HOME              3                  338,364.00               0.38
                       ---              --------------            -------
  TOTAL.........       778              $88,233,124.86            100.00%
                       ===              ==============            =======


GROUP III LOANS

            THE INITIAL GROUP III LOANS WILL CONSIST OF MORTGAGE LOANS WITH AN AGGREGATE PRINCIPAL BALANCE OUTSTANDING AS OF THE CUT-OFF DATE, AFTER DEDUCTING PAYMENTS OF PRINCIPAL DUE ON OR PRIOR TO SUCH DATE, OF APPROXIMATELY $91,552,303. ALL PERCENTAGES OF THE INITIAL GROUP III LOANS DESCRIBED HEREIN ARE APPROXIMATE PERCENTAGES (EXCEPT AS OTHERWISE INDICATED) BY AGGREGATE PRINCIPAL BALANCE AS OF THE CUT-OFF DATE.

            APPROXIMATELY 75.06% OF THE INITIAL GROUP III LOANS HAVE ORIGINAL TERMS TO STATED MATURITY OF APPROXIMATELY 20 TO 30 YEARS. APPROXIMATELY 24.94% OF THE INITIAL GROUP III LOANS HAVE ORIGINAL TERMS TO STATED MATURITY OF APPROXIMATELY 15 YEARS OR LESS.

            APPROXIMATELY 5.02% OF THE INITIAL GROUP III LOANS ARE BALLOON PAYMENT MORTGAGE LOANS. EACH SUCH GROUP III LOAN AMORTIZES OVER 360 MONTHS, BUT THE FINAL PAYMENT (THE "BALLOON PAYMENT") ON EACH SUCH MORTGAGE LOAN IS DUE AND PAYABLE ON THE 180TH MONTH. THE AMOUNT OF THE BALLOON PAYMENT ON EACH SUCH GROUP III LOAN IS SUBSTANTIALLY IN EXCESS OF THE AMOUNT OF THE SCHEDULED MONTHLY PAYMENT ON SUCH GROUP III LOAN FOR THE PERIOD PRIOR TO THE DUE DATE OF SUCH BALLOON PAYMENT.

            AS OF THE CUT-OFF DATE, EACH INITIAL GROUP III LOAN WILL HAVE AN UNPAID PRINCIPAL BALANCE OF NOT LESS THAN $6,435 OR MORE THAN $499,841 AND THE AVERAGE UNPAID PRINCIPAL BALANCE OF THE INITIAL GROUP
III
LOANS WILL BE APPROXIMATELY $61,076. THE LATEST STATED MATURITY DATE OF ANY OF THE INITIAL GROUP III LOANS WILL BE OCTOBER 1, 2027; HOWEVER, THE ACTUAL DATE ON WHICH ANY MORTGAGE LOAN IS PAID IN FULL MAY BE EARLIER THAN THE STATED MATURITY DATE DUE TO UNSCHEDULED PAYMENTS OF PRINCIPAL. NO INITIAL GROUP III LOAN PROVIDES FOR NEGATIVE AMORTIZATION OR DEFERRED INTEREST.

            SET FORTH BELOW IS A DESCRIPTION OF CERTAIN ADDITIONAL CHARACTERISTICS OF THE INITIAL GROUP III LOANS AS OF THE CUT-OFF DATE (EXCEPT AS OTHERWISE INDICATED). DOLLAR AMOUNTS AND PERCENTAGES MAY NOT ADD UP
TO TOTALS DUE TO ROUNDING.

                                 MORTGAGE RATES



                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
                      NUMBER OF INITIAL   AGGREGATE UNPAID     AGGREGATE UNPAID
  MORTGAGE RATES       GROUP III LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
  --------------       ---------------    -----------------    -----------------
7.251%   -    7.500%          1            $    242,608.97            0.26%
7.751%   -    8.000%          1                 169,463.67            0.19
8.251%   -    8.500%          3                 436,303.07            0.48
8.751%   -    9.000%          8                 970,650.31            1.06
9.001%   -    9.250%          4                 220,496.01            0.24
9.251%   -    9.500%         24               2,298,207.74            2.51
9.501%   -    9.750%         40               3,219,638.90            3.52
9.751%   -   10.000%         38               3,545,914.04            3.87
10.001%  -   10.250%         50               4,205,679.01            4.59
10.251%  -   10.500%         51               3,542,953.58            3.87
10.501%  -   10.750%         84               5,704,758.81            6.23
10.751%  -   11.000%         84               5,310,836.54            5.80
11.001%  -   11.250%         74               4,569,397.05            4.99
11.251%  -   11.500%         87               6,396,559.73            6.99
11.501%  -   11.750%        112               7,346,386.28            8.02
11.751%  -   12.000%        112               7,666,973.32            8.37
12.001%  -   12.250%        100               4,662,462.03            5.09
12.251%  -   12.500%         94               4,644,212.85            5.07
12.501%  -   12.750%         81               4,774,601.83            5.22
12.751%  -   13.000%        116               5,719,020.07            6.25
13.001%  -   13.250%         45               2,276,463.09            2.49
13.251%  -   13.500%         60               2,179,571.58            2.38
13.501%  -   13.750%         37               1,978,627.50            2.16
13.751%  -   14.000%         38               1,693,842.32            1.85
14.001%  -   14.250%         28               1,150,234.24            1.26
14.251%  -   14.500%         25               1,124,620.21            1.23
14.501%  -   14.750%         20                 793,569.43            0.87
14.751%  -   15.000%         33               2,431,314.10            2.66
15.001%  -   15.250%         10                 667,027.89            0.73
15.251%  -   15.500%          6                 299,808.93            0.33
15.501%  -   15.750%          5                 300,718.62            0.33
15.751%  -   16.000%         12                 437,074.34            0.48
16.001%  -   16.250%          3                 113,323.24            0.12
16.251%  -   16.500%          1                  14,918.76            0.02
16.501%  -   16.750%          9                 356,593.82            0.39
16.751%  -   17.000%          1                  37,500.00            0.04
17.251%  -   17.500%          2                  49,970.94            0.05
                           ----             --------------          -------
     TOTAL............     1499             $91,552,302.82          100.00%
                           ====             ==============          =======

            THE WEIGHTED AVERAGE MORTGAGE RATE OF THE INITIAL GROUP III LOANS WILL BE APPROXIMATELY 11.814% PER ANNUM.

                       REMAINING MONTHS TO STATED MATURITY




   REMAINING                                                   PERCENTAGE OF
    MONTHS                                                     CUT-OFF DATE
      TO            NUMBER OF INITIAL    AGGREGATE UNPAID     AGGREGATE UNPAID
STATED MATURITY      GROUP III LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------      ---------------     -----------------    -----------------
 37  -    48                1             $    9,898.36               0.01%
145  -   156                2                 56,509.44                0.06
157  -   168                2                426,180.32                0.47
169  -   180              499             21,905,204.94               23.93
229  -   240               23                789,686.09                0.86
289  -   300                7                290,693.94                0.32
337  -   348                3                569,044.12                0.62
349  -   360              951             67,071,498.80               73.26
                         ----            --------------              ------
   TOTAL..........       1499            $91,552,302.82             100.00%
                         ====            ==============             =======

            THE WEIGHTED AVERAGE REMAINING TERM TO STATED MATURITY OF THE INITIAL GROUP III LOANS WILL BE APPROXIMATELY 312 MONTHS.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)



                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
ORIGINAL               NUMBER OF INITIAL   AGGREGATE UNPAID    AGGREGATE UNPAID
LOAN-TO-VALUE RATIOS   GROUP III LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------   ---------------     ----------------    -----------------
 0.01%  -     5.00%         3              $    32,435.15            0.04%
 5.01%  -    10.00%        27                1,022,018.37             1.12
10.01%  -    15.00%        39                1,107,919.28             1.21
15.01%  -    20.00%        76                2,202,011.62             2.41
20.01%  -    25.00%        56                1,986,156.07             2.17
25.01%  -    30.00%        29                1,006,225.68             1.10
30.01%  -    35.00%        31                1,340,331.22             1.46
35.01%  -    40.00%        39                2,027,108.45             2.21
40.01%  -    45.00%        32                1,845,651.72             2.02
45.01%  -    50.00%        39                1,681,671.78             1.84
50.01%  -    55.00%        52                2,410,557.88             2.63
55.01%  -    60.00%       109                5,924,167.98             6.47
60.01%  -    65.00%       204               12,396,481.44            13.54
65.01%  -    70.00%       172               10,295,289.82            11.25
70.01%  -    75.00%       181               12,557,641.91            13.72
75.01%  -    80.00%       159               12,827,339.12            14.01
80.01%  -    85.00%       147               11,146,607.97            12.18
85.01%  -    90.00%        88                7,852,633.69             8.58
90.01%  -    95.00%         2                  219,136.36             0.24
95.01%  -   100.00%        14                1,670,917.31             1.83
                        -----              --------------          -------
       TOTAL..........  1,499              $91,552,302.82          100.00%
                        =====              ==============          =======

--------------------
(1)THE LOAN-TO-VALUE RATIO OF GROUP III LOANS SECURED BY SECOND LIENS INCLUDES THE OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SENIOR LIENS. SEE "THE MORTGAGE POOLS-THE MORTGAGE LOANS" IN THE PROSPECTUS.

            THE MINIMUM AND MAXIMUM LOAN-TO-VALUE RATIOS AT ORIGINATION OF THE INITIAL GROUP III LOANS WERE APPROXIMATELY 4.23% AND 100.00%, RESPECTIVELY, AND THE WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AT ORIGINATION OF THE INITIAL GROUP III LOANS WAS APPROXIMATELY 67.69%.

                              MORTGAGE LOAN PROGRAM



                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                          NUMBER OF INITIAL  AGGREGATE UNPAID  AGGREGATE UNPAID
LOAN PROGRAM               GROUP III LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------               ----------------  ----------------- -----------------
FULL DOCUMENTATION              1086         $62,588,878.20         68.36%
STATED INCOME                    238          17,303,051.82          18.90
QUICK QUALIFIER                  126           7,886,352.57           8.61
LITE DOCUMENTATION                48           3,748,363.83           4.09
ALTERNATIVE DOCUMENTATION          1              25,656.40           0.03
                                ----         --------------        -------
   TOTAL..................      1499         $91,552,302.82        100.00%
                                ====         ==============        =======

            SEE "--UNDERWRITING" BELOW AND APPENDIX A TO THE PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF SPFC'S AND BOMAC MORTGAGE LOAN DOCUMENTATION PROGRAMS. EACH MORTGAGE LOAN UNDERWRITTEN BY A STRATEGIC PARTNER WAS PLACED INTO THE ABOVE CATEGORIES BASED UPON A REPRESENTATION BY THE RELATED STRATEGIC PARTNER UPON THE SALE THEREOF TO SPFC.

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES


                                                                  PERCENTAGE OF
                                                                  CUT-OFF DATE
                                                                   AGGREGATE
     ORIGINAL                                                       UNPAID
  MORTGAGE LOAN      NUMBER OF INITIAL   AGGREGATE UNPAID           PRINCIPAL
PRINCIPAL BALANCE    GROUP III LOANS    PRINCIPAL BALANCE           BALANCE
------------------   ---------------    -----------------           -------
$1,000   -   $20,000       98              $1,604,042.60              1.75%
$20,001  -   $30,000      229               5,840,310.45              6.38
$30,001  -   $40,000      243               8,629,546.56              9.43
$40,001  -   $50,000      250              11,328,785.00             12.37
$50,001  -   $60,000      169               9,290,084.71             10.15
$60,001  -   $70,000      122               7,915,426.62              8.65
$70,001  -   $80,000      103               7,677,430.27              8.39
$80,001  -   $90,000       61               5,196,631.04              5.68
$90,001  -  $100,000       47               4,486,125.17              4.90
$100,001 -  $125,000       62               6,897,641.32              7.53
$125,001 -  $150,000       39               5,270,998.00              5.76
$150,001 -  $200,000       33               5,645,168.95              6.17
$200,001 -  $250,000       26               5,913,359.94              6.46
$250,001 -  $300,000        7               1,828,016.71              2.00
$300,001 -  $400,000        5               1,754,499.29              1.92
$400,001 -  $500,000        5               2,274,236.19              2.48
                         ----             --------------          --------
     TOTAL.............  1499             $91,552,302.82            100.00%
                         ====             ==============            =======

            THE AVERAGE ORIGINAL PRINCIPAL BALANCE OF THE INITIAL GROUP III LOANS WILL BE $61,149.86.

                                 PROPERTY TYPES


                                                                 PERCENTAGE OF
                                                                  CUT-OFF DATE
                       NUMBER OF INITIAL     AGGREGATE UNPAID  AGGREGATE UNPAID
PROPERTY TYPE           GROUP III LOANS     PRINCIPAL BALANCE  PRINCIPAL BALANCE
-------------           ---------------     -----------------  -----------------
SINGLE FAMILY                  1050          $66,470,581.64          72.60%
2-4 FAMILY                       87            6,122,350.62            6.69
MOBILE HOME                     130            5,260,387.25            5.75
MANUFACTURED HOUSING            104            5,136,655.55            5.61
CONDO                            62            3,494,244.52            3.82
PUD                              39            2,798,395.28            3.06
MIXED USE                        17            1,752,993.63            1.91
TOWNHOUSE                         9              476,772.52            0.52
DEMINIMUS PUD                     1               39,921.81            0.04
                               ----          ---------------         ------
   TOTAL.............          1499          $91,552,302.82          100.00%
                               ====          ==============          =======



                                RISK CATEGORIES




                         NUMBER OF                            PERCENTAGE OF
                          INITIAL                             CUT-OFF DATE
                         GROUP III      AGGREGATE UNPAID      AGGREGATE UNPAID
RISK CATEGORY             LOANS         PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------             ------        -----------------     -----------------
A+                            2           $    65,000.00            0.07%
A                           249            14,949,613.59           16.33
A-                          475            33,121,884.09           36.18
B+                            1                33,900.00            0.04
B                           425            24,237,091.23           26.47
B-                            1               311,892.33            0.34
C+                            5               103,318.45            0.11
C                           156             8,329,113.55            9.10
D                           185            10,400,489.58           11.36
                          -----            -------------          ------
   TOTAL...............   1,499           $91,552,302.82          100.00%
                          =====           ==============          =======

            SEE "--UNDERWRITING" BELOW AND APPENDIX A TO THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF SPFC'S AND BOMAC RISK CLASSIFICATIONS. EACH MORTGAGE LOAN ORIGINATED BY A STRATEGIC PARTNER WAS CLASSIFIED BY CREDIT GRADE TO SPFC'S GUIDELINES.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
                    NUMBER OF INITIAL     AGGREGATE UNPAID     AGGREGATE UNPAID
STATE                GROUP III LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
                     ---------------      -----------------    -----------------
FLORIDA                    220             $11,419,763.41          12.47%
CALIFORNIA-SOUTHERN        125               9,054,504.21            9.89
ALABAMA                    163               8,820,489.19            9.63
NEW YORK                    52               5,882,304.34            6.43
GEORGIA                     91               5,715,747.08            6.24
WASHINGTON                  96               5,223,157.38            5.71
OREGON                      64               4,018,786.69            4.39
CALIFORNIA-NORTHERN         48               3,799,392.48            4.15
COLORADO                    41               2,868,509.21            3.13
OTHER (LESS THAN 3%)       599              34,749,648.83           37.96
                         -----             --------------         -------
    TOTAL.............   1,499             $91,552,302.82         100.00%
                         =====             ==============         =======

            NO MORE THAN APPROXIMATELY 0.55% OF THE INITIAL GROUP III LOANS WILL BE SECURED BY MORTGAGED PROPERTIES LOCATED IN ANY ONE ZIP CODE.


                           PURPOSES OF GROUP III LOANS



                                                               PERCENTAGE OF
                                                                CUT-OFF DATE
                           NUMBER OF INITIAL AGGREGATE UNPAID  AGGREGATE UNPAID
LOAN PURPOSE                GROUP III LOANS  PRINCIPAL BALANCE PRINCIPAL BALANCE
------------                ---------------  ----------------- -----------------
REFINANCE (EQUITY TAKE-OUT)       1,012       $57,896,611.21            63.24%
REFINANCE (RATE/TERM)               258        17,369,574.98             18.97
PURCHASE                            229        16,286,116.63             17.79
                                  -----       --------------            ------
   TOTAL...................       1,499       $91,552,302.82           100.00%
                                  =====       ==============           =======

            IN GENERAL, IN HE CASE OF A MORTGAGE LOAN MADE FOR "RATE/TERM" REFINANCE PURPOSES (NOT FOR "EQUITY TAKE-OUT"), SUBSTANTIALLY ALL OF THE PROCEEDS ARE USED TO PAY IN FULL THE PRINCIPAL BALANCE OF A PREVIOUS MORTGAGE LOAN OF THE MORTGAGOR WITH RESPECT TO A MORTGAGED PROPERTY AND TO PAY ORIGINATION AND CLOSING COSTS ASSOCIATED WITH SUCH REFINANCING. MORTGAGE LOANS MADE FOR "EQUITY TAKE OUT" REFINANCE PURPOSES INVOLVE THE USE OF THE PROCEEDS TO PAY IN FULL THE PRINCIPAL BALANCE OF SUCH PREVIOUS MORTGAGE LOAN AND RELATED COSTS EXCEPT THAT A PORTION OF THE PROCEEDS ARE GENERALLY RETAINED BY THE MORTGAGOR FOR USES UNRELATED TO THE MORTGAGED PROPERTY. THE AMOUNT OF SUCH PROCEEDS RETAINED BY THE MORTGAGOR MAY BE SUBSTANTIAL.

                                OCCUPANCY STATUS



                                                              PERCENTAGE OF
                                                              CUT-OFF DATE
              NUMBER OF INITIAL      AGGREGATE UNPAID       AGGREGATE UNPAID
OCCUPANCY      GROUP III LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------      ---------------       -----------------      -----------------
PRIMARY            1,284              $79,714,289.63            87.07%
INVESTMENT           207               11,458,470.89             12.52
SECOND HOME            8                  379,542.30              0.41
                   -----              --------------           -------
  TOTAL......      1,499              $91,552,302.82           100.00%
                   =====              ==============           =======


THE SELLER

            SPFC IS A CALIFORNIA CORPORATION. SPFC'S RESIDENTIAL LENDING DIVISION UNDERWRITES FIRST AND SECOND LIEN MORTGAGE LOANS SECURED BY ONE- TO FOUR-FAMILY RESIDENCES. SPFC ACQUIRES MORTGAGE LOANS THROUGH A NETWORK OF BRANCH OFFICES AND APPROVED MORTGAGE BROKERS. SPFC ALSO ACQUIRES MORTGAGE LOANS FROM OTHER FINANCIAL INSTITUTIONS IN ACCORDANCE WITH THE UNDERWRITING STANDARDS DESCRIBED BELOW UNDER "DESCRIPTION OF THE MORTGAGE POOL--UNDERWRITING" AND APPENDIX A TO THIS PROSPECTUS SUPPLEMENT. SPFC BEGAN ORIGINATING AND ACQUIRING MORTGAGE LOANS AS OF MAY 1, 1995. SPFC IS A PUBLICLY-TRADED COMPANY BASED IN LAKE OSWEGO, OREGON, WITH ASSETS AS OF JUNE 30, 1997 IN EXCESS OF $442 MILLION.

            DURING THE YEAR ENDING DECEMBER 31, 1996, SPFC ORIGINATED OR PURCHASED 7,165 LOANS, WITH A PRINCIPAL BALANCE OF APPROXIMATELY $789.9 MILLION. DURING THE SIX MONTH PERIOD ENDING JUNE 30, 1997, SPFC ORIGINATED OR PURCHASED 8,800 LOANS, WITH A PRINCIPAL BALANCE OF APPROXIMATELY $813 MILLION. IN THE YEARS ENDED DECEMBER 31, 1995 AND 1994, SPFC ORIGINATED OR PURCHASED 3,313 AND 1,624 LOANS, RESPECTIVELY, WITH A PRINCIPAL BALANCE OF APPROXIMATELY $288 MILLION AND $190 MILLION, RESPECTIVELY.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SELLER

            THE FOLLOWING TABLE SETS FORTH THE COMBINED DELINQUENCY AND FORECLOSURE EXPERIENCE OF: (1) LOANS HELD FOR SALE OR SECURITIZATION INCLUDED IN THE SELLER'S SERVICING PORTFOLIO AND (2) SECURITIZED LOANS ORIGINATED BY THE SELLER BUT SERVICED BY AN AFFILIATE OF THE SELLER OR BY A THIRD PARTY FOR THE PERIODS INDICATED.


                                                    AS OF DECEMBER 31,
                                 -----------------------------------------------------------------------------   AS OF JUNE 30,
                                          1994                     1995                      1996                    1997
                                 ------------------------- ---------------------- --------------------------- ----------------------
                                               % OF LOANS           % OF LOANS                    % OF LOANS           % OF LOANS
                                              IN SERVICING          IN SERVICING                 IN SERVICING          IN SERVICING
                                   AMOUNT      PORTFOLIO   AMOUNT    PORTFOLIO        AMOUNT      PORTFOLIO   AMOUNT    PORTFOLIO
                                   ------      ---------   ------    ---------        ------      ---------   ------    ---------
                                                                         (DOLLARS IN THOUSANDS)

Loans Serviced ................   $   68,171      100.0%  $  270,193      100.0%   $  908,220      100.0%   $1,600,646      100.0%

30-59 days delinquent .........          321        0.5        3,072        1.1        23,486        2.6        47,580        3.0

60-89 days delinquent .........          199        0.3        1,896        0.7        16,183        1.8        20,181        1.3

90 days or more
delinquent ....................          383        0.5        4,396        1.6        22,751        2.5        71,847        4.5
                                  ----------      =====   ==========     =====      ==========     =====     ---------      -----

Total delinquencies

                                  $      903        1.3%  $    9,364        3.4%   $   62,420        6.9%    $ 139,608        8.7%
                                  ==========      =====   ==========      =====    ============    =====     =========      =====

Delinquent loans in
foreclosure ...................   $      383        0.5%  $    4,883        1.8%   $  20,546        2.3%     $  57,862        3.6%

Total real estate owned .......
                                        --          --           141         --        1,227        0.1%     $   8,092        0.5%

            AS OF JUNE 30, 1997, STATEMENTS TO CERTIFICATEHOLDERS PREPARED BY THE TRUSTEE FOR EACH OF THE SEVEN SECURITIZATIONS IN WHICH LOANS ORIGINATED AND PURCHASED BY THE SELLER WERE INCLUDED REPORTED LOSSES OF APPROXIMATELY $837,000 AND SUCH STATEMENTS REPORTED LOSSES OF APPROXIMATELY $457,000 FOR THE QUARTER

ENDED JUNE 30, 1997; HOWEVER, THE SELLER'S LOANS SECURITIZED AND SOLD IN THE SECONDARY MARKET AND INCLUDED IN THESE SECURITIZATIONS HAVE BEEN OUTSTANDING FOR A RELATIVELY SHORT PERIOD OF TIME AND CONSEQUENTLY THE DELINQUENCIES, FORECLOSURES AND LOSS EXPERIENCE TO DATE ARE NOT INDICATIVE OF RESULTS TO BE EXPERIENCED IN THE FUTURE. THE SELLER BELIEVES THAT OVER TIME ITS DELINQUENCY AND LOAN LOSS EXPERIENCE WILL INCREASE AS ITS LOAN PORTFOLIO MATURES. IN ADDITION, THE SELLER HAS SECURITIZED A GREATER AMOUNT OF LOANS IN RECENT YEARS THAN PREVIOUSLY.

UNDERWRITING

            SPFC'S STANDARD NON-CONFORMING PROGRAM AND BOMAC'S NON-CONFORMING LOAN PROGRAM

            THE MORTGAGE LOANS UNDERWRITTEN BY SPFC WERE UNDERWRITTEN IN ACCORDANCE WITH SPFC'S "STANDARD NON-CONFORMING PROGRAM." THE MORTGAGE LOANS UNDERWRITTEN BY BOMAC WERE UNDERWRITTEN IN ACCORDANCE WITH BOMAC'S "NON-CONFORMING LOAN PROGRAM." THE MORTGAGE LOANS UNDERWRITTEN BY THE STRATEGIC PARTNERS WERE UNDERWRITTEN IN ACCORDANCE WITH THEIR OWN UNDERWRITING PROGRAMS, WHICH ARE SIMILAR TO THOSE OF SPFC. SPFC CREDIT GRADED EACH OF THE GROUP I LOANS, GROUP II LOANS AND GROUP III LOANS ORIGINATED BY THE STRATEGIC PARTNERS TO ITS OWN UNDERWRITING STANDARDS. NONE OF THESE PROGRAMS MEET THE CREDIT UNDERWRITING STANDARDS OF FNMA OR FHLMC. THE PROGRAMS OF SPFC AND BOMAC ARE DESCRIBED SEPARATELY IN DETAIL IN APPENDIX A TO THIS PROSPECTUS SUPPLEMENT.

            EACH OF THE ORIGINATORS' CURRENT SINGLE FAMILY MORTGAGE LOAN VOLUME IS GENERALLY BASED ON LOAN PACKAGES SUBMITTED THROUGH MORTGAGE BROKER NETWORKS. SUCH LOAN PACKAGES, WHICH GENERALLY CONTAIN RELEVANT CREDIT, PROPERTY AND UNDERWRITING INFORMATION ON THE LOAN REQUEST, ARE COMPILED BY THE APPLICABLE MORTGAGE BROKER AND SUBMITTED TO THE RESPECTIVE ORIGINATOR FOR APPROVAL AND FUNDING. THE MORTGAGE BROKER RECEIVES AS COMPENSATION ALL OR A PORTION OF THE LOAN ORIGINATION FEE CHARGED TO THE MORTGAGOR AT THE TIME THE LOAN IS MADE. AS PART OF THEIR QUALITY CONTROL PROCEDURES, EACH ORIGINATOR ACCEPTS LOAN PACKAGES SUBMITTED BY PREAPPROVED MORTGAGE BROKERS. IN CONNECTION WITH THE APPROVAL PROCESS, THEY REQUIRE THAT THE MORTGAGE BROKER BE LICENSED BY THE APPROPRIATE STATE AGENCIES, AS REQUIRED, AND REVIEW A PACKAGE OF DOCUMENTS CONSISTING OF, AMONG OTHER THINGS, AN APPLICATION, RESUMES OF KEY PERSONNEL, NARRATIVE OF THE COMPANY, ORGANIZATIONAL DOCUMENTATION AND FINANCIAL STATEMENTS. AT LEAST ANNUALLY, EACH ORIGINATOR REVIEWS THE PERFORMANCE OF EACH OF THEIR RESPECTIVE MORTGAGE BROKERS FOR POOR PROCESSING, MISREPRESENTATION AND FRAUD OR DELINQUENCY; AND SUBSTANDARD MORTGAGE BROKERS ARE TERMINATED.

            EACH PROSPECTIVE MORTGAGOR COMPLETES A MORTGAGE LOAN APPLICATION THAT INCLUDES INFORMATION WITH RESPECT TO THE APPLICANT'S LIABILITIES, INCOME, CREDIT HISTORY, EMPLOYMENT HISTORY AND PERSONAL INFORMATION. AT LEAST TWO CREDIT REPORTS ON EACH APPLICANT FROM NATIONAL CREDIT REPORTING COMPANIES ARE REQUIRED. THE REPORT TYPICALLY CONTAINS INFORMATION RELATING TO SUCH MATTERS AS CREDIT HISTORY WITH LOCAL AND NATIONAL MERCHANTS AND LENDERS, INSTALLMENT DEBT PAYMENTS AND ANY RECORD OF DEFAULTS, BANKRUPTCIES, REPOSSESSIONS, OR JUDGMENTS.

            MORTGAGED PROPERTIES ARE APPRAISED BY LICENSED APPRAISERS. THE ORIGINATORS DO NOT APPROVE ALL OF THEIR RESPECTIVE APPRAISERS BUT INSTEAD RELY ON THE MORTGAGE BROKERS TO EVALUATE THE APPRAISER'S EXPERIENCE AND ABILITY; HOWEVER, IN THE EVENT THAT A MORTGAGE BROKER USES AN APPRAISER WHO HAS NOT BEEN APPROVED BY THE RESPECTIVE ORIGINATOR, THE RELATED APPRAISAL WILL BE REVIEWED BY AN APPROVED APPRAISER OF SUCH ORIGINATOR FOR CONFORMANCE WITH ITS GUIDELINES. EACH ORIGINATOR REQUIRES THE APPRAISER TO ADDRESS NEIGHBORHOOD CONDITIONS, SITE AND ZONING STATUS AND CONDITION AND VALUATION OF IMPROVEMENTS. FOLLOWING EACH APPRAISAL, THE APPRAISER PREPARES A REPORT WHICH INCLUDES A REPRODUCTION COST ANALYSIS (WHEN APPROPRIATE) BASED ON THE CURRENT COST OF CONSTRUCTING A SIMILAR HOME AND A MARKET VALUE ANALYSIS BASED ON RECENT SALES OF COMPARABLE HOMES IN THE AREA. ALL APPRAISALS ARE REQUIRED TO CONFORM TO THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE AND FIRREA AND MUST BE ON FORMS ACCEPTABLE TO FNMA AND FHLMC OR ON SIMILAR FORMS CONTAINING THE SAME INFORMATION. EVERY APPRAISAL IS REVIEWED BY A NONAFFILIATED APPRAISAL REVIEW FIRM, OR BY ANOTHER REVIEW APPRAISER ACCEPTABLE TO THE RESPECTIVE ORIGINATOR BEFORE THE MORTGAGE LOAN IS MADE.

ADDITIONAL INFORMATION

            THE DESCRIPTION IN THIS PROSPECTUS SUPPLEMENT OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES IS BASED UPON THE MORTGAGE POOL AS CONSTITUTED AT THE CLOSE OF BUSINESS ON THE CUT-OFF DATE, AS ADJUSTED FOR THE SCHEDULED PRINCIPAL PAYMENTS DUE ON OR BEFORE SUCH DATE. PRIOR TO THE ISSUANCE OF THE CLASS A CERTIFICATES, MORTGAGE LOANS MAY BE REMOVED FROM THE MORTGAGE POOL AS A RESULT OF INCOMPLETE DOCUMENTATION OR OTHERWISE, IF THE COMPANY OR THE CERTIFICATE INSURER DEEMS SUCH REMOVAL NECESSARY OR APPROPRIATE. A LIMITED NUMBER OF OTHER MORTGAGE LOANS MAY BE ADDED TO THE MORTGAGE POOL PRIOR TO THE ISSUANCE OF THE CLASS A CERTIFICATES. THE COMPANY BELIEVES THAT THE INFORMATION SET FORTH HEREIN WILL BE SUBSTANTIALLY REPRESENTATIVE OF THE CHARACTERISTICS OF THE MORTGAGE POOL AS IT WILL BE CONSTITUTED AT THE TIME THE CLASS A CERTIFICATES ARE ISSUED ALTHOUGH THE RANGE OF MORTGAGE RATES AND MATURITIES AND CERTAIN OTHER CHARACTERISTICS OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY VARY.

            A CURRENT REPORT ON FORM 8-K WILL BE FILED ON THE DELIVERY DATE TO REFLECT THE ADDITIONAL LOANS. A CURRENT REPORT ON FORM 8-K WILL BE AVAILABLE TO PURCHASERS OF THE CLASS A CERTIFICATES AND WILL BE FILED, TOGETHER WITH THE POOLING AND SERVICING AGREEMENT, WITH THE SECURITIES AND EXCHANGE COMMISSION WITHIN FIFTEEN DAYS AFTER THE INITIAL ISSUANCE OF THE CLASS A CERTIFICATES. IN THE EVENT MORTGAGE LOANS ARE REMOVED FROM OR ADDED TO THE MORTGAGE POOL AS SET FORTH IN THE PRECEDING PARAGRAPH, SUCH REMOVAL OR ADDITION WILL BE NOTED IN THE CURRENT REPORT ON FORM 8-K.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

            THE SERIES 1997-3 MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES (THE "CERTIFICATES") WILL INCLUDE THE FOLLOWING SEVEN SENIOR CLASSES (THE "CLASS A CERTIFICATES"): (I) CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES, CLASS A-3 CERTIFICATES, CLASS A-4 CERTIFICATES AND CLASS A-5 CERTIFICATES, (II) CLASS A-6 CERTIFICATES (THE "LOCKOUT CERTIFICATES") AND (III) CLASS A-7 CERTIFICATES (THE "FIXED STRIP CERTIFICATES"). IN ADDITION TO THE CLASS A CERTIFICATES, THE SERIES 1997-3 MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES WILL INCLUDE THE CLASS R-I CERTIFICATES AND CLASS R-II CERTIFICATES (TOGETHER, THE "RESIDUAL CERTIFICATES"). THE FIXED STRIP CERTIFICATES WILL BE DIVIDED INTO SEVEN COMPONENTS (EACH, A "COMPONENT"), THE CLASS A-7 COMPONENT A, B AND C (COLLECTIVELY, THE "GROUP I FIXED STRIP COMPONENTS"), THE CLASS A-7 COMPONENT D, E AND F (COLLECTIVELY, THE "GROUP II FIXED STRIP COMPONENTS") AND THE CLASS A-7 COMPONENT G (THE "GROUP III FIXED STRIP COMPONENT"). THE CLASS A-1 CERTIFICATES AND THE GROUP I FIXED STRIP COMPONENTS ARE ALSO REFERRED TO HEREIN AS THE "GROUP I CLASS A CERTIFICATES." THE CLASS A-2 CERTIFICATES AND THE GROUP II FIXED STRIP COMPONENTS ARE ALSO REFERRED TO HEREIN AS THE "GROUP II CLASS A CERTIFICATES." THE CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-6 CERTIFICATES AND THE GROUP III FIXED STRIP COMPONENT ARE ALSO REFERRED TO HEREIN AS THE "GROUP III CLASS A CERTIFICATES." ONLY THE CLASS A CERTIFICATES ARE OFFERED HEREBY.

            THE CERTIFICATES WILL EVIDENCE THE ENTIRE BENEFICIAL OWNERSHIP INTEREST IN THE TRUST FUND. THE TRUST FUND WILL CONSIST OF: (I) THE MORTGAGE LOANS; (II) SUCH ASSETS AS FROM TIME TO TIME ARE IDENTIFIED AS DEPOSITED IN RESPECT OF THE MORTGAGE LOANS IN THE CERTIFICATE ACCOUNTS; (III) PROPERTY ACQUIRED BY FORECLOSURE OF SUCH MORTGAGE LOANS OR DEED IN LIEU OF FORECLOSURE;
(IV) THE TRUSTEE'S RIGHTS WITH RESPECT TO THE MORTGAGE LOANS UNDER ALL INSURANCE POLICIES (INCLUDING THE CERTIFICATE INSURANCE POLICIES) REQUIRED TO BE MAINTAINED PURSUANT TO THE POOLING AND SERVICING AGREEMENT AND ANY PROCEEDS THEREOF; (V) LIQUIDATION PROCEEDS; AND (VI) RELEASED MORTGAGED PROPERTY PROCEEDS.

            DISTRIBUTIONS ON THE CLASS A CERTIFICATES WILL BE MADE ON THE 25TH DAY OF EACH MONTH OR, IF SUCH DAY IS NOT A BUSINESS DAY, THEN ON THE NEXT SUCCEEDING BUSINESS DAY (EACH, A "DISTRIBUTION DATE"), COMMENCING IN OCTOBER 1997, TO CERTIFICATEHOLDERS OF RECORD ON THE IMMEDIATELY PRECEDING RECORD DATE.

THE RECORD DATE (THE "RECORD DATE") FOR EACH DISTRIBUTION DATE WILL BE THE CLOSE OF BUSINESS ON THE LAST DAY OF THE MONTH IMMEDIATELY PRECEDING THE RELATED DISTRIBUTION DATE.

            THE CLASS A CERTIFICATES WILL BE ISSUED, MAINTAINED AND TRANSFERRED ON THE BOOK-ENTRY RECORDS OF THE DEPOSITORY TRUST COMPANY ("DTC") AND ITS PARTICIPANTS (AS DEFINED IN THE PROSPECTUS). THE CLASS A CERTIFICATES (OTHER THAN THE FIXED STRIP CERTIFICATES) WILL BE ISSUED IN MINIMUM DENOMINATIONS OF $25,000 AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF. THE FIXED STRIP CERTIFICATES WILL BE ISSUED IN REGISTERED, CERTIFICATED FORM IN MINIMUM DENOMINATIONS OF A 20% PERCENTAGE INTEREST AND INTEGRAL MULTIPLES OF 0.01% IN EXCESS THEREOF.

            THE CLASS A CERTIFICATES WILL BE REPRESENTED BY ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE NOMINEE OF DTC (CLASS A CERTIFICATES SO REGISTERED, "BOOK-ENTRY CERTIFICATES"). THE COMPANY HAS BEEN INFORMED BY DTC THAT DTC'S NOMINEE WILL BE CEDE & CO. ("CEDE"). NO PERSON ACQUIRING AN INTEREST IN THE CLASS A CERTIFICATES (A "BENEFICIAL OWNER") WILL BE ENTITLED TO RECEIVE A CERTIFICATE REPRESENTING SUCH PERSON'S INTEREST (A "DEFINITIVE CERTIFICATE"), EXCEPT AS SET FORTH BELOW UNDER "--BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES--DEFINITIVE CERTIFICATES." UNLESS AND UNTIL DEFINITIVE CERTIFICATES ARE ISSUED FOR THE CLASS A CERTIFICATES UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN, ALL REFERENCES TO ACTIONS BY CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS A CERTIFICATES SHALL REFER TO ACTIONS TAKEN BY DTC UPON INSTRUCTIONS FROM ITS PARTICIPANTS, AND ALL REFERENCES HEREIN TO DISTRIBUTIONS, NOTICES, REPORTS AND STATEMENTS TO CERTIFICATEHOLDERS WITH RESPECT TO THE CLASS A CERTIFICATES SHALL REFER TO DISTRIBUTIONS, NOTICES, REPORTS AND STATEMENTS TO DTC OR CEDE, AS THE REGISTERED HOLDER OF THE CLASS A CERTIFICATES, FOR DISTRIBUTION TO BENEFICIAL OWNERS BY DTC IN ACCORDANCE WITH DTC PROCEDURES.


BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

            GENERAL. BENEFICIAL OWNERS THAT ARE NOT PARTICIPANTS OR INTERMEDIARIES (AS DEFINED IN THE PROSPECTUS) BUT DESIRE TO PURCHASE, SELL OR OTHERWISE TRANSFER OWNERSHIP OF, OR OTHER INTERESTS IN, THE RELATED CLASS A CERTIFICATES MAY DO SO ONLY THROUGH PARTICIPANTS AND INTERMEDIARIES. IN ADDITION, BENEFICIAL OWNERS WILL RECEIVE ALL DISTRIBUTIONS OF PRINCIPAL OF AND INTEREST ON THE RELATED CLASS A CERTIFICATES FROM THE PAYING AGENT (AS DEFINED IN THE PROSPECTUS) THROUGH DTC AND PARTICIPANTS. ACCORDINGLY, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THEIR RECEIPT OF PAYMENTS. UNLESS AND UNTIL DEFINITIVE CERTIFICATES ARE ISSUED FOR THE RELATED CLASS A CERTIFICATES, IT IS ANTICIPATED THAT THE ONLY REGISTERED CERTIFICATEHOLDER OF SUCH CLASS A CERTIFICATES WILL BE CEDE, AS NOMINEE OF DTC. BENEFICIAL OWNERS WILL NOT BE RECOGNIZED BY THE TRUSTEE OR THE MASTER SERVICER AS CERTIFICATEHOLDERS, AS SUCH TERM IS USED IN THE POOLING AND SERVICING AGREEMENT, AND BENEFICIAL OWNERS WILL BE PERMITTED TO RECEIVE INFORMATION FURNISHED TO CERTIFICATEHOLDERS AND TO EXERCISE THE RIGHTS OF CERTIFICATEHOLDERS ONLY INDIRECTLY THROUGH DTC, ITS PARTICIPANTS AND INTERMEDIARIES.

            UNDER THE RULES, REGULATIONS AND PROCEDURES CREATING AND AFFECTING DTC AND ITS OPERATIONS (THE "RULES"), DTC IS REQUIRED TO MAKE BOOK-ENTRY TRANSFERS OF CLASS A CERTIFICATES AMONG PARTICIPANTS AND TO RECEIVE AND TRANSMIT DISTRIBUTIONS OF PRINCIPAL OF, AND INTEREST ON, SUCH CLASS A CERTIFICATES. PARTICIPANTS AND INTERMEDIARIES WITH WHICH BENEFICIAL OWNERS HAVE ACCOUNTS WITH RESPECT TO SUCH CLASS A CERTIFICATES SIMILARLY ARE REQUIRED TO MAKE BOOK-ENTRY TRANSFERS AND RECEIVE AND TRANSMIT SUCH DISTRIBUTIONS ON BEHALF OF THEIR RESPECTIVE BENEFICIAL OWNERS. ACCORDINGLY, ALTHOUGH BENEFICIAL OWNERS WILL NOT POSSESS PHYSICAL CERTIFICATES EVIDENCING THEIR INTERESTS IN THE CLASS A CERTIFICATES, THE RULES PROVIDE A MECHANISM BY WHICH BENEFICIAL OWNERS, THROUGH THEIR PARTICIPANTS AND INTERMEDIARIES, WILL RECEIVE DISTRIBUTIONS AND WILL BE ABLE TO TRANSFER THEIR INTERESTS IN THE CLASS A CERTIFICATES.

            NONE OF THE COMPANY, THE MASTER SERVICER OR THE TRUSTEE WILL HAVE ANY LIABILITY FOR ANY ACTIONS TAKEN BY DTC OR ITS NOMINEE OR CEDEL OR EUROCLEAR, INCLUDING, WITHOUT LIMITATION, ACTIONS FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL OWNERSHIP INTERESTS IN THE CLASS A CERTIFICATES HELD BY CEDE, AS NOMINEE FOR DTC, OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL OWNERSHIP INTERESTS.

            DEFINITIVE CERTIFICATES.   DEFINITIVE CERTIFICATES WILL BE ISSUED TO
BENEFICIAL OWNERS OR THEIR NOMINEES, RESPECTIVELY, RATHER THAN TO DTC OR ITS NOMINEE, ONLY UNDER THE LIMITED CONDITIONS SET FORTH IN THE PROSPECTUS UNDER "DESCRIPTION OF THE CERTIFICATES--FORM OF CERTIFICATES."

            UPON THE OCCURRENCE OF AN EVENT DESCRIBED IN THE PROSPECTUS IN THE THIRD PARAGRAPH UNDER "DESCRIPTION OF THE CERTIFICATES--FORM OF CERTIFICATES," THE TRUSTEE IS REQUIRED TO NOTIFY, THROUGH DTC, PARTICIPANTS WHO HAVE OWNERSHIP OF CLASS A CERTIFICATES AS INDICATED ON THE RECORDS OF DTC OF THE AVAILABILITY OF DEFINITIVE CERTIFICATES FOR THEIR CLASS A CERTIFICATES. UPON SURRENDER BY DTC OF THE DEFINITIVE CERTIFICATES REPRESENTING THE CLASS A CERTIFICATES AND UPON RECEIPT OF INSTRUCTIONS FROM DTC FOR RE-REGISTRATION, THE TRUSTEE WILL REISSUE THE CLASS A CERTIFICATES AS DEFINITIVE CERTIFICATES ISSUED IN THE RESPECTIVE PRINCIPAL AMOUNTS OWNED BY INDIVIDUAL BENEFICIAL OWNERS, AND THEREAFTER THE TRUSTEE AND THE MASTER SERVICER WILL RECOGNIZE THE HOLDERS OF SUCH DEFINITIVE CERTIFICATES AS CERTIFICATEHOLDERS UNDER THE POOLING AND SERVICING AGREEMENT.

            FOR ADDITIONAL INFORMATION REGARDING DTC AND THE CLASS A CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES--FORM OF CERTIFICATES" IN THE PROSPECTUS.

            BOOK-ENTRY FACILITIES. BENEFICIAL OWNERS MAY ELECT TO HOLD THEIR INTERESTS IN THE BOOK-ENTRY CERTIFICATES THROUGH DTC IN THE UNITED STATES OR THROUGH CEDEL OR EUROCLEAR IN EUROPE, IF THEY ARE PARTICIPANTS OF SUCH SYSTEMS, OR INDIRECTLY THROUGH ORGANIZATIONS WHICH ARE PARTICIPANTS IN SUCH SYSTEMS. THE BOOK-ENTRY CERTIFICATES OF EACH CLASS WILL BE ISSUED IN ONE OR MORE CERTIFICATES WHICH EQUAL THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF SUCH CLASS AND WILL INITIALLY BE REGISTERED IN THE NAME OF CEDE, THE NOMINEE OF DTC. CEDEL AND EUROCLEAR WILL HOLD OMNIBUS POSITIONS ON BEHALF OF THEIR PARTICIPANTS THROUGH CUSTOMERS' SECURITIES ACCOUNTS IN CEDEL'S AND EUROCLEAR'S NAMES ON THE BOOKS OF THEIR RESPECTIVE DEPOSITARIES WHICH IN TURN WILL HOLD SUCH POSITIONS IN CUSTOMERS' SECURITIES ACCOUNTS IN THE DEPOSITARIES' NAMES ON THE BOOKS OF DTC. CITIBANK WILL ACT AS DEPOSITARY FOR CEDEL AND CHASE WILL ACT AS DEPOSITARY FOR EUROCLEAR (IN SUCH CAPACITIES, INDIVIDUALLY THE "RELEVANT DEPOSITARY" AND COLLECTIVELY THE "EUROPEAN DEPOSITARIES").

            BECAUSE OF TIME ZONE DIFFERENCES, CREDITS OF SECURITIES RECEIVED IN CEDEL OR EUROCLEAR AS A RESULT OF A TRANSACTION WITH A PARTICIPANT WILL BE MADE DURING SUBSEQUENT SECURITIES SETTLEMENT PROCESSING AND DATED THE BUSINESS DAY FOLLOWING THE DTC SETTLEMENT DATE. SUCH CREDITS OR ANY TRANSACTIONS IN SUCH SECURITIES SETTLED DURING SUCH PROCESSING WILL BE REPORTED TO THE RELEVANT EUROCLEAR PARTICIPANTS OR CEDEL PARTICIPANTS (EACH AS DEFINED BELOW) ON SUCH BUSINESS DAY. CASH RECEIVED IN CEDEL OR EUROCLEAR AS A RESULT OF SALES OF SECURITIES BY OR THROUGH A CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT TO A PARTICIPANT WILL BE RECEIVED WITH VALUE ON THE DTC SETTLEMENT DATE BUT WILL BE AVAILABLE IN THE RELEVANT CEDEL OR EUROCLEAR CASH ACCOUNT ONLY AS OF THE BUSINESS DAY FOLLOWING SETTLEMENT IN DTC. FOR INFORMATION WITH RESPECT TO TAX DOCUMENTATION PROCEDURES RELATING TO THE CERTIFICATES, SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICS--BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" AND "--FOREIGN INVESTORS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

            TRANSFERS BETWEEN PARTICIPANTS WILL OCCUR IN ACCORDANCE WITH DTC RULES. TRANSFERS BETWEEN CEDEL PARTICIPANTS AND EUROCLEAR PARTICIPANTS WILL OCCUR IN ACCORDANCE WITH THEIR RESPECTIVE RULES AND OPERATING
PROCEDURES.

            CROSS-MARKET TRANSFERS BETWEEN PERSONS HOLDING DIRECTLY OR INDIRECTLY THROUGH DTC, ON THE ONE HAND, AND DIRECTLY OR INDIRECTLY THROUGH CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS, ON THE OTHER, WILL BE EFFECTED IN DTC IN ACCORDANCE WITH DTC RULES ON BEHALF OF THE RELEVANT EUROPEAN INTERNATIONAL CLEARING SYSTEM BY THE RELEVANT DEPOSITARY; HOWEVER, SUCH CROSS MARKET TRANSACTIONS WILL REQUIRE DELIVERY OF INSTRUCTIONS TO THE RELEVANT EUROPEAN INTERNATIONAL CLEARING SYSTEM BY THE COUNTERPARTY IN SUCH SYSTEM IN ACCORDANCE WITH ITS RULES AND PROCEDURES AND WITHIN ITS ESTABLISHED DEADLINES (EUROPEAN TIME). THE RELEVANT EUROPEAN INTERNATIONAL CLEARING SYSTEM WILL, IF THE TRANSACTION MEETS ITS SETTLEMENT REQUIREMENTS, DELIVER INSTRUCTIONS TO THE RELEVANT DEPOSITARY TO TAKE ACTION TO EFFECT FINAL SETTLEMENT ON ITS BEHALF BY DELIVERING

OR RECEIVING SECURITIES IN DTC, AND MAKING OR RECEIVING PAYMENT IN ACCORDANCE WITH NORMAL PROCEDURES FOR SAME DAY FUNDS SETTLEMENT APPLICABLE TO DTC. CEDEL PARTICIPANTS AND EUROCLEAR PARTICIPANTS MAY NOT DELIVER INSTRUCTIONS DIRECTLY TO THE EUROPEAN DEPOSITARIES.

            DTC, WHICH IS A NEW YORK-CHARTERED LIMITED PURPOSE TRUST COMPANY, PERFORMS SERVICES FOR ITS PARTICIPANTS, SOME OF WHICH (AND/OR THEIR REPRESENTATIVES) OWN DTC. IN ACCORDANCE WITH ITS NORMAL PROCEDURES, DTC IS EXPECTED TO RECORD THE POSITIONS HELD BY EACH DTC PARTICIPANT IN THE BOOK-ENTRY CERTIFICATES, WHETHER HELD FOR ITS OWN ACCOUNT OR AS A NOMINEE FOR ANOTHER PERSON. IN GENERAL, BENEFICIAL OWNERSHIP OF BOOK-ENTRY CERTIFICATES WILL BE SUBJECT TO THE RULES, REGULATIONS AND PROCEDURES GOVERNING DTC AND ITS PARTICIPANTS AS IN EFFECT FROM TIME TO TIME.

            CEDEL IS INCORPORATED UNDER THE LAWS OF LUXEMBOURG AS A PROFESSIONAL DEPOSITORY. CEDEL HOLDS SECURITIES FOR ITS PARTICIPATING ORGANIZATIONS ("CEDEL PARTICIPANTS") AND FACILITATES THE CLEARANCE AND SETTLEMENT OF SECURITIES TRANSACTIONS BETWEEN CEDEL PARTICIPANTS THROUGH ELECTRONIC BOOK-ENTRY CHANGES IN ACCOUNTS OF CEDEL PARTICIPANTS, THEREBY ELIMINATING THE NEED FOR PHYSICAL MOVEMENT OF CERTIFICATES. TRANSACTIONS MAY BE SETTLED IN CEDEL IN ANY OF 28 CURRENCIES, INCLUDING UNITED STATES DOLLARS. CEDEL PROVIDES TO ITS CEDEL PARTICIPANTS, AMONG OTHER THINGS, SERVICES FOR SAFEKEEPING, ADMINISTRATION, CLEARANCE AND SETTLEMENT OF INTERNATIONALLY TRADED SECURITIES AND SECURITIES LENDING AND BORROWING. CEDEL INTERFACES WITH DOMESTIC MARKETS IN SEVERAL COUNTRIES. AS A PROFESSIONAL DEPOSITORY, CEDEL IS SUBJECT TO REGULATION BY THE LUXEMBOURG MONETARY INSTITUTE. CEDEL PARTICIPANTS ARE RECOGNIZED FINANCIAL INSTITUTIONS AROUND THE WORLD, INCLUDING UNDERWRITERS, SECURITIES BROKERS AND DEALERS, BANKS, TRUST COMPANIES, CLEARING CORPORATIONS AND CERTAIN OTHER ORGANIZATIONS. INDIRECT ACCESS TO CEDEL IS ALSO AVAILABLE TO OTHERS, SUCH AS BANKS, BROKERS, DEALERS AND TRUST COMPANIES THAT CLEAR THROUGH OR MAINTAIN A CUSTODIAL RELATIONSHIP WITH A CEDEL PARTICIPANT, EITHER DIRECTLY OR INDIRECTLY.

            EUROCLEAR WAS CREATED IN 1968 TO HOLD SECURITIES FOR PARTICIPANTS OF EUROCLEAR ("EUROCLEAR PARTICIPANTS") AND TO CLEAR AND SETTLE TRANSACTIONS BETWEEN EUROCLEAR PARTICIPANTS THROUGH SIMULTANEOUS ELECTRONIC BOOK-ENTRY DELIVERY AGAINST PAYMENT, THEREBY ELIMINATING THE NEED FOR PHYSICAL MOVEMENT OF CERTIFICATES AND ANY RISK FROM LACK OF SIMULTANEOUS TRANSFERS OF SECURITIES AND CASH. TRANSACTIONS MAY NOW BE SETTLED IN ANY OF 32 CURRENCIES, INCLUDING UNITED STATES DOLLARS. EUROCLEAR INCLUDES VARIOUS OTHER SERVICES, INCLUDING SECURITIES LENDING AND BORROWING AND INTERFACES WITH DOMESTIC MARKETS IN SEVERAL COUNTRIES GENERALLY SIMILAR TO THE ARRANGEMENTS FOR CROSS-MARKET TRANSFERS WITH DTC DESCRIBED ABOVE. EUROCLEAR IS OPERATED BY THE BRUSSELS, BELGIUM OFFICE OF MORGAN GUARANTY TRUST COMPANY OF NEW YORK (THE "EUROCLEAR OPERATOR"), UNDER CONTRACT WITH EUROCLEAR CLEARANCE SYSTEMS S.C., A BELGIAN COOPERATIVE CORPORATION (THE "COOPERATIVE"). ALL OPERATIONS ARE CONDUCTED BY THE EUROCLEAR OPERATOR, AND ALL EUROCLEAR SECURITIES CLEARANCE ACCOUNTS AND EUROCLEAR CASH ACCOUNTS ARE ACCOUNTS WITH THE EUROCLEAR OPERATOR, NOT THE COOPERATIVE. THE COOPERATIVE ESTABLISHES POLICY FOR EUROCLEAR ON BEHALF OF EUROCLEAR PARTICIPANTS. EUROCLEAR PARTICIPANTS INCLUDE BANKS (INCLUDING CENTRAL BANKS), SECURITIES BROKERS AND DEALERS AND OTHER PROFESSIONAL FINANCIAL INTERMEDIARIES. INDIRECT ACCESS TO EUROCLEAR IS ALSO AVAILABLE TO OTHER FIRMS THAT CLEAR THROUGH OR MAINTAIN A CUSTODIAL RELATIONSHIP WITH A EUROCLEAR PARTICIPANT, EITHER DIRECTLY OR INDIRECTLY.

            THE EUROCLEAR OPERATOR IS THE BELGIAN BRANCH OF A NEW YORK BANKING CORPORATION WHICH IS A MEMBER BANK OF THE FEDERAL RESERVE SYSTEM. AS SUCH, IT IS REGULATED AND EXAMINED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE NEW YORK STATE BANKING DEPARTMENT, AS WELL AS THE BELGIAN BANKING COMMISSION.

            SECURITIES CLEARANCE ACCOUNTS AND CASH ACCOUNTS WITH THE EUROCLEAR OPERATOR ARE GOVERNED BY THE TERMS AND CONDITIONS GOVERNING USE OF EUROCLEAR AND THE RELATED OPERATING PROCEDURES OF THE EUROCLEAR SYSTEM AND APPLICABLE BELGIAN LAW (COLLECTIVELY, THE "TERMS AND CONDITIONS"). THE TERMS AND CONDITIONS GOVERN TRANSFERS OF SECURITIES AND CASH WITHIN EUROCLEAR, WITHDRAWALS OF SECURITIES AND CASH FROM EUROCLEAR, AND RECEIPTS OF PAYMENTS WITH RESPECT TO SECURITIES IN EUROCLEAR. ALL SECURITIES IN EUROCLEAR ARE HELD ON A FUNGIBLE BASIS WITHOUT ATTRIBUTION OF SPECIFIC CERTIFICATES TO SPECIFIC SECURITIES CLEARANCE ACCOUNTS. THE

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EUROCLEAR OPERATOR ACTS UNDER THE TERMS AND CONDITIONS ONLY ON BEHALF OF
EUROCLEAR PARTICIPANTS, AND HAS NO RECORD OF OR RELATIONSHIP WITH PERSONS HOLDING THROUGH EUROCLEAR PARTICIPANTS.

            DISTRIBUTIONS ON THE BOOK-ENTRY CERTIFICATES WILL BE MADE ON EACH DISTRIBUTION DATE BY THE TRUSTEE TO DTC. DTC WILL BE RESPONSIBLE FOR CREDITING THE AMOUNT OF SUCH PAYMENTS TO THE ACCOUNTS OF THE APPLICABLE PARTICIPANTS IN ACCORDANCE WITH DTC'S NORMAL PROCEDURES. EACH PARTICIPANT WILL BE RESPONSIBLE FOR DISBURSING SUCH PAYMENTS TO THE BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES THAT IT REPRESENTS AND TO EACH INTERMEDIARY FOR WHICH IT ACTS AS AGENT. EACH SUCH INTERMEDIARY WILL BE RESPONSIBLE FOR DISBURSING FUNDS TO THE BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES THAT IT REPRESENTS.

            UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS, SINCE SUCH PAYMENTS WILL BE FORWARDED BY THE TRUSTEE TO CEDE. DISTRIBUTIONS WITH RESPECT TO CERTIFICATES HELD THROUGH CEDEL OR EUROCLEAR WILL BE CREDITED TO THE CASH ACCOUNTS OF CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS IN ACCORDANCE WITH THE RELEVANT SYSTEM'S RULES AND PROCEDURES, TO THE EXTENT RECEIVED BY THE RELEVANT DEPOSITARY. SUCH DISTRIBUTIONS WILL BE SUBJECT TO TAX REPORTING IN ACCORDANCE WITH RELEVANT UNITED STATES TAX LAWS AND REGULATIONS. "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICS--BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" AND "--FOREIGN INVESTORS IN REMIC CERTIFICATES" IN THE PROSPECTUS. SINCE TRANSACTIONS IN THE BOOK-ENTRY CERTIFICATES WILL BE EFFECTED ONLY THROUGH DTC, CEDEL, EUROCLEAR, PARTICIPATING ORGANIZATIONS, INDIRECT PARTICIPANTS AND CERTAIN BANKS, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE CLASS A CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DTC, CEDEL OR EUROCLEAR SYSTEMS, OR OTHERWISE TO TAKE ACTIONS IN RESPECT OF SUCH CERTIFICATES, MAY BE LIMITED DUE TO LACK OF A PHYSICAL CERTIFICATE REPRESENTING SUCH CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

            DTC HAS ADVISED THE COMPANY AND THE TRUSTEE THAT, UNLESS AND UNTIL DEFINITIVE CERTIFICATES ARE ISSUED, DTC WILL TAKE ANY ACTION PERMITTED TO BE TAKEN BY THE HOLDERS OF THE BOOK-ENTRY CERTIFICATES UNDER THE AGREEMENT ONLY AT THE DIRECTION OF ONE OR MORE PARTICIPANTS TO WHOSE DTC ACCOUNTS THE BOOK-ENTRY CERTIFICATES ARE CREDITED, TO THE EXTENT THAT SUCH ACTIONS ARE TAKEN ON BEHALF OF INTERMEDIARIES WHOSE HOLDINGS INCLUDE SUCH BOOK-ENTRY CERTIFICATES. CEDEL OR THE EUROCLEAR OPERATOR, AS THE CASE MAY BE, WILL TAKE ANY OTHER ACTION PERMITTED TO BE TAKEN BY A CERTIFICATEHOLDER UNDER THE AGREEMENT ON BEHALF OF A CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT ONLY IN ACCORDANCE WITH ITS RELEVANT RULES AND PROCEDURES AND SUBJECT TO THE ABILITY OF THE RELEVANT DEPOSITARY TO EFFECT SUCH ACTIONS ON ITS BEHALF THROUGH DTC. DTC MAY TAKE ACTIONS, AT THE DIRECTION OF THE RELATED PARTICIPANTS, WITH RESPECT TO SOME CERTIFICATES WHICH CONFLICT WITH ACTIONS TAKEN WITH RESPECT TO OTHER CERTIFICATES.

            ALTHOUGH DTC, CEDEL AND EUROCLEAR HAVE AGREED TO THE FOREGOING PROCEDURES IN ORDER TO FACILITATE TRANSFERS OF CERTIFICATES AMONG PARTICIPANTS OF DTC, CEDEL AND EUROCLEAR, THEY ARE UNDER NO OBLIGATION TO PERFORM OR CONTINUE TO PERFORM SUCH PROCEDURES AND SUCH PROCEDURES MAY BE DISCONTINUED AT ANY TIME.

MULTIPLE LOAN GROUP STRUCTURE

       THE MORTGAGE LOANS IN THE TRUST FUND CONSIST OF THE GROUP I LOANS, GROUP II LOANS AND GROUP III LOANS, AS DESCRIBED ABOVE UNDER "DESCRIPTION OF THE MORTGAGE POOL." ALL DISTRIBUTIONS (OTHER THAN CROSS- COLLATERALIZATION PAYMENTS) WITH RESPECT TO THE GROUP I LOANS WILL BE ALLOCATED SOLELY AMONG THE GROUP I CLASS A CERTIFICATES AND THE CLASS R-II CERTIFICATES. ALL DISTRIBUTIONS (OTHER THAN CROSS-COLLATERALIZATION PAYMENTS) WITH RESPECT TO THE GROUP II LOANS WILL BE ALLOCATED SOLELY AMONG THE GROUP II CLASS A CERTIFICATES AND THE CLASS R-II CERTIFICATES. ALL DISTRIBUTIONS (OTHER THAN CROSS-COLLATERALIZATION PAYMENTS) WITH RESPECT TO THE GROUP III LOANS WILL BE ALLOCATED SOLELY AMONG THE GROUP III CLASS A CERTIFICATES AND THE CLASS R-II CERTIFICATES.

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OVERCOLLATERALIZATION PROVISIONS AND SUPPORT FEATURES

            OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. THE POOLING AND SERVICING AGREEMENT REQUIRES THAT, ON EACH DISTRIBUTION DATE, THE NET MONTHLY EXCESS CASHFLOW WITH RESPECT TO EACH LOAN GROUP, IF ANY, BE APPLIED ON SUCH DISTRIBUTION DATE AS AN ACCELERATED PAYMENT OF PRINCIPAL ON THE RELATED CLASS A CERTIFICATES, BUT ONLY IN THE MANNER AND TO THE EXTENT HEREAFTER DESCRIBED. THE "NET MONTHLY EXCESS CASHFLOW" WITH RESPECT TO EACH LOAN GROUP FOR ANY DISTRIBUTION DATE IS EQUAL TO (X) THE AMOUNT ON DEPOSIT IN THE CERTIFICATE ACCOUNT ON SUCH DISTRIBUTION DATE WITH RESPECT TO THE MORTGAGE LOANS IN THE RELATED LOAN GROUP, OTHER THAN THE RELATED INSURED PAYMENTS AND THE TRUSTEE'S FEE AND PREMIUM AMOUNT PAYABLE ON SUCH DISTRIBUTION DATE (SUCH AMOUNT, THE RELATED "AVAILABLE FUNDS" FOR SUCH DISTRIBUTION DATE) MINUS (Y) THE SUM OF (I) THE SUM OF THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT AND THE RELATED CLASS A PRINCIPAL DISTRIBUTION AMOUNT (CALCULATED FOR THIS PURPOSE WITHOUT REGARD TO ANY SUBORDINATION INCREASE AMOUNT, SUBORDINATION REDUCTION AMOUNT OR PORTION THEREOF INCLUDED THEREIN) AND (II) ANY RELATED REIMBURSEMENT AMOUNT (AS DEFINED HEREIN) OWED TO THE CERTIFICATE INSURER. THIS APPLICATION HAS THE EFFECT OF ACCELERATING THE AMORTIZATION OF THE RELATED CLASS A CERTIFICATES RELATIVE TO THE AMORTIZATION OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP.

            WITH RESPECT TO ANY DISTRIBUTION DATE, THE EXCESS, IF ANY, OF (X) THE SUM OF THE AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AS OF THE CLOSE OF BUSINESS ON THE LAST DAY OF THE RELATED DUE PERIOD (AS DEFINED HEREIN) OVER (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE RELATED CLASS A CERTIFICATES AS OF SUCH DISTRIBUTION DATE (AND FOLLOWING THE MAKING OF ALL DISTRIBUTIONS ON SUCH DISTRIBUTION DATE) IS THE "SUBORDINATED AMOUNT" AS OF SUCH DISTRIBUTION DATE. THE POOLING AND SERVICING AGREEMENT REQUIRES THAT THE NET MONTHLY EXCESS CASHFLOWS WILL BE APPLIED AS AN ACCELERATED PAYMENT OF PRINCIPAL ON THE RELATED CLASS A CERTIFICATES UNTIL THE RELATED SUBORDINATED AMOUNT HAS INCREASED TO THE LEVEL EQUAL TO THE RELATED REQUIRED SUBORDINATED AMOUNT FOR SUCH DISTRIBUTION DATE AND, ONCE THE REQUIRED SUBORDINATED AMOUNT HAS BEEN REACHED WITH RESPECT TO SUCH LOAN GROUP, TO BE USED AS DESCRIBED BELOW UNDER "--CROSS-COLLATERALIZATION PAYMENTS" AS AN ACCELERATED PAYMENT OF PRINCIPAL ON THE NON-RELATED CLASS A CERTIFICATES UNTIL THE SUBORDINATED AMOUNTS FOR THE NON-RELATED LOAN GROUPS HAVE REACHED THEIR REQUIRED SUBORDINATED AMOUNTS. ANY AMOUNT OF NET MONTHLY EXCESS CASHFLOW ACTUALLY APPLIED AS AN ACCELERATED PAYMENT OF PRINCIPAL IS A "SUBORDINATION INCREASE AMOUNT." THE REQUIRED LEVEL OF THE SUBORDINATED AMOUNT WITH RESPECT TO A DISTRIBUTION DATE IS THE "REQUIRED SUBORDINATED AMOUNT" WITH RESPECT TO SUCH DISTRIBUTION DATE. INITIALLY, THE REQUIRED SUBORDINATED AMOUNT WILL BE SET AT AN AMOUNT EQUAL TO A PERCENTAGE, SPECIFIED IN THE POOLING AND SERVICING AGREEMENT, OF THE AGGREGATE PRINCIPAL BALANCES OF THE RELATED MORTGAGE LOANS IN THE RELATED LOAN GROUP AS OF THE CUT-OFF DATE. THE POOLING AND SERVICING AGREEMENT GENERALLY PROVIDES THAT THE REQUIRED SUBORDINATED AMOUNTS MAY, OVER TIME, DECREASE, OR INCREASE, SUBJECT TO CERTAIN FLOORS, CAPS AND TRIGGERS. UNDER CERTAIN DELINQUENCY SCENARIOS, THE REQUIRED SUBORDINATED AMOUNTS MAY INCREASE CONTINUALLY THROUGHOUT THE LIFE OF THE TRANSACTION, AND THEREFORE THE WEIGHTED AVERAGE LIVES OF THE CLASS A CERTIFICATES WOULD BE REDUCED.

            IN THE EVENT THAT THE REQUIRED SUBORDINATED AMOUNT WITH RESPECT TO ANY LOAN GROUP IS PERMITTED TO DECREASE OR "STEP DOWN" ON A DISTRIBUTION DATE IN THE FUTURE, THE POOLING AND SERVICING AGREEMENT PROVIDES THAT A PORTION OF THE PRINCIPAL WHICH WOULD OTHERWISE BE DISTRIBUTED TO THE HOLDERS OF THE RELATED CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE SHALL BE USED FOR CROSS-COLLATERALIZATION PAYMENTS (AS DEFINED BELOW), APPLIED TO THE PAYMENT OF ANY RELATED GROUP I OR GROUP II CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT, IF APPLICABLE, OR DISTRIBUTED TO THE HOLDERS OF THE CLASS R-II CERTIFICATES ON SUCH DISTRIBUTION DATE. THESE PAYMENTS WILL HAVE THE EFFECT OF DECELERATING THE AMORTIZATION OF THE CLASS A CERTIFICATES RELATIVE TO THE AMORTIZATION OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP, AND OF REDUCING THE RELATED SUBORDINATED AMOUNT. WITH RESPECT TO ANY DISTRIBUTION DATE, THE DIFFERENCE, IF ANY, BETWEEN (A) THE RELATED SUBORDINATED AMOUNT THAT WOULD APPLY ON SUCH DISTRIBUTION DATE AFTER TAKING INTO ACCOUNT ALL DISTRIBUTIONS TO BE MADE ON SUCH DISTRIBUTION DATE (EXCLUSIVE OF ANY REDUCTIONS THERETO ATTRIBUTABLE TO SUBORDINATION REDUCTION AMOUNTS (AS DESCRIBED BELOW) ON SUCH DISTRIBUTION DATE) AND (B) THE RELATED REQUIRED SUBORDINATED AMOUNT FOR SUCH DISTRIBUTION DATE IS THE RELATED "EXCESS SUBORDINATED AMOUNT" WITH RESPECT TO SUCH DISTRIBUTION DATE. WITH RESPECT TO ANY DISTRIBUTION DATE, AN AMOUNT EQUAL TO THE LESSER

OF (A) THE RELATED EXCESS SUBORDINATED AMOUNT AND (B) THE PRINCIPAL COLLECTIONS RECEIVED BY THE MASTER SERVICER WITH RESPECT TO THE PRIOR DUE PERIOD IS THE RELATED "SUBORDINATION REDUCTION AMOUNT."

            IF ANY MORTGAGE LOAN BECAME A LIQUIDATED MORTGAGE LOAN (AS DEFINED BELOW) DURING RELATED DUE PERIOD, THE NET LIQUIDATION PROCEEDS (AS DEFINED IN THE PROSPECTUS) RELATED THERETO AND ALLOCATED TO PRINCIPAL MAY BE LESS THAN THE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOAN; THE AMOUNT OF ANY SUCH INSUFFICIENCY IS A "LIQUIDATED LOAN LOSS." A "LIQUIDATED MORTGAGE LOAN" IS, IN GENERAL, A DEFAULTED MORTGAGE LOAN AS TO WHICH THE MASTER SERVICER HAS DETERMINED THAT ALL AMOUNTS THAT IT EXPECTS TO RECOVER ON SUCH MORTGAGE LOAN HAVE BEEN RECOVERED (EXCLUSIVE OF ANY POSSIBILITY OF A DEFICIENCY JUDGMENT). IN ADDITION, THE POOLING AND SERVICING AGREEMENT PROVIDES THAT THE PRINCIPAL BALANCE OF ANY MORTGAGE LOAN AFTER IT BECOMES A LIQUIDATED MORTGAGE LOAN SHALL EQUAL ZERO. THE POOLING AND SERVICING AGREEMENT DOES NOT CONTAIN ANY RULE WHICH REQUIRES THAT THE AMOUNT OF ANY LIQUIDATED LOAN LOSS BE DISTRIBUTED TO THE HOLDERS OF THE RELATED CLASS A CERTIFICATES ON THE DISTRIBUTION DATE WHICH IMMEDIATELY FOLLOWS THE EVENT OF LOSS; I.E., THE POOLING AND SERVICING AGREEMENT DOES NOT REQUIRE THE CURRENT RECOVERY OF LOSSES. HOWEVER, THE OCCURRENCE OF A LIQUIDATED LOAN LOSS WILL REDUCE THE SUBORDINATED AMOUNT, WHICH, TO THE EXTENT THAT SUCH REDUCTION CAUSES THE SUBORDINATED AMOUNT TO BE LESS THAN THE RELATED REQUIRED SUBORDINATED AMOUNT APPLICABLE TO THE RELATED DISTRIBUTION DATE, WILL REQUIRE THE PAYMENT OF A SUBORDINATION INCREASE AMOUNT ON SUCH DISTRIBUTION DATE (OR, IF INSUFFICIENT FUNDS ARE AVAILABLE ON SUCH DISTRIBUTION DATE, ON SUBSEQUENT DISTRIBUTION DATES, UNTIL THE SUBORDINATED AMOUNT EQUALS THE RELATED REQUIRED SUBORDINATED AMOUNT). THE EFFECT OF THE FOREGOING IS TO ALLOCATE LOSSES TO THE HOLDERS OF THE CLASS R-II CERTIFICATES BY REDUCING, OR ELIMINATING ENTIRELY, PAYMENTS OF NET MONTHLY EXCESS CASHFLOW AND OF SUBORDINATION REDUCTION AMOUNTS WHICH SUCH HOLDERS WOULD OTHERWISE RECEIVE. INVESTORS IN THE CLASS A CERTIFICATES SHOULD REALIZE THAT, UNDER EXTREME LOSS OR DELINQUENCY SCENARIOS, THEY MAY TEMPORARILY RECEIVE NO DISTRIBUTIONS OF PRINCIPAL.

            OVERCOLLATERALIZATION AND THE CERTIFICATE INSURANCE POLICIES. THE POOLING AND SERVICING AGREEMENT DEFINES A "SUBORDINATION DEFICIT" WITH RESPECT TO A DISTRIBUTION DATE TO BE THE AMOUNT, IF ANY, BY WHICH (X) THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE RELATED CLASS A CERTIFICATES AS OF SUCH DISTRIBUTION DATE, AND FOLLOWING THE MAKING OF ALL DISTRIBUTIONS TO BE MADE ON SUCH DISTRIBUTION DATE (EXCEPT FOR ANY PAYMENT TO BE MADE AS TO PRINCIPAL FROM PROCEEDS OF THE RELATED CERTIFICATE INSURANCE POLICY), EXCEEDS (Y) THE AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AS OF THE CLOSE OF BUSINESS ON THE PRECEDING DUE DATE. THE POOLING AND SERVICING AGREEMENT REQUIRES THE TRUSTEE TO MAKE A CLAIM FOR AN INSURED PAYMENT UNDER THE RELATED CERTIFICATE INSURANCE POLICY NOT LATER THAN THE SECOND BUSINESS DAY PRIOR TO ANY DISTRIBUTION DATE AS TO WHICH THE TRUSTEE HAS DETERMINED THAT A SUBORDINATION DEFICIT WILL OCCUR WITH RESPECT TO A LOAN GROUP FOR THE PURPOSE OF APPLYING THE PROCEEDS OF SUCH INSURED PAYMENT AS A PAYMENT OF PRINCIPAL TO THE HOLDERS OF THE RELATED CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE.

CROSS-COLLATERALIZATION

            IN THE EVENT THAT ON ANY DISTRIBUTION DATE AFTER GIVING EFFECT TO DISTRIBUTIONS PERTAINING TO A PARTICULAR LOAN GROUP AND ITS RELATED CERTIFICATES (EXCEPT FOR ANY PAYMENT TO BE MADE AS PRINCIPAL FROM PROCEEDS OF THE RELATED CERTIFICATE INSURANCE POLICY), (I) THE AVAILABLE FUNDS WITH RESPECT TO A LOAN GROUP WOULD BE LESS THAN THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT (SUCH DIFFERENCE, A "CROSS- COLLATERALIZED INTEREST SHORTFALL"), (II) A SUBORDINATION DEFICIT EXISTS WITH RESPECT TO A LOAN GROUP, (III) A REIMBURSEMENT AMOUNT WITH RESPECT TO A LOAN GROUP EXISTS OR (IV) THE SUBORDINATED AMOUNT WITH RESPECT TO A LOAN GROUP WOULD BE LESS THAN THE RELATED REQUIRED SUBORDINATED AMOUNT (SUCH DIFFERENCE, A "CROSS- COLLATERALIZED SUBORDINATION SHORTFALL"), THE CERTIFICATE INSURER, THE GROUP I, GROUP II OR GROUP III CLASS A CERTIFICATES, AS THE CASE MAY BE, WILL BE ENTITLED TO RECEIVE AN ADDITIONAL PAYMENT (A "CROSS-COLLATERALIZATION PAYMENT") IN RESPECT OF INTEREST OR PRINCIPAL, AS APPLICABLE, TO THE EXTENT OF SUCH CROSS- COLLATERALIZED INTEREST SHORTFALL, SUBORDINATION DEFICIT OR CROSS-COLLATERALIZED SUBORDINATION SHORTFALL OR AS REIMBURSEMENT OF THE REIMBURSEMENT AMOUNT, AS THE CASE MAY BE, OUT OF FUNDS THEN ON DEPOSIT IN THE CERTIFICATE ACCOUNT FOR THE OTHER LOAN GROUP OR LOAN GROUPS THAT ARE OTHERWISE PAYABLE ON SUCH DISTRIBUTION DATE TO THE CLASS R-II CERTIFICATES.

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            IF A CROSS-COLLATERALIZATION PAYMENT IS REQUIRED WITH RESPECT TO A
SINGLE LOAN GROUP, SUCH LOAN GROUP WILL BE ENTITLED TO RECEIVE ADDITIONAL PAYMENTS FROM BOTH OF THE OTHER LOAN GROUPS ON A PRO RATA BASIS TO THE EXTENT OF FUNDS ON DEPOSIT IN THE CERTIFICATE ACCOUNT FOR SUCH OTHER LOAN GROUPS AND AVAILABLE TO MAKE CROSS-COLLATERALIZATION PAYMENTS. IF A CROSS-COLLATERALIZATION PAYMENT IS REQUIRED WITH RESPECT TO TWO LOAN GROUPS, SUCH LOAN GROUPS WILL BE ENTITLED TO RECEIVE ADDITIONAL PAYMENTS FROM THE THIRD LOAN GROUP ON A PRO RATA BASIS TO THE EXTENT OF THEIR RESPECTIVE REQUIRED CROSS-COLLATERALIZATION PAYMENTS, TO THE EXTENT OF FUNDS ON DEPOSIT IN THE CERTIFICATE ACCOUNT RELATED TO SUCH THIRD LOAN GROUP AVAILABLE TO MAKE CROSS-COLLATERALIZATION PAYMENTS.


PRIORITY OF PAYMENT

            ON EACH DISTRIBUTION DATE, THE TRUSTEE SHALL MAKE THE FOLLOWING DISTRIBUTIONS, TO THE EXTENT OF FUNDS ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT WITH RESPECT TO EACH LOAN GROUP AND THE AMOUNT OF INSURED PAYMENTS AND CROSS-COLLATERALIZATION PAYMENTS (IF APPLICABLE) TO BE MADE ON SUCH DISTRIBUTION DATE, AS DISTRIBUTED SEPARATELY WITH RESPECT TO THE GROUP I CERTIFICATE ACCOUNT, GROUP II CERTIFICATE ACCOUNT AND GROUP III CERTIFICATE ACCOUNT:

                   (A) TO THE CERTIFICATE INSURER, THE PREMIUM AMOUNT (AS DEFINED HEREIN) WITH RESPECT TO SUCH LOAN GROUP;

                   (B) TO THE TRUSTEE, AN AMOUNT EQUAL TO THE TRUSTEE'S FEES THEN DUE TO IT WITH RESPECT TO SUCH LOAN GROUP;

                   (C) TO THE CERTIFICATE INSURER THE LESSER OF (X) AN AMOUNT EQUAL TO (I) THE AMOUNT THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT REMAINING AFTER THE FOREGOING DISTRIBUTIONS MINUS (II) THE INSURED DISTRIBUTION AMOUNT FOR SUCH DISTRIBUTION DATE AND (Y) THE AMOUNT OF ALL INSURED PAYMENTS AND OTHER PAYMENTS MADE BY THE CERTIFICATE INSURER PURSUANT TO THE RELATED CERTIFICATE INSURANCE POLICY (TOGETHER WITH INTEREST THEREON) WHICH HAVE NOT BEEN PREVIOUSLY REPAID (THE "REIMBURSEMENT AMOUNT") AS OF SUCH DISTRIBUTION DATE;

                   (D) FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT (INCLUDING ANY INSURED PAYMENTS), TO THE RELATED CLASS A CERTIFICATEHOLDERS AN AMOUNT EQUAL TO THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT (AS DESCRIBED BELOW), DISTRIBUTED TO THE RELATED CLASS A CERTIFICATEHOLDERS AS DESCRIBED BELOW;

                   (E) FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT (INCLUDING ANY RELATED INSURED PAYMENTS), TO THE RELATED CLASS A CERTIFICATEHOLDERS AN AMOUNT EQUAL TO THE RELATED CLASS A PRINCIPAL DISTRIBUTION AMOUNT (AS DESCRIBED BELOW), DISTRIBUTED TO THE RELATED CLASS A CERTIFICATEHOLDERS AS DESCRIBED BELOW;

                   (F) FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT, AN AMOUNT EQUAL TO THE CROSS-COLLATERALIZATION PAYMENTS REQUIRED TO BE MADE ON SUCH DISTRIBUTION DATE IN RESPECT OF CROSS-COLLATERALIZED INTEREST SHORTFALLS TO NON-RELATED CLASS A CERTIFICATES AS DESCRIBED IN "--CROSS-COLLATERALIZATION" ABOVE;

                   (G) FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT, AN AMOUNT EQUAL TO THE CROSS-COLLATERALIZATION PAYMENTS IN RESPECT OF SUBORDINATION DEFICITS REQUIRED TO BE MADE ON SUCH CERTIFICATES ON SUCH DISTRIBUTION DATE, DISTRIBUTED TO THE NON-RELATED CLASS A CERTIFICATES AS DESCRIBED IN
                                 "--CROSS-COLLATERALIZATION" ABOVE AND ALLOCATED TO SUCH NON-RELATED CLASS A CERTIFICATES AS DESCRIBED BELOW;

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                   (H)           FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED
                                 CERTIFICATE ACCOUNT, TO THE CERTIFICATE
                                 INSURER, AN AMOUNT EQUAL TO THE
                                 CROSS-COLLATERALIZATION PAYMENTS IN RESPECT OF REIMBURSEMENT AMOUNTS REQUIRED TO BE MADE TO THE CERTIFICATE INSURER FROM SUCH CERTIFICATE ACCOUNT ON SUCH DISTRIBUTION DATE AS DESCRIBED IN "--CROSS- COLLATERALIZATION" ABOVE, TO THE EXTENT THE CERTIFICATE INSURER HAS NOT BEEN REIMBURSED PURSUANT TO CLAUSE (C) ABOVE;

                   (I) FROM AMOUNTS THEN ON DEPOSIT IN THE RELATED CERTIFICATE ACCOUNT, AN AMOUNT EQUAL TO THE CROSS-COLLATERALIZATION PAYMENTS REQUIRED TO BE MADE ON SUCH DISTRIBUTION DATE IN RESPECT OF CROSS-COLLATERALIZED SUBORDINATION SHORTFALLS,
                                 DISTRIBUTED TO THE NON- RELATED CLASS A
                                 CERTIFICATES AS DESCRIBED IN
                                 "--CROSS-COLLATERALIZATION" ABOVE, AND
                                 ALLOCATED TO SUCH NON-RELATED CLASS A
                                 CERTIFICATEHOLDERS AS DESCRIBED BELOW;

                   (J) TO THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES, AN AMOUNT EQUAL TO THE LESSER OF
                                 (I) ANY AMOUNT THEN REMAINING IN THE RELATED
                                 CERTIFICATE ACCOUNT AFTER THE APPLICATIONS
                                 DESCRIBED IN CLAUSES (A) THROUGH (I) ABOVE AND
                                 (II) THE AGGREGATE GROUP I CLASS A AVAILABLE
                                 FUNDS CAP CARRY-FORWARD AMOUNT OR GROUP II
                                 CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD
                                 AMOUNT, RESPECTIVELY, FOR SUCH DISTRIBUTION
                                 DATE SHALL BE PAID TO THE CLASS A-1
                                 CERTIFICATEHOLDERS AND CLASS A-2
                                 CERTIFICATEHOLDERS, RESPECTIVELY, ON ACCOUNT OF THE GROUP I CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT AND GROUP II CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT, RESPECTIVELY, IF ANY; AND

                   (K) FROM AMOUNTS THEN ON DEPOSIT IN THE CERTIFICATE ACCOUNT, TO THE HOLDERS OF THE CLASS R-II CERTIFICATES, THE AMOUNT REMAINING ON SUCH DISTRIBUTION DATE, IF ANY.


CLASS A INTEREST DISTRIBUTION AMOUNTS

            ON EACH DISTRIBUTION DATE, HOLDERS OF EACH CLASS OF CLASS A CERTIFICATES WILL BE ENTITLED TO RECEIVE INTEREST DISTRIBUTIONS IN AN AMOUNT (SUCH AMOUNT THE "ACCRUED CERTIFICATE INTEREST" FOR SUCH CLASS) EQUAL TO THE SUM OF (A) INTEREST ACCRUED FOR THE RELATED ACCRUAL PERIOD (AS DEFINED BELOW) ON THE RELATED CERTIFICATE PRINCIPAL BALANCE THEREOF (OR RELATED NOTIONAL AMOUNTS THEREOF, IN THE CASE OF THE COMPONENTS OF THE FIXED STRIP CERTIFICATES) IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE AT THE THEN-APPLICABLE RELATED PASS-THROUGH RATE (TO THE EXTENT OF THE AMOUNTS REMAINING FOR DISTRIBUTIONS AFTER PAYMENTS UNDER CLAUSES (A) THROUGH (C) UNDER "--PRIORITY OF PAYMENT" ABOVE), AS REDUCED BY SHORTFALLS CAUSED BY THE RELIEF ACT (AS DEFINED IN THE PROSPECTUS) OR THE FAILURE OF THE MASTER SERVICER TO COVER PREPAYMENT INTEREST SHORTFALLS TO THE EXTENT DESCRIBED HEREIN, WITH ALL SUCH REDUCTIONS ALLOCATED AMONG THE RELATED CLASS A CERTIFICATES IN PROPORTION TO THEIR RESPECTIVE AMOUNTS OF RELATED CLASS A INTEREST DISTRIBUTION AMOUNT (AS DEFINED BELOW) WHICH WOULD HAVE RESULTED ABSENT SUCH REDUCTIONS AND (B) THE GROUP I, GROUP II OR GROUP III CLASS A CARRY-FORWARD AMOUNT, AS APPLICABLE, ALLOCABLE TO INTEREST. THE AGGREGATE AMOUNT OF INTEREST ALLOCABLE TO EACH CLASS OF THE GROUP I, GROUP II AND GROUP III CLASS A CERTIFICATES AS DETERMINED SEPARATELY (THE RELATED "CLASS A INTEREST DISTRIBUTION AMOUNT") WILL BE ALLOCABLE FIRST TO THE RELATED COMPONENTS OF THE FIXED STRIP CERTIFICATES, AND THEN TO THE RELATED CLASS A CERTIFICATES (OTHER THAN THE FIXED STRIP CERTIFICATES) ON A PRO RATA BASIS. THE CLASS A INTEREST DISTRIBUTION AMOUNT WITH RESPECT TO THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES IS CALCULATED ON THE BASIS OF A 360-DAY YEAR AND THE ACTUAL NUMBER OF DAYS ELAPSED; PROVIDED THAT, FOR ANY DISTRIBUTION DATE FOR WHICH CLAUSE (II) OF THE DEFINITION OF PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES OR CLASS A-2 CERTIFICATES IS APPLICABLE, THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT WILL BE CALCULATED ON THE BASIS OF A 360-DAY YEAR AND A 30-DAY MONTH. THE CLASS A INTEREST DISTRIBUTION AMOUNT WITH RESPECT TO THE GROUP I FIXED STRIP COMPONENTS, GROUP II FIXED STRIP COMPONENTS AND THE GROUP III CLASS A CERTIFICATES IS CALCULATED ON THE BASIS OF A 360-DAY YEAR AND A 30-DAY MONTH.

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            WITH RESPECT TO ANY DISTRIBUTION DATE AND THE GROUP I, GROUP II AND
GROUP III CLASS A CERTIFICATES, THE SUM OF THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT AND THE AMOUNT OF THE RELATED SUBORDINATION DEFICIT, IF ANY, WITH RESPECT TO SUCH DISTRIBUTION DATE IS THE RELATED "INSURED DISTRIBUTION AMOUNT" FOR SUCH DISTRIBUTION DATE.

            FOR EACH DISTRIBUTION DATE, (I) WITH RESPECT TO THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES, THE "ACCRUAL PERIOD" IS THE PERIOD COMMENCING ON THE DISTRIBUTION DATE IMMEDIATELY PRECEDING THE MONTH ON WHICH SUCH DISTRIBUTION DATE OCCURS AND ENDING ON THE CALENDAR DAY IMMEDIATELY PRECEDING SUCH DISTRIBUTION DATE, EXCEPT WITH RESPECT TO THE FIRST DISTRIBUTION DATE, WHICH HAS AN ACCRUAL PERIOD FROM SEPTEMBER 26, 1997 TO OCTOBER 24, 1997 AND (II) WITH RESPECT TO THE GROUP I FIXED STRIP COMPONENTS, GROUP II FIXED STRIP COMPONENTS AND THE GROUP III CLASS A CERTIFICATES, THE "ACCRUAL PERIOD" IS THE PREVIOUS CALENDAR MONTH.

            WITH RESPECT TO THE GROUP I CLASS A CERTIFICATES, THE "GROUP I CLASS A CARRY-FORWARD AMOUNT" AS OF ANY DISTRIBUTION DATE EQUALS THE SUM OF (A) THE AMOUNT, IF ANY, BY WHICH (I) THE RELATED INSURED DISTRIBUTION AMOUNT FOR THE IMMEDIATELY PRECEDING DISTRIBUTION DATE EXCEEDED (II) THE AMOUNT ACTUALLY DISTRIBUTED TO THE HOLDERS OF THE GROUP I CLASS A CERTIFICATES IN RESPECT THEREOF (INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID UNDER A CERTIFICATE INSURANCE POLICY) AND (B) 30 DAYS' INTEREST ON SUCH AMOUNT AT A RATE EQUAL TO THE SUM OF (I) THE CLASS A-1 FORMULA PASS-THROUGH RATE APPLICABLE TO THE CLASS A-1 CERTIFICATES FOR SUCH DISTRIBUTION DATE AND (II) THE GROUP I FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP I FIXED STRIP COMPONENTS DIVIDED BY (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE. THE GROUP I CLASS A CARRY-FORWARD AMOUNT DOES NOT INCLUDE ANY GROUP I CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT.

            THE "CLASS A-1 FORMULA PASS-THROUGH RATE" FOR A DISTRIBUTION DATE IS THE LESSER OF (X) THE RATE DETERMINED BY CLAUSE (I) OF THE DEFINITION OF PASS-THROUGH RATE FOR THE CLASS A-1 CERTIFICATES FOR SUCH DISTRIBUTION DATE AND
(Y) THE WEIGHTED AVERAGE OF THE NET LIFETIME RATE CAPS OF THE GROUP I LOANS. THE NET LIFETIME RATE CAP ON EACH GROUP I LOAN IS EQUAL TO THE RELATED LIFETIME RATE CAP MINUS THE SUM OF (I) THE SERVICING FEE RATE AND THE RATES PER ANNUM AT WHICH THE TRUSTEE'S FEE AND THE PREMIUM AMOUNT ACCRUE AND (II) THE GROUP I FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP I FIXED STRIP COMPONENTS DIVIDED BY (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE.

            THE POOLING AND SERVICING AGREEMENT PROVIDES THAT IF THE PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES IS LESS THAN THE CLASS A-1 FORMULA PASS-THROUGH RATE AND ANY RESULTING SHORTFALL IN INTEREST IS NOT PAID ON SUCH DISTRIBUTION DATE FROM ANY AVAILABLE NET MONTHLY EXCESS CASHFLOW, AS DESCRIBED BELOW, THEN THE AMOUNT OF ANY SUCH SHORTFALL WILL BE CARRIED FORWARD AND BE PAID TO THE EXTENT OF AVAILABLE FUNDS, AS DESCRIBED HEREIN, TO THE HOLDERS OF THE CLASS A-1 CERTIFICATES ON FUTURE DISTRIBUTION DATES AND SHALL ACCRUE INTEREST AT THE APPLICABLE CLASS A-1 FORMULA PASS-THROUGH RATE, UNTIL PAID (SUCH SHORTFALL, TOGETHER WITH SUCH ACCRUED INTEREST, THE "GROUP I CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT"). THE CERTIFICATE INSURANCE POLICY DOES NOT COVER THE GROUP I CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT, NOR DO THE RATINGS ASSIGNED TO THE CLASS A-1 CERTIFICATES ADDRESS THE PAYMENT OF THE GROUP I CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT.

            WITH RESPECT TO THE GROUP II CLASS A CERTIFICATES, THE "GROUP II CLASS A CARRY-FORWARD AMOUNT" AS OF ANY DISTRIBUTION DATE EQUALS THE SUM OF (A) THE AMOUNT, IF ANY, BY WHICH (I) THE RELATED INSURED DISTRIBUTION AMOUNT FOR THE IMMEDIATELY PRECEDING DISTRIBUTION DATE EXCEEDED (II) THE AMOUNT ACTUALLY DISTRIBUTED TO THE HOLDERS OF THE GROUP II CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE IN RESPECT THEREOF (INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID UNDER A CERTIFICATE INSURANCE POLICY) AND (B) 30 DAYS' INTEREST ON SUCH AMOUNT AT A RATE EQUAL TO THE SUM OF (I) THE CLASS A-2 FORMULA PASS-THROUGH RATE APPLICABLE TO THE CLASS A-2 CERTIFICATES FOR SUCH DISTRIBUTION DATE AND (II) THE GROUP II FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP II FIXED STRIP COMPONENTS DIVIDED BY (Y) THE

CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE. THE GROUP II CLASS A CARRY-FORWARD AMOUNT DOES NOT INCLUDE ANY GROUP II
CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT.

            THE "CLASS A-2 FORMULA PASS-THROUGH RATE" FOR A DISTRIBUTION DATE IS THE LESSER OF (X) THE RATE DETERMINED BY CLAUSE (I) OF THE DEFINITION OF PASS-THROUGH RATE FOR THE CLASS A-2 CERTIFICATES FOR SUCH DISTRIBUTION DATE AND
(Y) THE WEIGHTED AVERAGE OF THE NET LIFETIME RATE CAPS OF THE GROUP II LOANS. THE NET LIFETIME RATE CAP ON EACH GROUP II LOAN IS EQUAL TO THE RELATED LIFETIME RATE CAP MINUS THE SUM OF (I) THE SERVICING FEE RATE AND THE RATES PER ANNUM AT WHICH THE TRUSTEE'S FEE AND THE PREMIUM AMOUNT ACCRUE AND (II) THE GROUP II FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP II FIXED STRIP COMPONENTS DIVIDED BY (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE.

            THE POOLING AND SERVICING AGREEMENT PROVIDES THAT IF THE PASS-THROUGH RATE ON THE CLASS A-2 CERTIFICATES IS LESS THAN THE CLASS A-2 FORMULA PASS-THROUGH RATE AND ANY RESULTING SHORTFALL IN INTEREST IS NOT PAID ON SUCH DISTRIBUTION DATE FROM ANY AVAILABLE NET MONTHLY EXCESS CASHFLOW, AS DESCRIBED BELOW, THEN THE AMOUNT OF ANY SUCH SHORTFALL WILL BE CARRIED FORWARD AND BE PAID TO THE EXTENT OF AVAILABLE FUNDS, AS DESCRIBED HEREIN, TO THE HOLDERS OF THE CLASS A-2 CERTIFICATES ON FUTURE DISTRIBUTION DATES AND SHALL ACCRUE INTEREST AT THE APPLICABLE CLASS A-2 FORMULA PASS-THROUGH RATE, UNTIL PAID (SUCH SHORTFALL, TOGETHER WITH SUCH ACCRUED INTEREST, THE "GROUP II CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT"). THE CERTIFICATE INSURANCE POLICY DOES NOT COVER THE GROUP II CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT, NOR DO THE RATINGS ASSIGNED TO THE CLASS A-2 CERTIFICATES ADDRESS THE PAYMENT OF THE GROUP II CLASS A AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT.

            WITH RESPECT TO THE GROUP III CLASS A CERTIFICATES, THE "GROUP III CLASS A CARRY-FORWARD AMOUNT" AS OF ANY DISTRIBUTION DATE EQUALS THE SUM OF (A) THE AMOUNT, IF ANY, BY WHICH (I) THE RELATED INSURED DISTRIBUTION AMOUNT FOR THE IMMEDIATELY PRECEDING DISTRIBUTION DATE EXCEEDED (II) THE AMOUNT ACTUALLY DISTRIBUTED TO THE HOLDERS OF THE GROUP III CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE IN RESPECT THEREOF (INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID UNDER A CERTIFICATE INSURANCE POLICY) AND (B) 30 DAYS' INTEREST ON SUCH AMOUNT AT A RATE EQUAL TO THE SUM OF (I) THE WEIGHTED AVERAGE OF THE PASS-THROUGH RATES APPLICABLE TO THE GROUP III CLASS A CERTIFICATES (OTHER THAN THE GROUP III FIXED STRIP COMPONENT) AND (II) THE PASS- THROUGH RATE ON THE GROUP III FIXED STRIP COMPONENT FOR SUCH DISTRIBUTION DATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP III FIXED STRIP COMPONENT DIVIDED BY (Y) THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE GROUP III CLASS A CERTIFICATES IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE.

            THE "PREPAYMENT INTEREST SHORTFALL" FOR ANY DISTRIBUTION DATE IS EQUAL TO THE AGGREGATE SHORTFALL, IF ANY, IN COLLECTIONS OF INTEREST (MINUS THE RELATED SERVICING FEE) RESULTING FROM MORTGAGOR PREPAYMENTS ON THE MORTGAGE LOANS DURING THE PRECEDING CALENDAR MONTH. SUCH SHORTFALLS WILL RESULT BECAUSE INTEREST ON PREPAYMENTS IN FULL IS DISTRIBUTED ONLY TO THE DATE OF PREPAYMENT, AND BECAUSE NO INTEREST IS DISTRIBUTED ON PREPAYMENTS IN PART, AS SUCH PREPAYMENTS IN PART ARE APPLIED TO REDUCE THE OUTSTANDING PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE DUE DATE IN THE MONTH OF PREPAYMENT. HOWEVER, WITH RESPECT TO ANY DISTRIBUTION DATE, ANY PREPAYMENT INTEREST SHORTFALLS RESULTING FROM FULL OR PARTIAL PREPAYMENTS DURING THE PRECEDING CALENDAR MONTH WILL BE OFFSET BY THE MASTER SERVICER, BUT ONLY TO THE EXTENT SUCH PREPAYMENT INTEREST SHORTFALLS DO NOT EXCEED AN AMOUNT EQUAL TO THE SERVICING FEE PAYABLE TO THE MASTER SERVICER IN RESPECT OF ITS SERVICING ACTIVITIES WITH RESPECT TO SUCH DISTRIBUTION DATE. SEE "POOLING AND SERVICING AGREEMENT--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" HEREIN. AN AMOUNT EQUAL TO THE CLASS A CERTIFICATES' PRO RATA SHARE, BASED ON THE AMOUNT OF INTEREST PAYABLE ON EACH SUCH CLASS, OF ANY PREPAYMENT INTEREST SHORTFALLS IN EXCESS OF THE SERVICING FEE WILL BE MADE AVAILABLE BY THE CERTIFICATE INSURER FOR DISTRIBUTION TO THE CLASS A CERTIFICATEHOLDERS.

            THE PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES IS ADJUSTABLE AND IS CALCULATED AS FOLLOWS: BEGINNING ON THE DISTRIBUTION DATE IN OCTOBER 1997, AND ON EACH DISTRIBUTION DATE THEREAFTER, THE PASS- THROUGH RATE ON THE CLASS A-1 CERTIFICATES WILL BE ADJUSTED TO EQUAL THE LESSER OF (I) (A) WITH RESPECT TO ANY

DISTRIBUTION DATE WHICH OCCURS ON OR PRIOR TO THE DATE ON WHICH THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS LESS THAN 10% OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUTOFF DATE, ONE-MONTH LIBOR (AS DEFINED IN "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" BELOW) PLUS 0.21% OR (B) WITH RESPECT TO ANY DISTRIBUTION DATE THEREAFTER, ONE-MONTH LIBOR PLUS 0.42% AND (II) THE GROUP I CLASS A AVAILABLE FUNDS PASS-THROUGH RATE.

            THE "GROUP I CLASS A AVAILABLE FUNDS PASS-THROUGH RATE," AS OF ANY DISTRIBUTION DATE, IS EQUAL TO (I) THE WEIGHTED AVERAGE OF THE MORTGAGE RATES OF THE GROUP I LOANS, MINUS (II) THE SUM OF THE SERVICING FEE RATE AND THE RATES PER ANNUM AT WHICH THE TRUSTEE'S FEE AND PREMIUM AMOUNT ACCRUE AND MINUS (III) THE GROUP I FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP I FIXED STRIP COMPONENTS DIVIDED BY (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE FOR THE RELATED DUE PERIOD AND MINUS (IV) COMMENCING ON THE SEVENTH DISTRIBUTION DATE, 0.50% PER ANNUM. THE "GROUP I FIXED STRIP EFFECTIVE RATE" IS EQUAL TO 5.50% FOR THE FIRST 12 DISTRIBUTION DATES, 4.00% FOR THE 13TH THROUGH THE 24TH DISTRIBUTION DATES, 2.50% FOR THE 24TH THROUGH 30TH DISTRIBUTION DATES, AND 0.00% THEREAFTER.

            THE PASS-THROUGH RATE ON THE CLASS A-2 CERTIFICATES IS ADJUSTABLE AND IS CALCULATED AS FOLLOWS: BEGINNING ON THE DISTRIBUTION DATE IN OCTOBER 1997, AND ON EACH DISTRIBUTION DATE THEREAFTER, THE PASS- THROUGH RATE ON THE CLASS A-2 CERTIFICATES WILL BE ADJUSTED TO EQUAL THE LESSER OF (I) (A) WITH RESPECT TO ANY DISTRIBUTION DATE WHICH OCCURS ON OR PRIOR TO THE DATE ON WHICH THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS LESS THAN 10% OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUTOFF DATE, ONE-MONTH LIBOR (AS DEFINED IN "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" BELOW) PLUS 0.20% OR (B) WITH RESPECT TO ANY DISTRIBUTION DATE THEREAFTER, ONE-MONTH LIBOR PLUS 0.40% AND (II) THE GROUP II CLASS A AVAILABLE FUNDS PASS-THROUGH RATE.

            THE "GROUP II CLASS A AVAILABLE FUNDS PASS-THROUGH RATE," AS OF ANY DISTRIBUTION DATE, IS EQUAL TO (I) THE WEIGHTED AVERAGE OF THE MORTGAGE RATES OF THE GROUP II LOANS, MINUS (II) THE SUM OF THE SERVICING FEE RATE AND THE RATES PER ANNUM AT WHICH THE TRUSTEE'S FEE AND PREMIUM AMOUNT ACCRUE AND MINUS (III) THE GROUP II FIXED STRIP EFFECTIVE RATE TIMES A FRACTION EQUAL TO (X) THE NOTIONAL AMOUNT OF THE GROUP II FIXED STRIP COMPONENTS DIVIDED BY (Y) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES, IN EACH CASE AS DETERMINED IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE AND MINUS (IV) COMMENCING ON THE SEVENTH DISTRIBUTION DATE, 0.50% PER ANNUM. THE "GROUP II FIXED STRIP EFFECTIVE RATE" IS EQUAL TO 5.50% FOR THE FIRST 12 DISTRIBUTION DATES, 4.00% FOR THE 13TH THROUGH THE 24TH DISTRIBUTION DATES, AND 2.50% FOR THE 24TH THROUGH 30TH DISTRIBUTION DATES, AND 0.00% THEREAFTER.

            THE PASS-THROUGH RATE WITH RESPECT TO THE CLASS A-3 AND CLASS A-4 CERTIFICATES IS EQUAL TO THE FIXED RATE SET FORTH ON THE COVER HEREOF.

            ON THE FIRST 36 DISTRIBUTION DATES, THE PASS-THROUGH RATE ON THE CLASS A-5 CERTIFICATES IS EQUAL TO: (I) WITH RESPECT TO ANY DISTRIBUTION DATE WHICH OCCURS ON OR PRIOR TO THE DATE ON WHICH THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS LESS THAN 10% OF THE SUM OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE, 7.19% PER ANNUM AND (II) WITH RESPECT TO ANY DISTRIBUTION DATE THEREAFTER, 7.94% PER ANNUM. ON EACH DISTRIBUTION DATE FOLLOWING THE FIRST 36 DISTRIBUTION DATES, THE PASS-THROUGH RATE ON THE CLASS A-5 CERTIFICATES IS EQUAL TO THE LESSER OF: (I)(A) WITH RESPECT TO ANY DISTRIBUTION DATE WHICH OCCURS ON OR PRIOR TO THE DATE ON WHICH THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS LESS THAN 10% OF THE SUM OF THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE, 7.19% PER ANNUM AND (B) WITH RESPECT TO ANY DISTRIBUTION DATE THEREAFTER, 7.94% PER ANNUM AND (II) THE GROUP III WEIGHTED AVERAGE PASS-THROUGH CAP. THE "GROUP III WEIGHTED AVERAGE PASS-THROUGH CAP" IS EQUAL TO (I) THE WEIGHTED AVERAGE OF THE MORTGAGE RATES ON THE GROUP III LOANS, MINUS (II) THE SUM OF THE SERVICING FEE RATE AND THE RATES PER ANNUM AT WHICH THE TRUSTEE'S FEE AND PREMIUM AMOUNT ACCRUE.

            THE PASS-THROUGH RATE ON THE CLASS A-6 CERTIFICATES IS EQUAL TO: (I) ON THE FIRST 36 DISTRIBUTION DATES, 6.87% PER ANNUM, AND (II) ON ANY DISTRIBUTION DATE THEREAFTER, THE LESSER OF (A) 6.87% PER ANNUM
AND (B) THE GROUP III WEIGHTED AVERAGE PASS-THROUGH CAP.

            THE PASS-THROUGH RATE FOR THE CLASS A-7 COMPONENT A AND D WILL BE EQUAL TO 2.50% FOR THE FIRST 30 DISTRIBUTION DATES, AND 0.00% THEREAFTER. THE PASS-THROUGH RATE FOR THE CLASS A-7 COMPONENT B AND E WILL BE EQUAL TO 1.50% FOR THE FIRST 24 DISTRIBUTION DATES, AND 0.00% THEREAFTER. THE PASS-THROUGH RATE FOR THE CLASS A-7 COMPONENT C AND F WILL BE EQUAL TO 1.50% FOR THE FIRST 12 DISTRIBUTION DATES, AND 0.00% THEREAFTER. THE PASS-THROUGH RATE FOR THE GROUP III FIXED COMPONENT OF THE FIXED STRIP CERTIFICATES WILL BE EQUAL TO 6.50% FOR THE FIRST 36 DISTRIBUTION DATES, AND 0.00% THEREAFTER. EACH COMPONENT OF THE FIXED STRIP CERTIFICATES HAS NO CERTIFICATE PRINCIPAL BALANCE AND WILL ACCRUE INTEREST AT THE RELATED PASS-THROUGH RATE ON THE RELATED NOTIONAL AMOUNT (AS DEFINED HEREIN). ANY AMOUNT DISTRIBUTED IN RESPECT OF THE COMPONENTS OF THE FIXED STRIP CERTIFICATES SHALL BE DISTRIBUTED TO THE HOLDERS OF THE FIXED STRIP CERTIFICATES.

            AS DESCRIBED HEREIN, THE CLASS A INTEREST DISTRIBUTION AMOUNTS ALLOCABLE TO THE CLASS A CERTIFICATES IS BASED ON THE CERTIFICATE PRINCIPAL BALANCES OR NOTIONAL AMOUNTS OF THE RELATED CERTIFICATES (OR COMPONENTS THEREOF) IMMEDIATELY PRIOR TO THE RELATED DISTRIBUTION DATE. THE CERTIFICATE PRINCIPAL BALANCE OF ANY CLASS A CERTIFICATE AS OF ANY DATE OF DETERMINATION IS EQUAL TO THE INITIAL CERTIFICATE PRINCIPAL BALANCE THEREOF, REDUCED AS DESCRIBED HEREIN WITH RESPECT TO SUCH CERTIFICATE. THE NOTIONAL AMOUNT OF EACH GROUP I FIXED STRIP COMPONENT AS OF ANY DISTRIBUTION DATE IS EQUAL TO THE LESSER OF (I) $25,231,000 AND (II) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES IMMEDIATELY PRIOR TO SUCH DATE. THE NOTIONAL AMOUNT OF EACH GROUP II FIXED STRIP COMPONENT AS OF ANY DISTRIBUTION DATE IS EQUAL TO THE LESSER OF
(I) $8,823,000 AND (II) THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES IMMEDIATELY PRIOR TO SUCH DATE. THE NOTIONAL AMOUNT OF THE GROUP III FIXED STRIP COMPONENT AS OF ANY DISTRIBUTION DATE IS EQUAL TO THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-6 CERTIFICATES IMMEDIATELY PRIOR TO SUCH DATE.

            ON ANY DISTRIBUTION DATE, THE AMOUNT OF THE PREMIUM (THE "PREMIUM AMOUNT") PAYABLE TO THE CERTIFICATE INSURER IS EQUAL TO ONE-TWELFTH OF THE PRODUCT OF A PERCENTAGE SPECIFIED IN AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES.


CALCULATION OF ONE-MONTH LIBOR

            WITH RESPECT TO THE FIRST DISTRIBUTION DATE, ON THE DELIVERY DATE, AND, WITH RESPECT TO EACH DISTRIBUTION DATE THEREAFTER, ON THE SECOND LIBOR BUSINESS DAY PRECEDING SUCH DISTRIBUTION DATE (EACH SUCH DATE, AN "INTEREST DETERMINATION DATE"), ONE-MONTH LIBOR SHALL BE ESTABLISHED BY THE TRUSTEE AND AS TO ANY ACCRUAL PERIOD, ONE-MONTH LIBOR WITH RESPECT TO THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES WILL EQUAL THE RATE FOR UNITED STATES DOLLAR DEPOSITS FOR ONE MONTH WHICH APPEARS ON THE TELERATE SCREEN PAGE 3750 AS OF 11:00 A.M., LONDON TIME, ON SUCH INTEREST DETERMINATION DATE. "TELERATE SCREEN PAGE 3750" MEANS THE DISPLAY DESIGNATED AS PAGE 3750 ON THE TELERATE SERVICE (OR SUCH OTHER PAGE AS MAY REPLACE PAGE 3750 ON THAT SERVICE FOR THE PURPOSE OF DISPLAYING LONDON INTERBANK OFFERED RATES OF MAJOR BANKS). IF SUCH RATE DOES NOT APPEAR ON SUCH PAGE (OR SUCH OTHER PAGE AS MAY REPLACE THAT PAGE ON THAT SERVICE, OR IF SUCH SERVICE IS NO LONGER OFFERED, SUCH OTHER SERVICE FOR DISPLAYING ONE-MONTH LIBOR OR COMPARABLE RATES AS MAY BE SELECTED BY THE TRUSTEE), THE RATE WILL BE THE REFERENCE BANK RATE. THE "REFERENCE BANK RATE" WILL BE DETERMINED ON THE BASIS OF THE RATES AT WHICH DEPOSITS IN U.S. DOLLARS ARE OFFERED BY THE REFERENCE BANKS (WHICH SHALL BE THREE MAJOR BANKS THAT ARE ENGAGED IN TRANSACTIONS IN THE LONDON INTERBANK MARKET, SELECTED BY THE TRUSTEE) AS OF 11:00 A.M., LONDON TIME, ON THE INTEREST DETERMINATION DATE, TO PRIME BANKS IN THE LONDON INTERBANK MARKET FOR A PERIOD OF ONE MONTH IN AMOUNTS APPROXIMATELY EQUAL TO THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES. THE TRUSTEE WILL REQUEST THE PRINCIPAL LONDON OFFICE OF EACH OF THE REFERENCE BANKS TO PROVIDE A QUOTATION OF ITS RATE. IF AT LEAST TWO SUCH QUOTATIONS ARE PROVIDED, THE RATE WILL BE THE ARITHMETIC MEAN OF THE QUOTATIONS. IF ON SUCH DATE FEWER THAN TWO QUOTATIONS ARE PROVIDED AS REQUESTED, THE RATE WILL

BE THE ARITHMETIC MEAN OF THE RATES QUOTED BY ONE OR MORE MAJOR BANKS IN NEW YORK CITY, SELECTED BY THE TRUSTEE, AS OF 11:00 A.M., NEW YORK CITY TIME, ON THE INTEREST DETERMINATION DATE, FOR LOANS IN U.S. DOLLARS TO LEADING EUROPEAN BANKS FOR A PERIOD OF ONE MONTH IN AMOUNTS APPROXIMATELY EQUAL TO THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES. IF NO SUCH QUOTATIONS CAN BE OBTAINED, THE RATE WILL BE ONE-MONTH LIBOR FOR THE PRIOR DISTRIBUTION DATE. NOTWITHSTANDING THE FOREGOING, IF, UNDER THE PRIORITIES DESCRIBED ABOVE, ONE-MONTH LIBOR FOR A DISTRIBUTION DATE WOULD BE BASED ON ONE-MONTH LIBOR FOR THE PREVIOUS DISTRIBUTION DATE FOR THE SECOND CONSECUTIVE DISTRIBUTION DATE, THE TRUSTEE SHALL SELECT AN ALTERNATIVE COMPARABLE INDEX (OVER WHICH THE TRUSTEE HAS NO CONTROL), USED FOR DETERMINING ONE-MONTH EURODOLLAR LENDING RATES THAT IS CALCULATED AND PUBLISHED (OR OTHERWISE MADE AVAILABLE) BY AN INDEPENDENT PARTY. "LIBOR BUSINESS DAY" MEANS ANY DAY OTHER THAN (I) A SATURDAY OR A SUNDAY OR (II) A DAY ON WHICH BANKING INSTITUTIONS IN THE CITY OF LONDON, ENGLAND ARE REQUIRED OR AUTHORIZED BY LAW TO BE CLOSED.

            THE ESTABLISHMENT OF ONE-MONTH LIBOR ON EACH INTEREST DETERMINATION DATE BY THE TRUSTEE AND THE TRUSTEE'S CALCULATION OF THE RATE OF INTEREST APPLICABLE TO THE CLASS A-1 CERTIFICATES AND CLASS A-2 CERTIFICATES FOR THE RELATED ACCRUAL PERIOD SHALL (IN THE ABSENCE OF MANIFEST ERROR) BE FINAL AND BINDING.


CLASS A PRINCIPAL DISTRIBUTION AMOUNT

            HOLDERS OF THE CLASS A CERTIFICATES WILL BE ENTITLED TO RECEIVE ON EACH DISTRIBUTION DATE, TO THE EXTENT OF THE PORTION OF THE AMOUNT REMAINING FOR DISTRIBUTION AFTER PAYMENT OF THE RELATED CLASS A INTEREST DISTRIBUTION AMOUNT, AN AMOUNT (AS DETERMINED SEPARATELY FOR THE GROUP I, GROUP II AND GROUP III CLASS A CERTIFICATES (OTHER THAN THE FIXED STRIP CERTIFICATES, WHICH ARE NOT ENTITLED TO DISTRIBUTIONS WITH RESPECT TO PRINCIPAL), THE RELATED "CLASS A PRINCIPAL DISTRIBUTION AMOUNT"), IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE THEREOF AS DESCRIBED BELOW, WHICH EQUALS THE SUM OF (I) THE PORTION OF ANY GROUP I, GROUP II OR GROUP III CLASS A CARRY-FORWARD AMOUNT, AS APPLICABLE, WHICH RELATES TO A SHORTFALL IN A DISTRIBUTION OF A RELATED SUBORDINATION DEFICIT, (II) ALL SCHEDULED INSTALLMENTS OF PRINCIPAL IN RESPECT OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP RECEIVED OR ADVANCED DURING THE PERIOD BEGINNING ON THE SECOND DAY OF THE CALENDAR MONTH PRECEDING THE CALENDAR MONTH IN WHICH SUCH DISTRIBUTION DATE OCCURS, AND ENDING ON THE FIRST DAY OF THE CALENDAR MONTH IN WHICH SUCH DISTRIBUTION DATE OCCURS (THE "DUE PERIOD"), TOGETHER WITH ALL UNSCHEDULED PAYMENTS OF PRINCIPAL ON SUCH MORTGAGE LOANS RECEIVED BY THE MASTER SERVICER DURING THE PRIOR CALENDAR MONTH, (III) THE PRINCIPAL BALANCE OF EACH MORTGAGE LOAN IN THE RELATED LOAN GROUP THAT WAS REPURCHASED BY EITHER THE SELLER OR BY THE COMPANY, (IV) ANY AMOUNTS DELIVERED BY THE COMPANY ON THE MASTER SERVICER REMITTANCE DATE (AS DEFINED HEREIN) IN CONNECTION WITH A SUBSTITUTION OF A MORTGAGE LOAN IN THE RELATED LOAN GROUP, (V) THE NET LIQUIDATION PROCEEDS (AS DEFINED IN THE PROSPECTUS) COLLECTED BY THE MASTER SERVICER OF ALL MORTGAGE LOANS IN THE RELATED LOAN GROUP DURING THE PRIOR CALENDAR MONTH (TO THE EXTENT SUCH NET LIQUIDATION PROCEEDS ARE RELATED TO PRINCIPAL), (VI) THE AMOUNT OF ANY RELATED SUBORDINATION DEFICIT FOR SUCH DISTRIBUTION DATE, (VII) THE PROCEEDS RECEIVED BY THE TRUSTEE OF ANY TERMINATION OF THE RELATED LOAN GROUP (TO THE EXTENT SUCH PROCEEDS ARE RELATED TO PRINCIPAL), AND (VIII) THE AMOUNT OF ANY RELATED SUBORDINATION INCREASE AMOUNT (AS DEFINED HEREIN) FOR SUCH DISTRIBUTION DATE; MINUS (ix) the amount of any related Subordination Reduction Amount (as defined herein) for such Distribution Date.

            In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Class A Certificates.

            Distributions of the Class A Principal Distribution Amount and Cross-Collateralization Payments with respect to Subordination Deficits and Cross-Collateralized Subordination Shortfalls with respect to the Class A-1 Certificates will be allocated to the Class A-1 Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero.

            Distributions of the Class A Principal Distribution Amount and Cross-Collateralization Payments with respect to Subordination Deficits and Cross-Collateralized Subordination Shortfalls with respect to the Class A-2 Certificates will be allocated to the Class A-2 Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero.

            Distributions of the Class A Principal Distribution Amount and Cross-Collateralization Payments with respect to Subordination Deficits and Cross-Collateralized Subordination Shortfalls with respect to the Group III Class A Certificates (other than the Group III Fixed Strip Component) will be allocated as follows:

                        (i) first, to the Lockout Certificates, the Lockout
            Distribution Percentage of the related Class A Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

                        (ii) second, to the Class A-3 Certificates in reduction
            of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

                        (iii) third, to the Class A-4 Certificates in reduction
            of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

                        (iv) fourth, to the Class A-5 Certificates in reduction
            of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

                        (v) fifth, to the Lockout Certificates in reduction of
            the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

provided, however, that if on any Distribution Date a Certificate Insurer Default exists and a Subordination Deficit exists with respect to the Group III Loans, the related Class A Principal Distribution Amount payable to the Group III Class A Certificates will be allocated to the Group III Class A Certificates on a pro rata basis based on the Certificate Principal Balances thereof, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

            The "Lockout Certificate Percentage" will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Group III Class A Certificates. The "Lockout Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in October
2000
will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first three years following the Delivery Date will be as follows: for any Distribution Date during the fourth and fifth years after the Delivery Date, 45% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the sixth year after the Delivery Date, 80% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, 100% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 100% and (y) 300% of the Lockout Certificate Percentage. Notwithstanding the foregoing, if the Certificate Principal Balances of the Group III Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

            The "Master Servicer Remittance Date" with respect to any Distribution Date is the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a business day, the business day immediately preceding such 18th day.

            The "Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination, as such principal balance is specified for such Due Date in the amortization schedule, (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations (as defined in the Prospectus)) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to prepayments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan (as defined herein) on or prior to such Due Date shall be zero.

            See "Summary--Special Prepayment Considerations" and "--Special Yield Considerations" and "Certain Yield and Prepayment Considerations" herein.


ADVANCES

            Prior to each Distribution Date, the Master Servicer is required to make Advances with respect to any payments of principal and interest (net of the related servicing fees) which were due on the Mortgage Loans on the immediately preceding Due Date and have not been received as of the business day immediately preceding the related Master Servicer Remittance Date. With respect to a delinquent Balloon Payment, the Master Servicer is not required to make an Advance of such delinquent Balloon Payment. The Master Servicer will, however, make monthly Advances with respect to balloon Mortgage Loans with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related servicing fees) that would have been due on the related Due Date based on the original principal amortization schedule for such balloon Mortgage Loan.

            Such Advances are required to be made by the Master Servicer only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, to maintain a specified level of overcollateralization and to pay the premium due the Certificate Insurer and to pay the Trustee, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to application of the Relief Act. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

            All Advances will be reimbursable to the Master Servicer making the Advance subject to certain conditions and restrictions from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or, upon a determination that such Advances are not recoverable from receipts on the related Mortgage Loan, such Advances will be reimbursable from other amounts on deposit in the related Certificate Account.


CERTIFICATE GUARANTY INSURANCE POLICIES

            The following information regarding the Certificate Insurance Policies has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

            The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Trustee, or its successor as Trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

            Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust Fund, either REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

            The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

            The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Insured Payment is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Certificate Insurer's Fiscal Agent or any successor fiscal agent appointed by the Certificate Insurer (the "Certificate Insurer's Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under any Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Certificate Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

            Insured Payments due under the Certificate Insurance Policies, unless otherwise stated therein, will be disbursed by the Certificate Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

            The Certificate Insurer's Fiscal Agent is the agent of the Certificate Insurer only and the Certificate Insurer's Fiscal Agent shall in no event be liable to Owners for any acts of the Certificate Insurer's Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

            As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

                        "Business Day" means any day other than a Saturday, a
            Sunday or a day on which the Certificate Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

                        "Insured Payment" means (i) as of any Distribution Date,
            an amount equal to the sum of (a) the related Class A Interest Distribution Amount minus the related Available Funds (to the extent such difference is not covered by Cross-Collateralization Payments) and (b) the related Subordination Deficit (to the extent not covered by Cross-Collateralization Payments) and (ii) the related unpaid Preference Amount.

                        "Notice" means the telephonic or telegraphic notice,
            promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Certificate Insurance Policy, the original of which is ly delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                        "Owner" means each related Class A Certificateholder (as
            defined in the Pooling and Servicing Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                        "Pooling and Servicing Agreement" means the Pooling and
            Servicing Agreement dated as of September 1, 1997, by and among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Norwest Bank Minnesota, N.A., as Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Certificate Insurer.

                        "Preference Amount" means any amount previously
            distributed to an Owner on the related Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

                        "Prospectus Supplement" means the final form of the
            Prospectus Supplement dated September 24, 1997.

            Capitalized terms used in the Certificate Insurance Policies and not otherwise defined in the Certificate Insurance Policies shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

            Any notice under the Certificate Insurance Policies or service of process on the Certificate Insurer's Fiscal Agent may be made at the address listed below for the Certificate Insurer's Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

            The notice address of the Certificate Insurer's Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Certificate Insurer's Fiscal Agent shall specify to the Trustee in writing.

            The Certificate Insurance Policies are being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

            The insurance provided by the Certificate Insurance Policies is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

            The Certificate Insurance Policies are not cancelable for any reason. The premium on each of the Certificate Insurance Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.


                           MBIA INSURANCE CORPORATION

            The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

            The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

            The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the six months ended June 30, 1997 and for the periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

            All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

            The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities
("SAP") and generally accepted accounting principles ("GAAP"):

                                                                SAP
                           --------------------------------------------------------------------------
                            DECEMBER 31, 1996                                      JUNE 30, 1997
                           -----------------------------         ------------------------------------
                                (AUDITED)                                           (UNAUDITED)
                                                           (IN MILLIONS)
Admitted Assets............      $4,476                                               $4,824
Liabilities................       3,009                                                3,259
Capital and Surplus........       1,467                                                1,565

                                                               GAAP
                           --------------------------------------------------------------------------
                            DECEMBER 31, 1996                                      JUNE 30, 1997
                           -----------------------------         ------------------------------------
                                (AUDITED)                                           (UNAUDITED)
                                                           (IN MILLIONS)
Assets.....................      $5,066                                               $5,408
Liabilities................       2,262                                                2,412
Shareholder's Equity.......       2,804                                                2,996

            Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

            The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and the Certificate Insurer set forth under the heading "Description of the Certificates--Certificate Guaranty Insurance Policies" and "MBIA Insurance Corporation." Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

            Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."

            Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Certificate Insurer "AAA."

            Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

            Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

            The above ratings are not recommendations to buy, sell or hold the Class A Certificates and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

            The yield to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans in the related Loan Group. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the related Loan Group. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans in the related Loan Group due to certain breaches of representations or warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group may, and the timing of losses on the Mortgage Loans in the related Loan Group will, significantly affect the yield on the related Class A Certificates to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans in the related Loan Group will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the related Class A Certificates.

            The Mortgage Loans may be prepaid by the mortgagors at any time; however, a majority of the Mortgage Loans in each Loan Group are subject to a prepayment charge for prepayments. See "Description of the Mortgage Pool" herein. In addition, the Mortgage Loans contain a provision that may result in the acceleration of the payment of the Mortgage Loan in the event of the transfer or sale of the related Mortgaged Property. As described under "Description of the Certificates--Class A Principal Distribution Amount" herein, during certain periods all or a disproportionately large or small percentage of Mortgagor prepayments on the Mortgage Loans will be allocated among the Group III Class A Certificates (other than the Lockout Certificates), and during certain periods no Mortgagor prepayments or, relative to the Lockout Certificate Percentage, a disproportionately small portion of Mortgagor prepayments on the Mortgage Loans will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group will result in distributions to holders of the related Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans in the related Loan Group. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) on the Mortgage Loans (in particular, the Group III Loans) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease

            Because the Mortgage Rates on the Group III Loans and the Pass-Through Rates on the Group III Class A Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Group III Class A Certificates were to rise, the market value of the Group III Certificates may decline.

            The effective yield to maturity to each holder of a Group III Class A Certificate will be below that otherwise produced by the related Pass-Through Rate and the purchase price of such Certificate because, while interest will accrue on each Group III Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or if such day is not a business day, the next succeeding business day) of the month following the month of accrual.

            The Mortgage Loans in the Trust Fund which are balloon payment Mortgage Loans will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that the Mortgage Loans that require balloon payments may default at maturity. Any defaulted balloon payment that extends the maturity of a Mortgage Loan may delay distributions of principal on the related Class A Certificates and thereby extend the weighted average life of the related Class A Certificates and, if the related Class A Certificates were purchased at a discount, reduce the yield thereon.

            In addition, the yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium (including the Fixed Strip Certificates) and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. The rate and timing of principal payments on the Certificates may be affected by any changes in the related Required Subordination Amount. For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

            The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

            Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in October 2000 and thereafter will receive a disproportionately small or large portion of principal payments (unless the Certificate Principal Balance of the Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero), the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Group III Class A Certificates entitled to such distributions.

            The following discussion assumes the characteristics set forth in the tables below. The Final Scheduled Maturity Date for the Class A Certificates (other than the Class A-7 Certificates) is as follows: Class A-1, Class A-2 and Class A-5 Certificates, September 25, 2027; Class A-3 Certificates, October 25, 2014; Class A-4 Certificates, June 25, 2024; Class A-6 Certificates, July 25, 2027. Such Final Scheduled Maturity Dates were calculated assuming (i) 0% CPR with respect to the Group I Loans and Group II Loans, (ii) 0% of the Prepayment Assumption with respect to the Group III Loans and (iii) no Net Monthly Excess Cashflows are used to make accelerated payments of principal on such classes of Class A

Certificates. The Class A-7 Certificates were assigned a Final Scheduled Maturity Date of September 25, 2027; however, no payments will be made with respect to such Certificates following the 30th Distribution Date. The weighted average lives of the Class A Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumption, and the final Distribution Date with respect to the Class A Certificates could occur significantly earlier than the Final Scheduled Maturity Date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on Mortgage Loans are likely to occur, and (ii) the holder of a majority interest in the Class R-II Certificates or the Master Servicer may cause a liquidation of the Mortgage Loans when the aggregate outstanding principal amount of the Mortgage Loans is less than 10% (5% with respect to the Master Servicer (or the Certificate Insurer, if Advanta is removed as Master Servicer)) of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

            "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor (assuming no losses). The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans in the related Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Group I Class A Certificates and Group II Class A Certificates is a constant prepayment assumption ("CPR"), which represents an assumed constant rate of prepayment, each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The model used in this Prospectus Supplement with respect to the Group III Class A Certificates is a prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate of 3.0% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximate 1.5454% (precisely 17/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, a 0% CPR or a 0% Prepayment Assumption assumes a prepayment rate equal to 0% CPR or 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 80% Prepayment Assumption assumes prepayment rates equal to 80% of the Prepayment Assumption, and so forth. Neither CPR nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

            The following tables have been prepared assuming that Loan Group I, Loan Group II and Loan Group III are comprised of Mortgage Loans having the following characteristics (dollar amounts are approximate):

LOAN GROUP I

            (i) the 1st through 19th hypothetical Mortgage Loans set forth below comprise the Group I Loans included in Loan Group I:



                                        Remaining    Original
                                         Term to      Term to                Gross      Initial   Subsequent   Months to     Rate
 Principal         Mortgage     Net      Maturity    Maturity    Gross      Lifetime   Adjustment Adjustment   Next Rate     Reset
  Balance            Rate      Coupon  (In Months)  (In Months)  Margin       Cap         Cap        Cap      Adjustment  Frequency
  -------            ----      ------  -----------  -----------  ------       ---         ---        ---      ----------  ---------
$    36,953.39       9.5000     8.9925      355      360         7.2500    16.5000     1.0000      1.0000          1          6
    114,397.37       9.8500     9.3425      176      180         6.0000    15.8500     1.0000      1.0000          2          6
    176,832.30       9.1540     8.6465      357      360         6.1050    16.1540     1.2050      1.2050          3          6
    751,500.68      11.3060    10.7985      358      360         7.5000    18.0490     1.0660      1.0660          4          6
  2,171,261.72      10.2040     9.6965      359      360         6.4280    17.1500     1.0720      1.0720          5          6
  7,641,861.24      10.1050     9.5975      360      360         6.1380    17.0610     1.0750      1.0750          6          6
 21,601,535.39       9.8510     9.3435      360      360         6.1160    16.7610     1.5810      1.5810         18          6
 12,635,762.56       9.5930     9.0855      360      360         6.0500    16.5800     1.5060      1.5060         25          6
  2,165,709.24       9.9150     9.4075      360      360         5.6200    16.8800     2.7410      2.7410         21          8
  1,155,186.11       9.6890     9.1815      360      360         6.0850    16.6890     3.0000      3.0000         25          6
     89,594.50       8.0000     7.4925      350      360         4.9000    15.0000     1.0000      1.0000          2          6
  1,896,844.37      11.0000    10.4925      357      360         6.4830    17.7910     1.0200      1.0200          3          6
  2,943,783.61       9.7817     9.2742      358      360         6.2270    16.5190     1.0100      1.0100          4          6
  2,856,240.39      10.2547     9.7472      358      360         6.4180    17.2320     1.0400      1.0400          5          6
 18,840,737.99       9.9378     9.4303      360      360         6.2230    16.8790     1.0720      1.0720          6          6
 98,744,071.32      10.9158    10.4083      360      360         6.6090    17.8370     1.6900      1.6900         21          6
 57,643,897.76      10.9605    10.4530      360      360         6.4900    17.9430     1.5270      1.5270         25          6
 12,397,278.74      10.5240    10.0165      360      360         5.9690    17.5240     2.8560      2.8560         22          7
  8,442,551.33      10.3871     9.8796      360      360         6.4180    17.3870     2.9380      2.9380         25          6



LOAN GROUP II

            (ii) the 1st through 10th hypothetical Mortgage Loans set forth =below comprise the Group II Loans included in Loan Group II:


                                      Remaining     Original
                                      Term to       Term to                  Gross    Initial    Subsequent    Months to    Rate
Principal         Mortgage     Net    Maturity     Maturity      Gross     Lifetime  Adjustment  Adjustment    Next Rate    Reset
 Balance            Rate     Coupon  (In Months)   (In Months)   Margin      Cap       Cap         Cap        Adjustment  Frequency
 -------            ----     ------   -----------   -----------  ------      ---       ---         ---        ----------  ---------
$    67,294.18    9.5000      8.9925    355              360     7.2500     16.5000   1.0000     1.0000            1         6
    208,324.06    9.8500      9.3425    176              180     6.0000     15.8500   1.0000     1.0000            2         6
    322,021.58    9.1540      8.6465    357              360     6.1050     16.1540   1.2050     1.2050            3         6
  1,368,525.07   11.3060     10.7985    358              360     7.5000     18.0490   1.0660     1.0660            4         6
  3,953,989.90   10.2040      9.6965    359              360     6.4280     17.1500   1.0720     1.0720            5         6
 13,916,259.74   10.1050      9.5975    360              360     6.1380     17.0610   1.0750     1.0750            6         6
 39,337,612.66    9.8510      9.3435    360              360     6.1160     16.7610   1.5810     1.5810           18         6
 23,010,435.33    9.5930      9.0855    360              360     6.0500     16.5800   1.5060     1.5060           25         6
  3,943,878.51    9.9150      9.4075    360              360     5.6200     16.8800   2.7410     2.7410           21         8
  2,103,658.97    9.6890      9.1815    360              360     6.0850     16.6890   3.0000     3.0000           25         6


LOAN GROUP III

            (i) the 1st through 8th hypothetical Mortgage Loans set forth below comprise the Group III Loans included in Loan Group III:

                                         Original
                                       Amortization  Remaining      Remaining
 Principal       Mortgage       Net      Term (in      Term      Amortizing Term
  Balance          Rate       Coupon     Months)    (In Months)    (In Months)
  -------          ----       ------     -------    -----------    -----------
$ 2,956,129.54   12.0026%     11.4951%     359          179            358
      9,715.58   13.5000      12.9925       59          38              38
    701,249.70   11.4338      10.9263      119          119            119
 20,714,544.29   11.7336      11.2261      167          166            166
  9,370,532.19   11.9005      11.3930      208          208            208
    958,420.41   12.3529      11.8454      300          300            300
 71,856,035.37   11.8067      11.2992      360          359            359
  2,895,372.92   11.6724      11.1649      360          360            360


In addition, the following tables have been prepared assuming that the Mortgage Loans in each Loan Group have the following characteristics: (i) all calculations for the Mortgage Loans are done on the basis of a 360-day year consisting of twelve 30-day months; (ii) with respect to the Class A Certificates, all weighted average lives are calculated on the basis of a 360-day year and a 30-day month; (iii) Due Dates on each Mortgage Loan are the first day of the month; (iv) all scheduled monthly payments on the Mortgage Loans are made in a timely fashion on the first day of each month, commencing in October 1997, and prepayments are assumed to be received on the last day of each month, commencing in September 1997; (v) the Mortgage Rate for the Group I Loans and Group II Loans is adjusted on its next Adjustment Date and on subsequent Adjustment Dates as necessary to a rate equal to the sum of the Index and the related Gross Margin, subject to the related Periodic Rate Cap, Lifetime Rate Cap and Lifetime Rate Floor; (vi) there are no Prepayment Interest Shortfalls;
(vii) distributions on the Class A Certificates are made on the 25th day of each month, commencing in October 1997; (viii) the Delivery Date is September 26, 1997; (ix) the Index for the Group I Loans is Six-Month LIBOR, except for the 9th, 10th, 18th and 19th hypothetical Group I Loans and the 9th and 10th hypothetical Group II Loans, for which the Index is One- Year LIBOR; (x) One-Month LIBOR remains constant at 5.65625% per annum, Six-Month LIBOR remains constant at 5.84375% per annum, and One-Year LIBOR remains constant at 6.04297% per annum; (xi) the Required Subordinated Amounts will be set as provided in the Pooling and Servicing Agreement; (xii) the Mortgage Loans will prepay at the indicated assumed percentages of CPR or the Prepayment Assumption in the corresponding order set forth below; and (xiii) and with regard to the weighted average lives neither the holder of a majority percentage interest of the Class R-II Certificates or the Master Servicer (or the Certificate Insurer, if Advanta is removed as Master Servicer) exercises its option to terminate the Trust Fund when the aggregate principal balance of the Mortgage Loans is reduced to less than 10% (or 5% in the case of the Master Servicer or the Certificate Insurer) of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (except as noted in footnote (2) set forth on pages S-81 through S-86) ((i) through (xiii) collectively, the "Structuring Assumptions").

            Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected weighted average life of each class of Class A Certificates and the percentages of the initial Certificate Principal Balance of each such class that would be outstanding after each of the dates shown at various percentages of CPR and the Prepayment Assumption which will occur simultaneously for all three Loan Groups. Investors in the Class A Certificates should note that, irrespective of the assumptions above, including the assumption of no losses on the Mortgage Loans, the following tables show both CPR with respect to Loan Group I and Loan Group II and the Prepayment Assumption with respect to Loan Group III because Cross-Collateralization Payments will occur with respect to distributions.



               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
  OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-1 CERTIFICATES
                                     ---------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%           20%           25%          30%           35%           40%
                                     -----         -----         -----         -----        -----         -----         ----
GROUP III (PPA)                       0%            75%           100%         115%          125%          150%         200%
                                     -----         -----          ----         ----          ----          ----         ----
DISTRIBUTION DATE
-----------------
Initial Percentage.................    100%         100%          100%         100%          100%          100%         100%
SEPTEMBER 1998.....................      96           78            76           71            66            62           57
SEPTEMBER 1999.....................      95           63            59           52            44            38           32
SEPTEMBER 2000.....................      95           50            46           38            31            25           19
SEPTEMBER 2001.....................      94           41            37           28            22            16           12
SEPTEMBER 2002.....................      93           33            29           21            15            10            7
SEPTEMBER 2003.....................      93           27            23           16            10             7            4
SEPTEMBER 2004.....................      92           22            19           12             7             4            2
SEPTEMBER 2005.....................      91           18            15            9             5             3            1
SEPTEMBER 2006.....................      90           15            12            7             3             1            0
SEPTEMBER 2007.....................      89           12             9            5             2             1            0
SEPTEMBER 2008.....................      88           10             7            3             1             0            0
SEPTEMBER 2009.....................      87            8             6            2             1             0            0
SEPTEMBER 2010.....................      85            6             4            2             0             0            0
SEPTEMBER 2011.....................      84            5             3            1             0             0            0
SEPTEMBER 2012.....................      82            4             3            1             0             0            0
SEPTEMBER 2013 ....................      80            3             2            0             0             0            0
SEPTEMBER 2014.....................      77            2             1            0             0             0            0
SEPTEMBER 2015.....................      75            2             1            0             0             0            0
SEPTEMBER 2016.....................      72            1             1            0             0             0            0
SEPTEMBER 2017.....................      68            1             0            0             0             0            0
SEPTEMBER 2018.....................      64            1             0            0             0             0            0
SEPTEMBER 2019.....................      60            0             0            0             0             0            0
SEPTEMBER 2020.....................      55            0             0            0             0             0            0
SEPTEMBER 2021.....................      49            0             0            0             0             0            0
SEPTEMBER 2022.....................      43            0             0            0             0             0            0
SEPTEMBER 2023.....................      36            0             0            0             0             0            0
SEPTEMBER 2024.....................      29            0             0            0             0             0            0
SEPTEMBER 2025.....................      20            0             0            0             0             0            0
SEPTEMBER 2026.....................      11            0             0            0             0             0            0
SEPTEMBER 2027.....................       0            0             0            0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1)                  21.5          4.5           4.1           3.2          2.6           2.2           1.8
WEIGHTED AVERAGE
    LIVES IN YEARS(2)..............    21.4          4.2           3.7           2.9          2.4           2.0           1.7

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.

                                                    PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                                        OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-2 CERTIFICATES
                                     -------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%         20%           25%          30%           35%           40%
                                     -----         -----       -----         ----          ----          ----         ----
GROUP III (PPA)                       0%            75%         100%         115%          125%          150%         200%
                                     -----         -----        ----         ----          ----          ----         ----

DISTRIBUTION DATE
-----------------
Initial Percentage................  100%          100%         100%          100%          100%          100%         100%
SEPTEMBER 1998....................    96            79           77            72            67            62           57
SEPTEMBER 1999....................    95            62           59            52            44            38           32
SEPTEMBER 2000....................    94            50           46            38            31            25           19
SEPTEMBER 2001....................    94            41           37            28            22            16           12
SEPTEMBER 2002....................    93            33           29            21            15            10            7
SEPTEMBER 2003....................    93            27           23            16            10             7            4
SEPTEMBER 2004....................    92            22           18            12             7             4            2
SEPTEMBER 2005....................    91            18           15             9             5             3            1
SEPTEMBER 2006....................    90            14           12             6             3             1            0
SEPTEMBER 2007....................    89            12            9             5             2             1            0
SEPTEMBER 2008....................    88             9            7             3             1             0            0
SEPTEMBER 2009....................    86             8            6             2             1             0            0
SEPTEMBER 2010....................    85             6            4             2             0             0            0
SEPTEMBER 2011....................    83             5            3             1             0             0            0
SEPTEMBER 2012....................    81             4            2             1             0             0            0
SEPTEMBER 2013....................    79             3            2             0             0             0            0
SEPTEMBER 2014....................    76             2            1             0             0             0            0
SEPTEMBER 2015....................    74             2            1             0             0             0            0
SEPTEMBER 2016....................    71             1            1             0             0             0            0
SEPTEMBER 2017....................    67             1            0             0             0             0            0
SEPTEMBER 2018....................    63             1            0             0             0             0            0
SEPTEMBER 2019....................    59             0            0             0             0             0            0
SEPTEMBER 2020....................    54             0            0             0             0             0            0
SEPTEMBER 2021....................    48             0            0             0             0             0            0
SEPTEMBER 2022....................    42             0            0             0             0             0            0
SEPTEMBER 2023....................    36             0            0             0             0             0            0
SEPTEMBER 2024....................    28             0            0             0             0             0            0
SEPTEMBER 2025....................    20             0            0             0             0             0            0
SEPTEMBER 2026....................    10             0            0             0             0             0            0
SEPTEMBER 2027....................     0             0            0             0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1).............  21.3           4.5          4.1           3.2           2.6           2.2           1.8
WEIGHTED AVERAGE
    LIVES IN YEARS(2).............  21.3           4.2          3.7           2.9           2.4           2.0           1.7


(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.


                                                    PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                                        OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-3 CERTIFICATES
                                     -------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%         20%           25%          30%           35%           40%
                                     -----         -----       -----         ----          ----          ----         ----
GROUP III (PPA)                       0%            75%         100%         115%          125%          150%         200%
                                     -----         -----        ----         ----          ----          ----         ----
DISTRIBUTION DATE
-----------------
Initial Percentage................    100%          100%         100%        100%          100%          100%         100%
SEPTEMBER 1998....................     89            63           54          49            45            36           18
SEPTEMBER 1999....................     86            23            4           0             0             0            0
SEPTEMBER 2000....................     82             0            0           0             0             0            0
SEPTEMBER 2001....................     78             0            0           0             0             0            0
SEPTEMBER 2002....................     74             0            0           0             0             0            0
SEPTEMBER 2003....................     69             0            0           0             0             0            0
SEPTEMBER 2004....................     64             0            0           0             0             0            0
SEPTEMBER 2005....................     59             0            0           0             0             0            0
SEPTEMBER 2006....................     54             0            0           0             0             0            0
SEPTEMBER 2007....................     48             0            0           0             0             0            0
SEPTEMBER 2008....................     41             0            0           0             0             0            0
SEPTEMBER 2009....................     34             0            0           0             0             0            0
SEPTEMBER 2010....................     25             0            0           0             0             0            0
SEPTEMBER 2011....................     15             0            0           0             0             0            0
SEPTEMBER 2012....................      5             0            0           0             0             0            0
SEPTEMBER 2013....................      0             0            0           0             0             0            0
SEPTEMBER 2014....................      0             0            0           0             0             0            0
SEPTEMBER 2015....................      0             0            0           0             0             0            0
SEPTEMBER 2016....................      0             0            0           0             0             0            0
SEPTEMBER 2017....................      0             0            0           0             0             0            0
SEPTEMBER 2018....................      0             0            0           0             0             0            0
SEPTEMBER 2019....................      0             0            0           0             0             0            0
SEPTEMBER 2020....................      0             0            0           0             0             0            0
SEPTEMBER 2021....................      0             0            0           0             0             0            0
SEPTEMBER 2022....................      0             0            0           0             0             0            0
SEPTEMBER 2023....................      0             0            0           0             0             0            0
SEPTEMBER 2024....................      0             0            0           0             0             0            0
SEPTEMBER 2025....................      0             0            0           0             0             0            0
SEPTEMBER 2026....................      0             0            0           0             0             0            0
SEPTEMBER 2027....................      0             0            0           0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1).............    8.8           1.4           1.1        1.0           1.0           0.9           0.7
WEIGHTED AVERAGE
    LIVES IN YEARS(2).............    8.8           1.4           1.1        1.0           1.0           0.9           0.7



(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.

                                                    PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-4 CERTIFICATES
                                     -------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%         20%           25%          30%           35%           40%
                                     -----         -----       -----         ----          ----          ----         ----
GROUP III (PPA)                       0%            75%         100%         115%          125%          150%         200%
                                     -----         -----        ----         ----          ----          ----         ----
DISTRIBUTION DATE
-----------------
Initial Percentage................   100%          100%          100%        100%          100%          100%         100%
SEPTEMBER 1998....................    100           100           100         100           100           100          100
SEPTEMBER 1999....................    100           100           100          92            84            64           26
SEPTEMBER 2000....................    100            89            59          43            34            12            0
SEPTEMBER 2001....................    100            59            28          12             2             0            0
SEPTEMBER 2002....................    100            34             4           0             0             0            0
SEPTEMBER 2003....................    100            16             0           0             0             0            0
SEPTEMBER 2004....................    100             1             0           0             0             0            0
SEPTEMBER 2005....................    100             0             0           0             0             0            0
SEPTEMBER 2006....................    100             0             0           0             0             0            0
SEPTEMBER 2007....................    100             0             0           0             0             0            0
SEPTEMBER 2008....................    100             0             0           0             0             0            0
SEPTEMBER 2009....................    100             0             0           0             0             0            0
SEPTEMBER 2010....................    100             0             0           0             0             0            0
SEPTEMBER 2011....................    100             0             0           0             0             0            0
SEPTEMBER 2012....................    100             0             0           0             0             0            0
SEPTEMBER 2013....................     99             0             0           0             0             0            0
SEPTEMBER 2014....................     91             0             0           0             0             0            0
SEPTEMBER 2015....................     85             0             0           0             0             0            0
SEPTEMBER 2016....................     78             0             0           0             0             0            0
SEPTEMBER 2017....................     71             0             0           0             0             0            0
SEPTEMBER 2018....................     64             0             0           0             0             0            0
SEPTEMBER 2019....................     55             0             0           0             0             0            0
SEPTEMBER 2020....................     45             0             0           0             0             0            0
SEPTEMBER 2021....................     34             0             0           0             0             0            0
SEPTEMBER 2022....................     21             0             0           0             0             0            0
SEPTEMBER 2023....................      7             0             0           0             0             0            0
SEPTEMBER 2024....................      0             0             0           0             0             0            0
SEPTEMBER 2025....................      0             0             0           0             0             0            0
SEPTEMBER 2026....................      0             0             0           0             0             0            0
SEPTEMBER 2027....................      0             0             0           0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1).............   22.0           4.5           3.4         3.0           2.8           2.3           1.8
WEIGHTED AVERAGE
    LIVES IN YEARS(2)............    22.0           4.5           3.4         3.0           2.8           2.3           1.8


(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.


                                                    PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                                       OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-5 CERTIFICATES
                                     -------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%         20%           25%          30%           35%           40%
                                     -----         -----       -----         ----          ----          ----         ----
GROUP III (PPA)                       0%            75%         100%         115%          125%          150%         200%
                                     -----         -----        ----         ----          ----          ----         ----

DISTRIBUTION DATE
Initial Percentage................    100%          100%        100%         100%          100%          100%         100%
SEPTEMBER 1998....................     100           100         100          100           100           100          100
SEPTEMBER 1999....................     100           100         100          100           100           100          100
SEPTEMBER 2000....................     100           100         100          100           100           100           64
SEPTEMBER 2001....................     100           100         100          100           100            73           28
SEPTEMBER 2002....................     100           100         100           84            71            44           10
SEPTEMBER 2003....................     100           100          81           61            50            29            3
SEPTEMBER 2004....................     100           100          63           46            37            20            2
SEPTEMBER 2005....................     100            92          57           42            34            19            2
SEPTEMBER 2006....................     100            80          47           34            27            14            2
SEPTEMBER 2007....................     100            68          38           26            20             9            0
SEPTEMBER 2008....................     100            57          30           19            14             6            0
SEPTEMBER 2009....................     100            46          23           14            10             3            0
SEPTEMBER 2010....................     100            38          17            9             6             1            0
SEPTEMBER 2011....................     100            30          12            6             4             0            0
SEPTEMBER 2012....................     100            23           8            4             2             0            0
SEPTEMBER 2013....................     100            19           6            2             1             0            0
SEPTEMBER 2014....................     100            15           4            1             0             0            0
SEPTEMBER 2015....................     100            12           2            0             0             0            0
SEPTEMBER 2016....................     100             9           1            0             0             0            0
SEPTEMBER 2017....................     100             7           1            0             0             0            0
SEPTEMBER 2018....................     100             5           0            0             0             0            0
SEPTEMBER 2019....................     100             4           0            0             0             0            0
SEPTEMBER 2020....................     100             2           0            0             0             0            0
SEPTEMBER 2021....................     100             1           0            0             0             0            0
SEPTEMBER 2022....................     100             0           0            0             0             0            0
SEPTEMBER 2023....................     100             0           0            0             0             0            0
SEPTEMBER 2024....................      87             0           0            0             0             0            0
SEPTEMBER 2025....................      60             0           0            0             0             0            0
SEPTEMBER 2026....................      30             0           0            0             0             0            0
SEPTEMBER 2027....................       0             0           0            0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1).............    28.3          12.6         9.5         8.1           7.3           5.7           3.7
WEIGHTED AVERAGE
    LIVES IN YEARS(2).............    28.2          10.5         8.2         6.7           5.9           4.8           3.5


(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.

               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
  OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION AND CPR


                                                                       CLASS A-6 CERTIFICATES
                                     -------------------------------------------------------------------------------------
GROUP I AND GROUP II (CPR)            0%            18%         20%           25%          30%           35%           40%
                                     -----         -----       -----         ----          ----          ----         ----
GROUP III (PPA)                       0%            75%         100%         115%          125%          150%         200%
                                     -----         -----        ----         ----          ----          ----         ----
DISTRIBUTION DATE
-----------------
Initial Percentage................   100%          100%         100%         100%          100%          100%         100%
SEPTEMBER 1998....................    100           100          100          100           100           100          100
SEPTEMBER 1999....................    100           100          100          100           100           100          100
SEPTEMBER 2000....................    100           100          100          100           100           100          100
SEPTEMBER 2001....................     99            92           90           88            87            85           79
SEPTEMBER 2002....................     98            85           80           78            76            72           63
SEPTEMBER 2003....................     97            73           66           62            60            53           40
SEPTEMBER 2004....................     94            61           52           47            44            36           22
SEPTEMBER 2005....................     87            34           24           19            17            11            9
SEPTEMBER 2006....................     79            19           11            8             6             3            1
SEPTEMBER 2007....................     70            10            5            3             2             1            0
SEPTEMBER 2008....................     62             6            2            1             1             0            0
SEPTEMBER 2009....................     53             3            1            0             0             0            0
SEPTEMBER 2010....................     44             1            0            0             0             0            0
SEPTEMBER 2011....................     36             1            0            0             0             0            0
SEPTEMBER 2012....................     29             0            0            0             0             0            0
SEPTEMBER 2013....................     25             0            0            0             0             0            0
SEPTEMBER 2014....................     22             0            0            0             0             0            0
SEPTEMBER 2015....................     19             0            0            0             0             0            0
SEPTEMBER 2016....................     16             0            0            0             0             0            0
SEPTEMBER 2017....................     14             0            0            0             0             0            0
SEPTEMBER 2018....................     12             0            0            0             0             0            0
SEPTEMBER 2019....................      9             0            0            0             0             0            0
SEPTEMBER 2020....................      7             0            0            0             0             0            0
SEPTEMBER 2021....................      5             0            0            0             0             0            0
SEPTEMBER 2022....................      4             0            0            0             0             0            0
SEPTEMBER 2023....................      2             0            0            0             0             0            0
SEPTEMBER 2024....................      1             0            0            0             0             0            0
SEPTEMBER 2025....................      0             0            0            0             0             0            0
SEPTEMBER 2026....................      0             0            0            0             0             0            0
SEPTEMBER 2027....................      0             0            0            0             0             0            0

WEIGHTED AVERAGE
    LIVES IN YEARS(1).............   13.4           7.4           6.8         6.6           6.4           6.1           5.6
WEIGHTED AVERAGE
    LIVES IN YEARS(2).............   13.4           7.3           6.8         6.4           5.9           5.1           4.3

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assuming exercise by the holder of a majority interest of the Class R-ii Certificates to cause an optional termination of the Trust Fund when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate principal balance of the Hypothetical Mortgage Loans as set forth in the Structuring Assumptions for pages S-81 through S-86.

            THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WILL DIFFER FROM THE ASSUMPTIONS USED IN CONSTRUCTING THE TABLES SET FORTH ABOVE, WHICH IS HYPOTHETICAL IN NATURE AND IS PROVIDED ONLY TO GIVE A GENERAL SENSE OF HOW THE PRINCIPAL CASH FLOWS MIGHT BEHAVE UNDER VARYING PREPAYMENT SCENARIOS. FOR EXAMPLE, IT IS VERY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT THE GIVEN LEVELS OF CPR OR THE PREPAYMENT ASSUMPTION UNTIL MATURITY OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME LEVEL OF CPR OR THE PREPAYMENT ASSUMPTION. MOREOVER, THE DIVERSE REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS COULD PRODUCE SLOWER OR FASTER PRINCIPAL DISTRIBUTIONS THAN INDICATED IN THE TABLES AT THE VARIOUS PERCENTAGES OF CPR OR THE PREPAYMENT ASSUMPTION SPECIFIED, EVEN IF THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY OF THE MORTGAGE LOANS IS AS ASSUMED. ANY DIFFERENCE BETWEEN SUCH ASSUMPTIONS AND THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, OR ACTUAL PREPAYMENT OR LOSS EXPERIENCE, WILL AFFECT THE PERCENTAGES OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING OVER TIME AND THE WEIGHTED AVERAGE LIVES OF THE CLASS A CERTIFICATES.


FIXED STRIP CERTIFICATES YIELD CONSIDERATIONS

            INVESTORS SHOULD NOTE THAT THE FIXED STRIP CERTIFICATES ARE ONLY ENTITLED TO DISTRIBUTIONS PRIOR TO THE DISTRIBUTION DATE IN OCTOBER 2000. In addition, if the aggregate Stated Principal Balance of the Mortgage Loans of any Loan Group has been reduced to 10% of the initial aggregate Stated Principal Balance of the Mortgage Loans of such Loan Group prior to such date, the yield to investors on the Fixed Strip Certificates, to the extent of the Components or Component related to such Loan Group, will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans of such Loan Group (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. In addition, if at such time the Master Servicer, Certificate Insurer or holder a majority interest in the Class R-II Certificates effects an optional termination of the Trust Fund, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

            For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

            The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997, among the Company, the Master Servicer and Norwest Bank Minnesota, N.A., as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. See "The Pooling Agreement" in the Prospectus.

THE MASTER SERVICER

            Advanta Mortgage Corp. USA (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Master Servicer is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of June 30, 1997 of approximately $6.5 billion. Advanta Parent, through its subsidiaries (including the Master Servicer), had managed assets (including mortgage loans) in excess of $20.6 billion as of June 30, 1997.

            As of June 30, 1997, the Master Servicer and its subsidiaries were servicing approximately 61,000 mortgage loans in the Owned and Managed Servicing Portfolio (as defined below) representing an aggregate outstanding principal balance of approximately $3.7 billion, and approximately 110,000 mortgage loans in the Third-Party Servicing Portfolio (as defined below) representing an aggregate outstanding principal balance of approximately $7.5 billion.

            On March 17, 1997, Advanta Parent issued a press release (the "Press Release"), announcing that it expected to report 1997 results well below previous expectations. The Press Release stated that for the first quarter, Advanta Parent expected to report a loss of approximately $20 million compared to earnings of $41 million in the first quarter of 1996. On April 16, 1997, Advanta Parent reported a loss of $19.8 million for the first quarter of 1997. The losses are attributed to a number of factors, including increases in consumer bankruptcies and charge-offs and lower receivables balances than originally anticipated in its credit card business. On July 16, 1997, Advanta Parent reported net income of $5.4 million for the second quarter of 1997, compared to net income of $45.1 million for the second quarter of 1996. Advanta Parent has retained BT Wolfensohn, a division of the Bankers Trust New York Corporation, to explore all strategic alternatives that build upon the historic strength and success of the company as a whole and of its business units, including the Master Servicer, with the aim of maximizing the company's value for its shareholders and other constituents. The strategic alternatives which might be considered include, but are not limited to, a strategic alliance with another company, an alliance or initial public offering involving one or more of Advanta Parent's operating units or a merger or sale involving Advanta Parent as a whole. There is no assurance that any such alternatives will be pursued. The result of pursuing such alternatives may positively or adversely affect the financial ability of the Master Servicer to perform its financial and other obligations or to service the Mortgage Loans.

            The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Master Servicer or the Advanta Parent.

            In addition to the rights of the Trustee with respect to the Master Servicer as described in the Prospectus under "The Pooling Agreement," the Certificate Insurer will have certain rights, described in the Pooling and Servicing Agreement, with respect to the removal or resignation of the Master Servicer and the ability of the Master Servicer to assign any of its obligations under the Pooling and Servicing
Agreement.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER

       OWNED AND MANAGED SERVICING PORTFOLIO. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its Owned and Managed Servicing Portfolio for June 30, 1997, and for each of the four prior years ended December 31. The Master Servicer's "Owned and Managed Servicing Portfolio" consists of the Master Servicer's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Master Servicer or any affiliate thereof. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced as of June 30, 1997, approximately 110,000 mortgage loans with an aggregate principal balance as of such date of approximately $7.5 billion; such loans were not originated by the Master Servicer or any affiliate thereof and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                                                          DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                                                 THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO


                                                              Year Ending December 31,
                              Six Months Ending-------------------------------------------------------------------------------------
                                  June 30, 1997      1996              1995                  1994              1993
                           -------------------- --------------------------------------------------------------------------------
                            Number    Dollar    Number   Dollar    Number   Dollar      Number     Dollar   Number    Dollar
                              of      Amount     of     Amount      of     Amount        of        Amount    of      Amount
                             Loans     (000)    loans    (000)     loans    (000)       loans      (000)    loans     (000)
                           -----------------------------------------------------------------------------------------------------
 Portfolio                61,010  $3,688,283   43,303  $2,595,981  32,592   $1,797,582  26,446  $1,346,100  25,460  $1,149,864
Delinquency Percentage(1)
  30-59 days
  60-89 days               2.84%     2.69%     3.07%     2.90%     2.67%     2.44%     2.01%     1.57%     2.43%     2.22%
  90 days or more          0.82      0.88      0.85      0.90      0.72      0.71      0.57      0.45      0.77      0.63
Total                      1.33      1.73      1.45      1.26      1.69      1.23      1.85      1.51      2.19      2.12
                           ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
                           4.99%     5.30%     5.37%     5.06%     5.08%     4.38%     4.43%     3.53%     5.39%     4.97%
Foreclosure Rate(2)        1.33%     1.51%     1.62%     1.92%     1.29%     1.53%     1.35%     1.38%     1.32%     1.62%
REO Properties(3)          0.28%       --      0.42%      --       0.52%       --      0.47%      --       0.42%      --


(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                           LOAN LOSS EXPERIENCE OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO OF MORTGAGE LOANS*



                                                              Year Ending December 31,
                              Six Months Ending-------------------------------------------------------------------------------------
                                  June 30, 1997      1996              1995                  1994              1993
                           -------------------- --------------------------------------------------------------------------------
                                                     (Dollars in thousands)


Average amount outstanding(1)      $3,078,712      $2,102,643       $1,540,238          $1,225,529          $1,049,447
Gross losses(2)                    $    7,954      $   15,184       $   13,978          $   20,886          $   14,115
Recoveries(3)                      $       21      $      117       $      148          $      179          $      123
Net losses(4)                      $    7,933      $   15,067       $   13,830          $   20,707          $   13,992
Net losses as a percentage of
  average amount outstanding         0.52%(5)            0.72%            0.90%               1.69%               1.33%



(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)  "Net Losses" represents "Gross Losses" minus "Recoveries".

(5)  June 30, 1997 percentage has been based on annualized net losses.


--------
* MANAGED PORTFOLIO STATISTICS RESTATED TO EXCLUDE INTEREST ADVANCES ON SERVICED PORTFOLIO TO BE CONSISTENT WITH PRESENTATION OF OWNED PORTFOLIO.

            The Master Servicer experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors: the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance on its Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, are 1.42% and 0.88% for the periods ending December 31, 1994 and December 31, 1993, respectively.*

            There can be no assurance that the delinquency experience of the Group I Loans, Group II Loans and Group III Loans will correspond to the delinquency experience of the Master Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Master Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Group I Loans, Group II Loans and Group III Loans will depend on the results obtained over the life of the related Loan Group. The Master Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Group I Loans, Group II Loans and Group III Loans. The Master Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Group I Loans, Group II Loans and Group III Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Master Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Group I Loans, Group II Loans and Group III Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Group I Loans, Group II Loans and Group III Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

            The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees will accrue at a rate per annum (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan equal to 0.50% per annum. The Servicing Fees consist of servicing compensation payable to the Master Servicer in respect of its master servicing and direct servicing activities. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

THE TRUSTEE

            Norwest Bank Minnesota, N.A. (the "Trustee"), a national banking association, will act as trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee will be entitled to a fee, payable monthly, of 0.0075% per annum of the Principal Balance (as defined herein) of each Mortgage Loan (the "Trustee's Fee"). See "The Pooling Agreement" in the Prospectus.

--------

* MANAGED PORTFOLIO STATISTICS RESTATED TO EXCLUDE INTEREST ADVANCES ON SERVICED PORTFOLIO TO BE CONSISTENT WITH PRESENTATION OF OWNED PORTFOLIO.

EVENTS OF DEFAULT

            In addition to the Events of Default listed in the Prospectus under "The Pooling Agreement--Events of Default," the Master Servicer may be removed if the delinquency or loss experience of the Mortgage Loans exceeds certain levels specified in the Pooling and Servicing Agreement.

TERMINATION

            The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust Fund established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

            Subject to provisions in the Pooling and Servicing Agreement, the holder of a majority percentage interest of the Class R-II Certificates or the Master Servicer (or the Certificate Insurer, if Advanta is removed as Master Servicer) may, at its option and at its sole cost and expense, on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% (5% with respect to the exercise of this option by the Master Servicer or the Certificate Insurer) of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, purchase from the Trust Fund all of the outstanding Mortgage Loans at a price equal to the sum of (a) 100% of the Principal Balance of each outstanding Mortgage Loan, (b) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and 30 days' accrued interest thereon at a rate equal to the Mortgage Rate (net of the Servicing Fee Rate in the case of such a purchase by the Master Servicer), (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or the Insurance Agreement (as defined in the Pooling and Servicing Agreement), (d) any excess of the actual stated principal balance of each such Mortgage Loan over the Principal Balance thereof, the aggregate amount of accrued and unpaid interest on such excess through the related due period and 30 days' interest on such excess at a rate equal to the related Mortgage Interest Rate with respect to each related Mortgage Loan and (e) any other unpaid or unreimbursed amounts owed to the Master Servicer and not included in clauses (a) through (d) above. Any such purchase shall be accomplished by deposit into the related Certificate Account of the purchase price specified above. From the amount so deposited, the Trustee shall reimburse the Master Servicer for the amount of any unpaid Servicing Fees, unreimbursed Advances and unreimbursed servicing advances. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the related Certificate Insurance Policy. See "The Pooling Agreement--Termination; Retirement of Certificates" in the Prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code.

            For federal income tax purposes, (a) the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I, (b) each class of Certificates (other than the Residual Certificates) will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments

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of REMIC II and (c) the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

            For federal income tax reporting purposes, the Class A Certificates (other than the Class A-7 Certificates) will not, and the Class A-7 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Group I, Group II and Group III Class A Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a 25% CPR, with respect to Loan Group I and Loan Group II, and a 115% Prepayment Assumption, with respect to Loan Group III. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. See "Certain Federal Income Tax Consequences--General--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

            The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A-1 Certificates and the Class A-2 Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

            A reasonable application of the principles of the OID Regulations to the Class A-1 Certificates and the Class A-2 Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

            The OID Regulations suggest that original issue discount with respect to securities such as the Class A-7 Certificates that represent multiple REMIC regular interests in which ownership interests will be issued simultaneously to the same buyer and which are required under the Pooling and Servicing Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the regular interests represented by the Class A-7 Certificates will be reported to the IRS and the Class A-7 Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such regular interests as a single debt instrument as set forth in the OID Regulations.

            If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, in particular a Class A-7 Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable

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to such Certificates. Although the matter is not free from doubt, a Class A-7
Certificateholder may be permitted to deduct a loss to the extent that its remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

            In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to the Certificateholders and the IRS.

            The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the Prospectus.

            Subject to the discussion below, the Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. To the extent the manufactured housing loans meet the requirements of Section 25(e)(10) of the Code, the Class A Certificates will be treated as assets described in the foregoing sections of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "The Pooling and Servicing Agreement--Termination" herein and "Certain Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

            For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.


                             METHOD OF DISTRIBUTION

            Subject to the terms and conditions set forth in an Underwriting Agreement, dated September 26, 1997 (the "Underwriting Agreement"), among Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Lehman Brothers Inc. ("Lehman"; Morgan Stanley, DLJ and Lehman collectively, the "Underwriters"), the Company and the Seller, the Underwriters have agreed to purchase and the Company has agreed to sell to the Underwriters the Class A Certificates. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about September 26, 1997, against payment therefor in immediately available funds.

            The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Class A Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

            The distribution of the Class A Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.

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Proceeds to the Company from the sale of the Class A Certificates, before deducting expenses payable by the Company, will be approximately 101.14% of the aggregate initial Certificate Principal Balance of the Class A Certificates plus accrued interest on the Class A Certificates (other than the Class A-1 Certificates and Class A-2 Certificates). The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

            The Underwriting Agreement provides that the Company and the Seller will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

            There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.


                                 LEGAL OPINIONS

            Certain legal matters relating to the Certificates will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, and for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.


                                     RATINGS

            It is a condition of the issuance of the Class A Certificates that the Class A Certificates (other than the Fixed Strip Certificates) be rated "AAA" by Standard & Poor's Ratings Services ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") and that the Fixed Strip Certificates be rated "AAAr" by S&P, "AAA" by DCR and "Aaa" by Moody's.

            S&P's ratings on mortgage loan asset-backed pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. S&P's rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The "r" of the "AAAr" rating of the Fixed Strip Certificates by S&P is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or

                                      S-94

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currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

            The ratings assigned by Moody's to mortgage loan asset-backed pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage loan asset-backed pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

            The ratings assigned by DCR to mortgage loan asset-backed pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. In addition, DCR considers the claims paying ability of the Certificate Insurer to be comparable to that of other companies for which DCR assigns a "AAA" claims paying ability. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgages.

            The Company has not requested a rating on the Class A Certificates by any rating agency other than S&P, Moody's and DCR. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by S&P, Moody's and DCR.

            The ratings assigned to the Class A-1 Certificates do not cover the payment of any Group I Class A Available Funds Cap Carry-Forward Amount. The ratings assigned to the Class A-2 Certificates do not cover the payment of any Group II Class A Available Funds Cap Carry-Forward Amount.

            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.


                                LEGAL INVESTMENT

            The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

            The Company makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class
A
Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

            See "Legal Investment Matters" in the Prospectus.



                                      S-95

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                              ERISA CONSIDERATIONS

            A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

            The U.S. Department of Labor ("DOL") has granted to Morgan Stanley an administrative exemption (Prohibited Transaction Exemption 90-24; Exemption Application D-8019; 55 Fed. Reg. 20,548 (1990)) (the "Morgan Stanley Exemption"); to DLJ an administrative exemption (Prohibited Transaction Exemption 91-14, as amended; Exemption Application D-7958; 56 Fed. Reg. 7414
(1991)) (the "DLJ Exemption"); and to Lehman an administrative exemption (Prohibited Transaction Exemption 91-14, as amended; Exemption Application No. D-7958; 56 Fed. Reg. 7414 (1991)) (the "Lehman Exemption"; the DLJ Exemption, the Morgan Stanley Exemption and the Lehman Exemption collectively, the "Exemptions"), as described in the Prospectus under "ERISA Considerations." The Exemptions generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters, such as the Class A Certificates, and the servicing and operation of asset pools such as the Trust Fund, provided that certain conditions are satisfied, which conditions are described in the Prospectus under "ERISA Considerations."

            The purchase of the Class A Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemptions. However, the Exemptions contain a number of conditions which must be met for the Exemptions to apply (as described in the Prospectus under "ERISA Considerations"), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the conditions set forth in the Exemptions will be satisfied with respect to the Class A Certificates. As of the date hereof, there is no single Mortgage Loan included in the Trust Fund that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

            Because the Exemptions will not likely apply to the purchase, sale or holding of the Class M Certificates or Class B Certificates (due to the subordinate nature thereof), the purchaser of any Class M Certificates or Class B Certificates will be deemed to have represented by such purchase that either:
(i) such purchaser is not a Plan and is not purchasing such Certificates by, on behalf of, or with Plan Assets of any Plan; or (ii) the purchase, sale and holding of such Certificates by, on behalf of or with Plan Assets of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the exemptive relief granted by the DOL for transactions involving insurance company general accounts pursuant to Prohibited Transaction Class Exemption 95-60 is available with respect to the purchase, sale and holding of such Certificates.

            Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions and any of the prohibited transaction class exemptions issued by the DOL and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

                                      S-96

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                                     EXPERTS

            The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                      S-97

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                                                                      APPENDIX A

            UNDERWRITING GUIDELINES APPLICABLE TO THE MORTGAGE LOANS

SOUTHERN PACIFIC FUNDING CORPORATION

         The Mortgage Loans originated by SPFC were originated under SPFC's Standard Non-Conforming Program. The Standard Non-Conforming Program is the "Non-Conforming Credit Program" applicable to residential loans which, for credit reasons, do not conform to FNMA or FHLMC underwriting guidelines.

THE STANDARD NON-CONFORMING PROGRAM

         The Mortgage Loans underwritten under the Standard Non-Conforming Program were underwritten in accordance with the underwriting criteria of SPFC. SPFC began underwriting mortgage loans in accordance with such standards in July, 1993.

         SPFC's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While SPFC's primary consideration in underwriting a mortgage loan is the mortgagor's employment stability and debt-to-income ratio, the value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, it also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property. The Mortgage Loans underwritten under this program are adjustable and fixed rate loans, and generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards.

         The Mortgage Loans underwritten under the Standard Non-Conforming Program were underwritten pursuant to the "Non-Conforming Full Documentation," "Non-Conforming Lite Documentation" and "Non-Conforming Stated Income" residential loan programs. Under each of these programs, SPFC reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with SPFC's standards. In determining the ability of the applicant to repay the Mortgage Loan, SPFC uses a rate (the "Qualifying Rate") which, for the mortgage loans that adjust approximately six months after the date of origination is a rate equal to the Mortgage Rate at origination plus the amount of the Periodic Rate Cap and for the mortgage loans which adjust approximately two years after the date of origination is a rate equal to the starting Mortgage Rate. SPFC's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations.

         SPFC's criteria require it to verify the income of each borrower and the source of funds (if any) required to be deposited by the applicant into escrow under its various programs. Borrowers are generally required to submit written verification of income signed by the employer covering the most recent two-year period, together with a current paystub and two years' W-2 forms or verification of employment. A telephone confirmation of employment is made regardless of the origination program. Under the NonConforming Stated Income program, borrowers may be qualified based upon monthly income as stated on the mortgage loan application, without verification; however, self-employed borrowers are required to submit a business license and one year's bank statements. A business credit report, if applicable, is obtained. Verification of the source of funds (if any) required to be deposited by the applicant into escrow is generally required under all documentation programs in the form of a standard verification of deposit or two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by lender or landlord. If appropriate compensating factors exist, SPFC may waive certain documentation requirements for individual borrowers. All documentation must be no more than 90 days old at underwriting and no more than 120 days old at the time of the funding of the related loan.

         SPFC uses the following categories and characteristics as guidelines to grade the potential likelihood that the mortgagor will satisfy the repayment conditions of a mortgage loan:

         "A" RISK. Under the "A" risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms with a maximum of three 30-day late payments within the last 12 months or five 30-day late payments; or two 60-day late payments; within the last 24 months. Within this 24 month period, however, a maximum of one 30-day late payment, and no 60-day late payments are acceptable in the last 12 months, or a maximum of two 30-day late payments, and no 60-day late payments, within the last 24 months are acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. Minor derogatory items are allowed as to non-mortgage credit. No collection accounts or charge-offs or judgments over $500 within the last three years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum Loan-to-Value Ratio of up to 90% (or 75% for mortgage loans originated under the Non-Conforming Stated Income program, but 80% if the borrower is self-employed) is permitted for a mortgage loan on a single family owner-occupied property. A maximum Loan-to-Value Ratio of 80% (or 70% for mortgage loans originated under the Non-Conforming Stated Income program but 75% if the borrower is self-employed) is permitted for a mortgage loan on a non-owner occupied property or a second home property. The debt service-to-income ratio generally is 45% or less based on the Qualifying Rate. The maximum loan amount is $400,000 for a single-family owner-occupied property, regardless of the documentation program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by SPFC on a limited basis. The maximum loan amount is $350,000 (or $300,000 for mortgage loans originated under the Non-Conforming Stated Income Program) for a mortgage loan on a single-family non-owner-occupied property or second home.

         "A-" RISK. Under the "A-" risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms with a maximum of five 30-day late payments or two 60-day late payments on such obligations within the last 12 months. A maximum of two 30-day payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years. A maximum Loan-to-Value Ratio of up to 85% (or 75% for mortgage loans originated under the Non-Conforming Stated Income program, but 80% if the borrower is self-employed) is permitted for a mortgage loan on a single family owner-occupied property. A maximum Loan-to-Value Ratio of up to 75% is permitted for a mortgage loan on a non-owner occupied property or a second home. The debt service-to-income ratio generally is 45% or less based on the Qualifying Rate. The maximum loan amount is $650,000 for a single-family owner-occupied property, under the Non-Conforming Full Documentation Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by SPFC on a limited basis. The maximum loan amount is $500,000 for a mortgage loan on a single-family owner-occupied property under the NonConforming Stated Income Program. The maximum loan amount is $400,000 (or $350,000 for mortgage loans originated under the Non-Conforming Stated Income Program) for mortgage loans on a single-family non-owner-occupied properties or second homes.

         "B" RISK. Under the "B" risk category, the prospective mortgagor must have generally repaid consumer debt according to its terms, with a maximum of eight 30-day late payments or four 60-day late payments or two 90-day late payments on such obligations within the last 12 months. A maximum of four 30-day late payment, or three 30-day late payments and one 60-day late payment, within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation must be current. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 18 months, totaling less than $2,000 are acceptable. However, for mortgage loans with a Loan-to-Value ratio of 80% or less, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan, provided the mortgagor accepts a 25 basis point increase on the Mortgage Loan Rate. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 18 months. A maximum Loan-to-Value Ratio of 80% is permitted for a mortgage loan on a single family, owner-occupied property. A maximum Loan-to-Value Ratio of 70% (or 65% for mortgage loans originated under the NonConforming Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property or a second home. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $600,000 for a single-family owner-occupied property, under the NonConforming Full Documentation Program. The maximum loan amount is $350,000 (or $300,000 for mortgage loans originated under the Non-Conforming Stated Income Program) for a mortgage loan on a non-owner-occupied property or a second home.

         "C" RISK. Under the "C" risk category, the prospective mortgagor may have experienced significant credit problems in the past. A maximum of twelve 30-day late payments or six 60-day late payments, or four 90-day late payments, on consumer debt within the last twelve months is acceptable. A maximum of five 30-day late payments or three 30-day late payments and two 60-day late payments or three 30-day late payments and one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation can be up to 45 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $4,000 and up to $6,000 in isolated circumstances. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan, provided the mortgagor accepts a 25 basis point increase on the Mortgage Loan Rate. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding year. A maximum Loan-to-Value Ratio of 75% (or 65% for mortgage loans originated under the Non-Conforming Stated Income Program, but 70% if the borrower is self-employed) is permitted for a mortgage loan on a single-family owner-occupied property. A maximum Loan-to-Value Ratio of 70% (or 60% for mortgage loans originated under the Non-Conforming Stated Income Program, but 65% if the borrower is self-employed) is permitted for a mortgage loan on a non-owner-occupied property or a second home. The debt service-to-income ratio is generally 55% or less based on the Qualifying Rate. The maximum loan amount is $500,000 (or $400,000 for a mortgage loan originated under the NonConforming Stated Income Program) for a mortgage loan on a single-family owner-occupied property. The maximum loan amount is $300,000 (or $200,000 for mortgage loans originated under the NonConforming Stated Income Program) for a mortgage loan on a non-owner-occupied property or second home.

         "D" RISK. Under the "D" risk category, the prospective mortgagor may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing mortgage loan on the subject property, such mortgage loan may be in foreclosure. Such existing mortgage loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, all of which must be paid prior to the funding of the loan, but such items must be paid through the loan proceeds. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum Loan-to- Value Ratio of 65% is permitted for a mortgage loan on a single-family owner-occupied property. The maximum loan amount is $350,000 under all programs. The debt service-to-income ratio generally is 60% or less based on the Qualifying Rate.

         EXCEPTIONS. As described above, SPFC uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; good maintenance; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; and the length of residence in the subject property. Accordingly, SPFC may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

BOMAC CAPITAL MORTGAGE, INC.

         The Mortgage Loans originated by BOMAC Capital Mortgage, Inc. ("BOMAC") were originated under BOMAC's Non-Conforming Loan Program. The Non-Conforming Loan Program is applicable to residential loans which, for credit reasons, do not conform to FNMA or FHLMC underwriting guidelines.

THE NON-CONFORMING LOAN PROGRAM

         The Mortgage Loans underwritten under the Non-Conforming Loan Program were underwritten in accordance with the underwriting criteria of BOMAC. BOMAC began underwriting mortgage loans in accordance with such standards in November, 1996.

BOMAC's underwriting standards under the Non-Conforming Loan Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of such property as collateral for a mortgage loan. While BOMAC's primary consideration in underwriting a mortgage loan is the mortgagor's employment stability and debt-to-income ratio, the value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, BOMAC also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property. Each of the Mortgage Loans underwritten under the NonConforming Loan Program were underwritten pursuant to the "Full Documentation," "Limited Documentation," or the stated income from the application (the "Stated 1003") residential loan programs. Under each of the these programs, BOMAC reviews the loan applicant's source or sources of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with BOMAC's standards. BOMAC's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations.

         BOMAC's criteria require it to verify the income of each borrower and the source of funds (if any) required to be deposited by the applicant into escrow under its various programs. Under the Full Documentation program, which is the most thorough approach to income verification, borrowers are generally required to submit written verification of income signed by the employer covering the most recent two-year period and a current paystub or a current paystub and two years' W-2 forms covering the time period for the credit grade. However, for loans with a Loan-to-Value ("LTV") ratio less than 10% only one year of income verification is required. BOMAC also performs a verbal verification of employment prior to funding the mortgage loan. Under the Limited Documentation (or "Lite-Doc") program, which was primarily developed for self-employed borrowers, a standard form of verification of income is not required on certain loans. However, there must be verification that the borrower has been self-employed for a minimum of one year. The following documentation must also be provided: (1) the most recent 12 months, bank statements from the borrowers bank account, and (2) One paystub with year to date earnings listed for a salaried employee and for commissioned or self-employed borrowers a form W-2 from the prior year or a Form 1099 from the prior year. Business or personal bank statements can be used as directed by the underwriter. Under the Stated 1003 program, no verification of income is required. However, reasonable assets in relation to stated income is required. The following documentation is also required: (1) Proof the business is in existence for self-employed borrowers, and (2) verification of employment if not self-employed. Under all of the foregoing programs all documentation must be no more than 90 days old at the time of the underwriting and no more than 120 days old (except in-house credit reports generated by BOMAC may be no more than 30 days old) at the time of the funding of the related loan. Additionally, if the appraisal is more than 120 days old it must be recertified, but in no event can it be more than 180 days old. If an appraisal is more than 180 days old BOMAC will require a new full appraisal.

BOMAC uses the following categories and characteristics as guidelines to grade the potential likelihood that the mortgagor will satisfy the repayment conditions of a mortgage loan:

         "A" RISK. Under the "A" risk category, the prospective mortgagor must have repaid installment or revolving consumer debt according to its terms with a maximum number of four 30-day late payments within the last 12 months and within the prior 24 month period a maximum of three 30-day late payments is permitted on an existing mortgage loan. Any collection accounts or unpaid charge-offs or judgments under $500 are permissible. Larger amounts paid over 1 year prior to the application are also permitted. Non-creditor judgments, delinquent taxes, medical accounts, past due child support and alimony are permitted, but must be paid at the closing or brought current unless waived by senior underwriter approval. No bankruptcy or foreclosures may have occurred during the preceding three years commencing from the date of discharge or the date the foreclosure was filed. A maximum Loan-to-Value Ratio of 90% for mortgage loans originated under the Full Documentation program, (or 85% for a mortgage loan originated under the Lite Documentation program and 80% if the mortgage loan is originated under the Stated 1003 program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 80% for a mortgage loan originated under the Full Documentation (or 75% for a mortgage loan originated under the Lite Documentation program and 70% if the mortgage loan is originated under the Stated 1003 program) is permitted for a loan on a non-owner occupied property. The maximum debt service-to-income ratio is 45%, but will be increased to 50% for an accepted .38% point increase in the mortgage loan rate and gross margin rate. The maximum loan amount is $650,000 for an owner-occupied property for a mortgage loan originated under the Full Documentation, Lite Documentation or Stated Income Documentation programs. However, on a case by case basis BOMAC will increase the maximum loan amount to $750,000, depending on the pricing structure of the loan, the loan-to-value ratio and other compensating factors. All loans greater than $500,000 require written approval from the executive loan committee of BOMAC. The maximum loan amount is $400,000 for a non-owner occupied property or second home under the Full Documentation program, Lite Documentation program or Stated Income

Documentation Program. The maximum cash-out loan amount is $250,000 under the Full documentation, Lite Documentation and the Stated 1003 programs for an owner occupied residence and $100,000 for a non-owner occupied residence or second home.

         "A-" RISK. Under the "A-" risk category, the prospective mortgagor must have repaid installment or revolving consumer debt according to its terms with a maximum number of five 30-day late payments or two 60 day late payments within the last 12 months and within the prior 12 month period a maximum of two 30-day late payments is permitted on an existing mortgage loan. Any collection accounts or unpaid charge-offs or judgments under which occurred within the last 18 months cannot exceed $1,000 individually. Any account which encumbers the subject property must be paid off. The prospective mortgagor can, however, leave open any unpaid accounts for an accepted increase in the mortgage loan rate. Non-creditor judgments, delinquent taxes, past due child support and alimony are permitted, but must be paid at the closing or brought current. No bankruptcy or foreclosures may have occurred during the preceding two years commencing from the date of discharge or the date the foreclosure was filed. On a case by case basis, however, borrowers may be bought out of a Chapter 13 Bankruptcy. A maximum Loan-to-Value Ratio of 90% for mortgage loans originated under the Full Documentation program, (or 80% for a mortgage loan originated under the Lite Documentation program and 75% if the mortgage loan is originated under the Stated 1003 program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 80% for a mortgage loan originated under the Full Documentation (or 75% for a mortgage loan originated under the Lite Documentation program and 70% if the mortgage loan is originated under the Stated 1003 program) is permitted for a loan on a non-owner occupied property. The maximum debt service-to-income ratio is 45%, however, this can be increased to 50% for an accepted .38% point increase in the mortgage loan rate and gross margin rate and increased to 55% if the LTV on the mortgage loan is also less than or equal to 70% and increased to 60% if the LTV on the mortgage loan is also less than or equal to 65%. The maximum loan amount is $650,000 for an owner-occupied property for a mortgage loan originated under the Full Documentation, Lite Documentation or Stated Income Documentation programs. However, on a case by case basis BOMAC will increase the maximum loan amount to $750,000, depending on the pricing structure of the loan, the loan-to-value ratio and other compensating factors. The maximum loan amount is $400,000 for a nonowner occupied property or second home under the Full Documentation program, Lite Documentation program or Stated Income Documentation Program. The maximum cash-out loan amount is $250,000 under the Full documentation, Lite Documentation and the Stated 1003 programs for an owner occupied residence and $100,000 for a non-owner occupied residence or second home.

         "B" RISK. Under the "B" risk category, the prospective mortgagor must have repaid installment or revolving consumer debt according to its terms with a maximum number of four 60-day late payments or two 90-day late payments within the last 12 months and within the same prior 12 month period a maximum of four 30-day late payments or three 30-day late payments and one 60-day late payment is permitted on an existing mortgage loan. Any collection accounts or unpaid charge-offs or judgments which occurred within the last 18 months cannot exceed $2,000 individually. Any account which encumbers the subject property must be paid off. The prospective mortgagor can, however, leave open any unpaid accounts for an accepted increase in the mortgage loan rate. Non-creditor judgments, delinquent taxes, past due child support and alimony are permitted, but must be paid at the closing or brought current. No bankruptcy or foreclosures may have occurred during the preceding eighteen months commencing from the date of discharge or the date the foreclosure was filed. On a case by case basis, however, borrowers may be bought out of a Chapter 13 Bankruptcy. A maximum Loan-to-Value Ratio of 85% for mortgage loans originated under the Full Documentation program, (or 75% for a mortgage loan originated under the Lite Documentation program and 70% if the mortgage loan is originated under the Stated 1003 program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 75% for a mortgage loan originated under the Full Documentation (or 70% for a mortgage loan originated under the Lite Documentation program and 65% if the mortgage loan is originated under the Stated 1003 program) is permitted for a loan on a non-owner occupied property. The maximum debt service-to-income ratio is 50%, however, this can be increased to 55% for an accepted .38% point increase in the mortgage loan rate and gross margin rate and increased to 60% if the LTV on the mortgage loan is also less than or equal to 65%. The maximum loan amount is $650,000 for an owner-occupied property for a mortgage loan originated under the Full Documentation, Lite Documentation or Stated Income Documentation programs. However, on a case by case basis BOMAC will increase the maximum loan amount to $750,000, depending on the pricing structure of the loan, the loan-to-value ratio and other compensating factors. The maximum loan amount is $350,000 for a non-owner occupied property or second home under the Full Documentation program, Lite Documentation program or Stated Income Documentation Program. The maximum cash-out loan amount is $200,000 under the Full documentation, Lite Documentation and the Stated 1003 programs for an owner occupied residence and $75,000 for a non-owner occupied residence or second home.

         "C" RISK. Under the "C" risk category, the prospective mortgagor must have repaid installment or revolving consumer debt according to its terms with a maximum number of four 90-day late payments within the last 12 months and within the same prior 12 month period a maximum of six 30-day late payments, two 60-day late payments and one 90-day late payment is permitted on an existing mortgage loan. Any collection accounts or unpaid charge-offs or judgments under which occurred within the last 18 months cannot exceed $4,000 individually (up to $6,000 if isolated to 1 or 2 accounts only). Any account which encumbers the subject property must be paid off. The prospective mortgagor can, however, leave open any unpaid accounts not against the subject title for an accepted increase in mortgage loan rate. Non-creditor judgments, delinquent taxes, past due child support and alimony are permitted, but must be paid at the closing or brought current. No bankruptcy or foreclosures may have occurred during the preceding twelve months commencing from the date of discharge or the date the foreclosure was filed. On a case by case basis, however, borrowers may be bought out of a Chapter 13 Bankruptcy. A maximum Loan-to-Value Ratio of 75% for mortgage loans originated under the Full Documentation program, (or 70% for a mortgage loan originated under the Lite Documentation program and 70% if the mortgage loan is originated under the Stated 1003 program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 70% for a mortgage loan originated under the Full Documentation (or 65% for a mortgage loan originated under the Lite Documentation program and 60% if the mortgage loan is originated under the Stated 1003 program) is permitted for a loan on a non-owner occupied property. The maximum debt service-to-income ratio is 55%, however, this can be increased to 60% for an accepted .38% point increase in the mortgage loan rate and gross margin rate. The maximum loan amount is $500,000 for an owner-occupied property for a mortgage loan originated under the Full Documentation, Lite Documentation or Stated Income Documentation programs. The maximum loan amount is $300,000 for a non-owner occupied property or second home under the Full Documentation program, Lite Documentation program or Stated Income Documentation Program. The maximum cash-out loan amount is $200,000 under the Full documentation, Lite Documentation and the Stated 1003 programs for an owner occupied residence and $50,000 for a non-owner occupied residence or second home.


         "D" RISK. Under the "D" risk category, there is a general disregard for the prospective mortgagors prior record relating to revolving consumer debt, nor is the prospective mortgagor's past payment history relating to an existing mortgage examined. All collection accounts or unpaid charge-offs or judgments which are not against the title of the subject property do not need to be paid off, however, BOMAC will not permit open accounts if the prospective mortgagor's credit history blatantly shows that unpaid creditors are actively going after the prospective mortgagor for payment. Non-creditor judgments, delinquent taxes, past due child support and alimony are permitted, but must be paid at the closing or brought current. Current bankruptcy or foreclosure is permitted, however a bankruptcy must be discharged at the closing. On a case by case basis borrowers may be bought out of a Chapter 13 Bankruptcy and to bring a borrower out of foreclosure senior underwriter and regional manager approval is required. Moreover, when buying out of foreclosure the borrower's debt service-to-income is reduced and the reasons for extending the loan must be clearly documented. Additionally, verification of when the pending sale of the foreclosed property will occur is required so that the mortgage loan may be properly funded prior to the creditor who is foreclosing takes title to the subject property. A maximum Loan-to-Value Ratio of 70% for mortgage loans originated under the Full Documentation program, (or 65% for a mortgage loan originated under the Lite Documentation program and 65% if the mortgage loan is originated under the Stated 1003 program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 65% for a mortgage loan originated under the Full Documentation (or 60% for a mortgage loan originated under the Lite Documentation program and 60% if the mortgage loan is originated under the Stated 1003 program) is permitted for a loan on a non-owner occupied property. The maximum debt service-to-income ratio is 60%, however, this can be increased to 65% for an accepted .38% point increase in the mortgage loan rate and gross margin rate. The maximum loan amount is $300,000 for an owner-occupied property for a mortgage loan originated under the Full Documentation, Lite Documentation or Stated Income Documentation programs. The maximum loan amount is $200,000 for a non-owner occupied property or second home under the Full Documentation program, Lite Documentation program or Stated Income Documentation Program. The maximum cash-out loan amount is $500 under the Full documentation, Lite Documentation and the Stated 1003 programs for an owner occupied residence and is not available for a non-owner occupied residence or second home.


         EXCEPTIONS. As described above, BOMAC uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; stable employment; an "A" or "A-" mortgage history; and the length of residence in the subject property. Accordingly, BOMAC may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk.

PROSPECTUS
MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES
SOUTHERN PACIFIC SECURED ASSETS CORP.

The mortgage pass-through certificates ("Certificates") or mortgage-backed notes ("Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by Southern Pacific Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and other assets in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF SECURITIES WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans and other assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences" herein.

Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is September 24, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

CAPTION                                                                    PAGE
-------                                                                    ----

SUMMARY OF PROSPECTUS........................................................4

RISK FACTORS................................................................12

THE MORTGAGE POOLS..........................................................15
         General  ..........................................................15
         The Mortgage Loans.................................................16
         Underwriting Standards.............................................20
         Qualifications of Originators and Sellers..........................22
         Representations by Sellers.........................................22

SERVICING OF MORTGAGE LOANS.................................................24
         General  ..........................................................24
         The Master Servicer................................................25
         Collection and Other Servicing Procedures; Mortgage Loan
                  Modifications.............................................25
         Subservicers.......................................................27
         Special Servicers..................................................27
         Servicing and Other Compensation and Payment of
                  Expenses; Spread..........................................30
         Evidence as to Compliance..........................................30

DESCRIPTION OF THE SECURITIES...............................................31
         General  ..........................................................31
         Form of Securities.................................................32
         Assignment of Trust Fund Assets....................................33
         Certificate Account................................................35
         Distributions......................................................39
         Distributions of Interest and Principal on the Securities
                   .........................................................39
         Distributions on the Securities in Respect of Prepayment
                  Premiums or in Respect of Equity Participations
                                                                            41
         Allocation of Losses and Shortfalls................................41
         Advances ..........................................................41
         Reports to Securityholders.........................................42

DESCRIPTION OF CREDIT ENHANCEMENT...........................................43
         General  ..........................................................43
         Subordinate Securities.............................................44
         Letter of Credit...................................................44
         Mortgage Pool Insurance Policies...................................45
         Special Hazard Insurance Policies..................................46
         Bankruptcy Bonds...................................................47
         Reserve Funds......................................................47
         Maintenance of Credit Enhancement..................................48
         Reduction or Substitution of Credit Enhancement....................50

PURCHASE OBLIGATIONS........................................................50

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER..................................................51
         General  ..........................................................51
         Primary Mortgage Insurance Policies................................51
         Hazard Insurance Policies..........................................52
         FHA Insurance......................................................53

THE COMPANY.................................................................54

THE AGREEMENTS..............................................................54
         General  ..........................................................54
         Certain Matters Regarding the Master Servicer and the
                  Company...................................................55
         Events of Default and Rights Upon Event Default....................55
         Amendment..........................................................58
         Termination; Retirement of Securities..............................59
         The Trustee........................................................60
         Duties of the Trustee..............................................60
         Certain Matters Regarding the Trustee..............................60
         Resignation and Removal of the Trustee.............................61

YIELD CONSIDERATIONS........................................................61

MATURITY AND PREPAYMENT CONSIDERATIONS......................................63

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................64
         Single Family Loans and Multifamily Loans..........................64
         Contracts..........................................................65
         Foreclosure on Mortgages and Certain Contracts.....................66
         Repossession with respect to Contracts.............................68
         Rights of Redemption...............................................69
         Anti-Deficiency Legislation and Other Limitations on
                  Lenders...................................................69
         Environmental Legislation..........................................71
         Consumer Protection Laws with respect to Contracts
                   .........................................................72
         Enforceability of Certain Provisions...............................72
         Subordinate Financing..............................................73
         Applicability of Usury Laws........................................74
         Alternative Mortgage Instruments...................................74
         Formaldehyde Litigation with respect to Contracts..................75
         Soldiers' and Sailors' Civil Relief Act of 1940....................75
         Junior Mortgages...................................................76

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................77
         General  ..........................................................77
         REMICS   ..........................................................77
         Notes    ..........................................................91
         Grantor Trust Funds................................................92

STATE AND OTHER TAX CONSEQUENCES...........................................100

ERISA CONSIDERATIONS.......................................................100
         Tax Exempt Investors..............................................104
         Consultation with Counsel.........................................104

USE OF PROCEEDS............................................................106

METHODS OF DISTRIBUTION....................................................106

LEGAL MATTERS..............................................................107

FINANCIAL INFORMATION......................................................107

RATING   ..................................................................107

INDEX OF PRINCIPAL DEFINITIONS.............................................108

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The Company does not intend to send any financial reports to Securityholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series. See "Description of the Securities--Reports to Securityholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Southern Pacific Secured Assets Corp., One Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035, or by telephone at (503) 684-4700. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Securities of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered......................Mortgage pass-through certificates or mortgage-backed notes. The mortgage
                                        pass-through certificates (the "Offered
                                        Certificates") or mortgage-backed notes
                                        (the "Offered Notes"; the Offered Notes
                                        or the Offered Certificates, the
                                        "Offered Securities") offered hereby and by the various Prospectus Supplements with respect hereto will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage- backed notes of such series, are collectively referred to herein as the "Securities."

Company.................................Southern Pacific Secured Assets Corp.
                                        (the "Company"), a wholly-owned
                                        subsidiary of Southern Pacific Funding
                                        Corporation ("SPFC"). See "The Company."

Master Servicer.........................The master servicer (the "Master
                                        Servicer"), if any, for a series of
                                        Securities will be specified in the
                                        related Prospectus Supplement and may be SPFC or another affiliate of the Company. See "Servicing of Mortgage Loans--The Master Servicer."

Special Servicer........................The special servicer (the "Special
                                        Servicer"), if any, for a series of
                                        Securities will be specified, or the
                                        circumstances under which a Special
                                        Servicer will be appointed will be
                                        described, in the related Prospectus
                                        Supplement. Any Special Servicer may be
                                        an affiliate of the Company. See
                                        "Servicing of Mortgage Loans--Special
                                        Servicers."

Issuer..................................With respect to each series of Notes, the issuer (the "Issuer") will be the
                                        Company or an owner trust established by it for the purpose of issuing such series of Notes. Each such owner trust will be created pursuant to a trust agreement (the "Owner Trust Agreement") between the Company, acting as depositor, and the Owner Trustee. Each series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Trustee (the "Indenture") whereby the Issuer will pledge the Trust

                                        Fund to secure the Notes under the lien
                                        of the Indenture. As to each series of
                                        Notes where the Issuer is an owner
                                        trust, the ownership of the Trust Fund
                                        will be evidenced by certificates (the
                                        "Equity Certificates") issued under the
                                        Owner Trust Agreement, which are not
                                        offered hereby. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under "Description of Credit
                                        Enhancement" and in the related
                                        Prospectus Supplement.

Trustees................................The trustee or indenture trustee (each, the "Trustee") for each series of
                                        Certificates and Notes, respectively,
                                        will be named in the related Prospectus
                                        Supplement. The Owner Trustee (the
                                        "Owner Trustee") for each series of
                                        Notes will be named in the related
                                        Prospectus Supplement. See "The
                                        Agreements--The Trustee."

The Securities..........................Each series of Securities will include one or more classes of Securities which
                                        will represent either (i) with respect
                                        to each series of Certificates, in the
                                        aggregate the entire beneficial
                                        ownership interest in, or (ii) with
                                        respect to each series of Notes,
                                        indebtedness of, a segregated pool of
                                        Mortgage Loans (exclusive of any portion of interest payments (the "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein (which may include Mortgage Securities as defined herein), and certain other assets as described below (collectively, a "Trust Fund"), and will be issued pursuant to either
                                        (i) with respect to each series of
                                        Certificates, a pooling and servicing
                                        agreement or other agreement specified
                                        in the related Prospectus Supplement (in either case, a "Pooling Agreement") or
                                        (ii) with respect to each series of
                                        Notes, an indenture specified in the
                                        related Prospectus Supplement (the
                                        "Indenture"). Except for certain Strip
                                        Securities and REMIC Residual
                                        Certificates (each as hereinafter
                                        described), each series of Securities,
                                        or class of Securities in the case of a
                                        series consisting of two or more
                                        classes, will have a stated principal
                                        balance and will be entitled to
                                        distributions of interest based on a
                                        specified interest rate or rates (each,
                                        a "Security Interest Rate"). The
                                        Security Interest Rate of each Security
                                        offered hereby will be stated in the
                                        related Prospectus Supplement as the
                                        "Pass-Through Rate" with respect to a
                                        Certificate and the "Note Interest Rate" with respect to a Note. Each series or class of Securities may have a different Security Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate, or any combination of two or more such Security Interest Rates. The related Prospectus Supplement will specify the Security Interest Rate or Rates for each series or class of Securities, or the initial Security Interest Rate or Rates and the method for determining subsequent changes to the Security Interest Rate or Rates.

                                        A series may include one or more classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distribu tions, or (ii) to interest distributions, with dispropor tionate, nominal or no principal distributions. In addition, a series may include two or more classes of Securities which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                        If so provided in the related Prospectus
                                        Supplement, a series of Securities may
                                        include one or more classes of
                                        Securities (collectively, the "Senior
                                        Securities") which are senior to one or
                                        more classes of Securities
                                        (collectively, the "Subordinate
                                        Securities") in respect of certain
                                        distributions of principal and interest
                                        and allocations of losses on Mortgage
                                        Loans. In addition, certain classes of
                                        Senior (or Subordinate) Securities may
                                        be senior to other classes of Senior (or
                                        Subordinate) Securities in respect of
                                        such distributions or losses. As to each series of Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). See "Description of the Securities."

                                        The Securities will not be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person, unless otherwise specified in the related Prospectus Supplement.

The Mortgage Pools......................Unless otherwise specified in the related Prospectus Supplement, each
                                        Trust Fund will consist primarily of a
                                        segregated pool (a "Mortgage Pool") of
                                        mortgage loans and/or manufactured
                                        housing conditional sales and
                                        installment loan agreements
                                        (collectively, the "Mortgage Loans").
                                        Unless otherwise specified in the
                                        related Prospectus Supplement, each
                                        Mortgage Loan will be secured by a first or junior lien on or security interest in (i) a one- to four-family residential property, (ii) a residential property consisting of five or more rental or cooperatively-owned dwelling units or
                                        (iii) a new or used manufactured home
                                        (each, a "Mortgaged Property"). The
                                        Mortgaged Properties may be located in
                                        any one of the 50 states, the District
                                        of Columbia or the Commonwealth of
                                        Puerto Rico. For a description of the
                                        types of Mortgage Loans that may be
                                        included in the Mortgage Pools, see "The
                                        Mortgage Pools--The Mortgage Loans." The
                                        Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                                        If specified in the related Prospectus
                                        Supplement, Mortgage Loans which are
                                        converting or converted from an
                                        adjustable-rate to a fixed-rate or
                                        certain Mortgage Loans for which the
                                        Mortgage Rate has been reset may be
                                        repurchased by the Company or purchased
                                        by the related Master Servicer, the
                                        applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein.

                                        If so specified in the related
                                        Prospectus Supplement, some Mortgage
                                        Loans may be delinquent or
                                        non-performing as of the date of their
                                        deposit in the related Trust Fund.

                                        If specified in the related Prospectus
                                        Supplement, a Trust Fund may include or
                                        consist solely of mortgage
                                        participations or pass-through
                                        certificates evidencing interests in
                                        Mortgage Loans ("Mortgage Securities"),
                                        as described herein. See "The Mortgage
                                        Pools-General" herein.

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, each
                                        Mortgage Loan and Mortgage Security
                                        included in a Trust Fund will have been
                                        selected by the Company from among those purchased, either directly or indirectly, from a prior holder thereof

                                        (a "Seller"), which prior holder may or
                                        may not be the originator of such
                                        Mortgage Loan or the issuer of such
                                        Mortgage Security and may be an
                                        affiliate of the Company. A Mortgage
                                        Security included in a Trust Fund,
                                        however, may also have been issued
                                        previously by the Company or an
                                        affiliate thereof.

                                        A Current Report on Form 8-K will be
                                        available upon request to purchasers of
                                        the Offered Securities of the related
                                        series and will be filed, together with
                                        the related Pooling Agreement, with
                                        respect to each series of Certificates,
                                        and the related Servicing Agreement,
                                        Owner Trust Agreement and Indenture,
                                        with respect to each series of Notes,
                                        with the Securities and Exchange
                                        Commission within fifteen days after
                                        such initial issuance.

Interest Distributions..................Except as otherwise specified herein or in the related Prospectus Supplement,
                                        interest on each class of Offered
                                        Securities of each series, other than
                                        Strip Securities or Accrual Securities
                                        (prior to the time when accrued interest becomes payable thereon), will accrue at the applicable Security Interest Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such class's principal balance outstanding from time to time and will be remitted on the 25th day (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "Distribution Date"). Distributions, if any, with respect to interest on Strip Securities will be calculated and made on each Distribution Date as described herein and in the related Prospectus Supplement. Interest that has accrued but is not yet payable on any Accrual Securities will be added to the principal balance of such class on each Distribution Date, and will thereafter bear interest. Distributions of interest with respect to one or more classes of Offered Securities (or, in the case of a class of Accrual Securities, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations" and "Description of the Securities."

Principal Distributions.................Except as otherwise specified in the related Prospectus Supplement, principal distributions on the Securities of each series will be payable on each Distribution Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Securities of such series, or of the class or classes of Securities then entitled thereto, on a pro rata basis among all such Securities or among the Securities of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related Prospectus Supplement. Strip Securities with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any series of Securities, or with respect to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The Mortgage Pools," "Maturity and Prepayment Considerations" and
                                        "Description of the Securities."

Credit Enhancement......................If so specified in the Prospectus
                                        Supplement, the Trust Fund with respect
                                        to any series of Securities may include
                                        any one or any combination of a letter
                                        of credit, mortgage pool insurance
                                        policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. With respect to any series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Securities (or certain classes thereof). To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and
                                        "Subordination."

Advances................................If and to the extent described in the related Prospectus Supplement, and
                                        subject to any limitations specified
                                        therein, the Master Servicer for any
                                        Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Securities--Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific Mortgage Loan, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series. If and to the extent provided in the Prospectus Supplement for a series of Securities, the Master Servicer will be entitled to receive interest on its advances for the period that they are outstanding payable from amounts in the related Trust Fund. As specified in the Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations in respect of the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement, and may differ from the provisions described herein.

Optional Termination....................The Master Servicer, the Company or, if
                                        specified in the related Prospectus
                                        Supplement, the holder of the residual
                                        interest in a REMIC with respect to a
                                        series of Certificates or the holder of
                                        the Equity Certificates with respect to
                                        a series of Notes, may at its option
                                        either (i) effect early retirement of a
                                        series of Securities through the
                                        purchase of the assets in the related
                                        Trust Fund or (ii) purchase, in whole
                                        but not in part, the Securities
                                        specified in the related Prospectus
                                        Supplement; in each case under the
                                        circumstances and in the manner set
                                        forth herein under "The
                                        Agreements--Termination; Reti rement of
                                        Securities" and in the related
                                        Prospectus Sup plement.

Legal Investment........................At the date of issuance, as to each series, each class of Offered Securities will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). Unless otherwise specified in the related Prospectus Supplement, each class of Offered Securities that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities of any series constitute legal investments for them. See "Legal Investment Matters."

ERISA Considerations....................A fiduciary of an employee benefit plan and certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein and in the related Prospectus
                                        Supplement.

Certain Federal Income
  Tax Consequences......................Offered Certificates of each series of
                                        Certificates will constitute or evidence ownership of either (i) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code or (ii) "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual
                                        Certificates") in a Trust Fund, or a
                                        portion thereof, treated as a REMIC
                                        under Sections 860A through 860G of the
                                        Code. Offered Notes of each series of
                                        Notes will represent indebtedness of the related Trust Fund.

                                        Investors are advised to consult their
                                        tax advisors and to review "Certain
                                        Federal Income Tax Consequences" herein
                                        and in the related Prospectus
                                        Supplement. See "Certain Federal Income
                                        Tax Consequences."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Offered Securities:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Offered Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Offered Securities of any series. The Prospectus Supplement for any series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Offered Securities will not be listed on any securities exchange.

         LIMITED OBLIGATIONS. The Offered Securities will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Mortgage Securities, the Master Servicer's servicing obligations under the related Pooling Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Securities of the same series; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Securities. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

         INVESTMENT IN THE MORTGAGE LOANS. An investment in securities such as the Securities which generally represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of credit enhancement in the related Trust Fund, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available.

         Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

         It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

         Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

         Additional special risks associated with particular types of Mortgage Loans will be specified in the related
Prospectus Supplement.

         YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Offered Securities of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

         ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities of any series. See "ERISA Considerations".

         CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their PRO RATA share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their PRO RATA share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                               THE MORTGAGE POOLS

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Description of Primary Insurance Policies--FHA Insurance."

         A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance and any other information relevant for a prospective purchaser to make an investment decision.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from SPFC, the parent of the Company, and its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, SPFC or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

         If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage participations and pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series.

THE MORTGAGE LOANS

         Unless otherwise specified below or in the related Prospectus Supplement, each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately
         25 or 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool.
--------
              * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
         (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

         The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

                  (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan;

                  (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered
         (1) through (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term; or

                  (8) Another type of mortgage loan described in the related Prospectus Supplement.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty"). A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related Mortgaged Property (an "Equity Participation"). If the holders of any class or classes of Offered Securities of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination (unless otherwise specified in the related Prospectus Supplement) of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, unless otherwise specified in the related Prospectus Supplement, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans,
(x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement or Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

         Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described below or such alternative underwriting criteria as may be described in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

         Unless otherwise specified in the related Prospectus Supplement, the underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the

Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         Unless otherwise specified in the related Prospectus Supplement, Mortgaged Properties will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

         With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance".

         To the extent relevant and available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s).

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company.

REPRESENTATIONS BY SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, unless otherwise specified in the related Prospectus Supplement, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).


         Unless otherwise specified in the related Prospectus Supplement, as to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Certificates, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and (vi) be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, an Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty, and neither an Affiliated Seller nor an Unaffiliated Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling Agreement or Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

         With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be SPFC or another affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement or a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Pooling Agreement or a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

         Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted

Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and
"Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Pooling Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Pooling Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer or Trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Securities common to each Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreements for each series and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

         Unless otherwise specified in the related Prospectus Supplement, each series of Certificates covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or Owner Trust Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee.
Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

         Each series of Securities may consist of any one or a combination of the following: (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Securities of each series may be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Reserve Fund or other credit enhancement as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Subordination" or by any combination of the foregoing.

         If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the

"Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Security representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to
Intermediaries.
Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Securities. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

         The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.

CERTIFICATE ACCOUNT

         GENERAL. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

                  (iii)all payments on the Mortgage Securities;

                  (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

                  (vi) any advances made as described under "--Advances" below;

                  (vii)any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

                  (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements--Termination" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

                  (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage
         Loans--Servicing and Other Compensation and Payment of Expenses;
         Spread";

                  (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

                  (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

                  (xii)any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

                     (i) to make distributions to the related Securityholders on each Distribution Date;

                    (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

                   (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

                    (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

                     (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                    (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

                   (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

                  (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

                    (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The
         Agreements--Certain Matters Regarding the Trustee";

                     (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

                    (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                   (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

                  (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                   (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

                    (xv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

                   (xvi) to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

                  (xvii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated PRO RATA among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Securityholder holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Securityholder as it appears on the Security Register; provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. Unless otherwise specified in the related Prospectus

Supplement, interest on the Securities of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Securities, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Securities. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

         If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement or the related Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such distribution allocable to interest;

                  (iii)the amount, if any, of such distribution allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii)the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viiithe number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

                  (xi) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination
         Date and a description of any credit enhancement substituted therefor;

                  (xii)the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

                  (xiiiin the case of Securities benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

                  (xiv)with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have a dollar limit and, unless otherwise specified in the related Prospectus Supplement, will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Unless otherwise specified in the related Prospectus Supplement, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto, to the extent such information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

         If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by crosssupport provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

         If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard
Insurer"),
the amount that the Special Hazard Insurer will pay will be the amount under
(ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

         In connection with the establishment of any Reserve Fund, unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

         In lieu of the Master Servicer's obligation to maintain a Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         If a Bankruptcy Bond has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided pursuant to any form of credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Purchase Obligation, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

         With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders to the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Unless otherwise provided in the related Prospectus Supplement, each


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



Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, (i) each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%, and (ii) the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Securities offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.



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



         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


                                   THE COMPANY

         The Company is a wholly-owned subsidiary of Southern Pacific Funding Corporation ("SPFC"). The Company was incorporated in the State of California on April 12, 1995. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

         SPFC may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. SPFC, a California corporation, is a publicly traded mortgage banking company that originates or acquires one- to four-family residential mortgage loans nationwide. SPFC primarily originates or acquires mortgage loans from approved mortgage brokers through either its wholesale, correspondent or conduit divisions.

         The Company maintains its principal office at One Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035. Its telephone number is (503) 684-4700.


                                 THE AGREEMENTS

GENERAL

         Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus

Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

         Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Security of such series addressed to it at its principal executive offices specified herein under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement or Servicing Agreement.

         Each Pooling Agreement and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         POOLING AGREEMENT

         Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

         So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

         SERVICING AGREEMENT

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include:
(i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity, (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any

Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

         The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

         With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each series of Notes, by the holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

         The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling Agreement or Indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Security Interest Rate on any such Certificate entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors.

         A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

         In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will


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



adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Securities of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the manner in which any such shortfalls will be allocated among the classes of such Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-toValue Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

         With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or


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



decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates or Equity Certificates may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements--Termination; Retirement of Securities."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

         GENERAL. Each Single Family and Multifamily Loan will, and if applicable, Contracts, be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

         LEASES AND RENTS. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and reregister the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Securities. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                     (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                   (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California) statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deedin-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.



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



APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus Supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


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




FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") (although portions thereof may also apply to Securityholders who do not hold Securities as "capital assets") and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following discussion addresses securities of three general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) notes representing indebtedness of a trust fund as to which no REMIC election will be made and (iii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no REMIC election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Securityholder" or a "holder" are to the beneficial owner of a Security.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         CLASSIFICATION OF REMICS. Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(C)(5)(A) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price

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will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to


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predict what effect such regulations might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES



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



         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue


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



discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.
However,


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



no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion

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of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property

(a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Except as set forth in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

         Upon the issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents, (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "-REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver their opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."
A
Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor
Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.
Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally,
a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

         The DOL issued an individual prohibited transactions exemption ("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

         The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Securities of the same trust. Third, the Securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Securities evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Securities by or on behalf of a Plan or with Plan Assets; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Securities in the initial issuance of such Securities or the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets or the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets and (3) the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

                            LEGAL INVESTMENT MATTERS

         Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve
Board,
the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                                              METHODS OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         In addition, if specified in the related Prospectus Supplement, the Offered Securities of any series may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Certificates.

         If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

         The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
401(c) Regulations...........................................................103
Accrual Certificates...................................................6, 32, 40
Accrued Certificate Interest..................................................40
Affiliated Sellers............................................................15
Agreement         ............................................................31
ARM Loans         ............................................................16
Available Distribution Amount.................................................39
Balloon Loans     ............................................................17
Balloon Payment   ............................................................17
Bankruptcy Code   ............................................................70
Bankruptcy Loss   ............................................................43
Beneficial Owner  ............................................................33
Buydown Account   ............................................................19
Buydown Agreement ............................................................37
Buydown Funds     ............................................................19
Buydown Mortgage Loans........................................................19
Buydown Period    ............................................................19
CERCLA            ........................................................21, 71
Certificate Account...........................................................35
Certificate Registrar.........................................................33
Certificates      .............................................................1
Class Exemptions  ...........................................................103
Closing Date      ............................................................79
Code              .........................................................6, 77
Commission        .............................................................3
Committee Report  ............................................................79
Company           ..........................................................1, 4
Conservation Act  ............................................................71
Contingent Payment Regulations................................................98
Contracts         ............................................................15
Contributions Tax ............................................................89
Convertible Mortgage Loan.....................................................19
Crime Control Act ............................................................75
Debt Service Coverage Ratio...................................................20
Debt Service Reduction........................................................47
Defaulted Mortgage Loss.......................................................43
Deferred Interest ............................................................17
Deficient Valuation...........................................................47
Deleted Mortgage Loan.........................................................23
Designated Seller Transaction.................................................16
Determination Date............................................................39
DIDMC             ............................................................76
Distribution Date .............................................................8
DOL               ...........................................................101
DOL Regulations   ...........................................................101
DTC               ............................................................33
DTC Registered Securities.....................................................33
Due Period        ............................................................41
Environmental Lien............................................................71
Equity Certificates............................................................5
Equity Participation..........................................................18

ERISA             .......................................................11, 100
ERISA Plans       ...........................................................100
Event of Default  ............................................................57
Exchange Act      .............................................................3
Excluded Plan     ...........................................................102
Exemption Rating Agencies....................................................102
Extraordinary Losses..........................................................43
FDIC              ............................................................15
FHA               ............................................................15
FHA Loans         ............................................................15
FHLMC             ............................................................21
FIRREA            ............................................................21
FNMA              ............................................................21
Fraud Loss        ............................................................43
FTC Rule          ............................................................72
Garn-St Germain Act...........................................................72
Grantor Trust Certificates................................................11, 77
Grantor Trust Fractional Interest Certificate.................................92
Grantor Trust Fund............................................................77
Grantor Trust Strip Certificate...............................................92
Holder            ............................................................33
Housing Act       ............................................................22
HUD               ............................................................53
Indenture         .......................................................1, 4, 5
Index             ............................................................16
Insurance Proceeds............................................................36
Intermediaries    ............................................................33
IRS               ........................................................77, 79
Issue Premium     ............................................................84
Issuer            .............................................................4
Letter of Credit  ............................................................44
Letter of Credit Bank.........................................................44
Liquidated Mortgage Loan......................................................29
Liquidation Proceeds..........................................................36
Loan-to-Value Ratio...........................................................18
Lock-out Expiration Date......................................................18
Lock-out Period   ............................................................18
Loss              ............................................................51
Manufactured Homes............................................................15
Manufacturer's Invoice Price..................................................18
Mark-to-Market Regulations....................................................87
Master Servicer   ......................................................1, 4, 25
Mortgage Loans    .......................................................1, 5, 7
Mortgage Notes    ............................................................15
Mortgage Pool     ..........................................................1, 7
Mortgage Rate     ............................................................16
Mortgage Securities........................................................7, 16
Mortgaged Property.............................................................7
Mortgages         ............................................................15
Mortgagor         ............................................................13
Multifamily Loans ............................................................15
Multifamily Properties........................................................15
Multifamily Property...........................................................7
Net Mortgage Rate ............................................................61
Net Operating Income..........................................................20

Nonrecoverable Advance........................................................41
Note Interest Rate.............................................................5
Note Margin       ............................................................16
Note Registrar    ............................................................33
Notes             .............................................................1
Offered Certificates.......................................................4, 32
Offered Notes     .............................................................4
Offered Securities..........................................................1, 4
OID Regulations   ............................................................77
OTS               ...........................................................105
Owner Trust       .............................................................4
Owner Trustee     ..........................................................4, 5
Participants      ............................................................33
Parties in Interest..........................................................100
Pass-Through Rate .............................................................5
Permitted Investments.........................................................36
Plan              ............................................................11
Plan Assets       ...........................................................101
Plans             ...........................................................100
Policy Statement  ...........................................................105
Pool Insurer      ............................................................37
Pooling Agreement ......................................................1, 5, 54
Pre-Funding Account...........................................................32
Prepayment Assumption.....................................................79, 95
Prepayment Interest Shortfall.................................................62
Prepayment Penalty............................................................18
Primary Insurance Policy......................................................51
Primary Insurer   ............................................................51
Prohibited Transactions Tax...................................................88
Prospectus Supplement..........................................................1
PTCE              ...........................................................103
PTCE 83-1         ...........................................................103
Purchase Obligation...........................................................50
Purchase Price    ............................................................23
Qualified Substitute Mortgage Loan............................................23
Rating Agency     ............................................................10
Realized Losses   ............................................................43
Record Date       ............................................................39
Related Proceeds  ............................................................41
Relief Act        ............................................................75
REMIC             ......................................................1, 6, 77
REMIC Administrator...........................................................77
REMIC Certificates............................................................77
REMIC Provisions  ............................................................77
REMIC Regular Certificates................................................11, 77
REMIC Regulations ............................................................77
REMIC Residual Certificates...............................................11, 77
REO Mortgage Loan ............................................................29
REO Property      ............................................................27
Reserve Fund      ............................................................47
RICO              ............................................................75
RTC               ............................................................15
Securities        ..........................................................1, 4
Securities Act    ........................................................3, 107
Security          ............................................................54

Security Interest Rate.........................................................5
Security Register ............................................................33
Security Registrar............................................................33
Securityholder    ............................................................33
Securityholders   .............................................................1
Seller            .............................................................8
Sellers           .........................................................1, 15
Senior Certificates........................................................6, 32
Senior Liens      ............................................................17
Senior/Subordinate Series.....................................................32
Servicing Default ............................................................57
Servicing Standard............................................................25
Single Family Loans...........................................................15
Single Family Property........................................................15
SMMEA             .......................................................11, 105
Special Hazard Instrument.....................................................43
Special Hazard Insurance Policy...............................................46
Special Hazard Insurer........................................................47
Special Hazard Loss...........................................................43
Special Hazard Losses.........................................................46
Special Servicer  .........................................................4, 27
SPFC              .........................................................4, 54
Spread            .............................................................5
Strip Certificates.........................................................6, 32
Subordinate Certificates...................................................6, 32
Subservicer       ............................................................27
Subservicers      ............................................................20
Tax Favored Plans ...........................................................100
Tax-Exempt Investor..........................................................104
Tiered REMICs     ............................................................78
Title V           ............................................................74
Title VIII        ............................................................74
Trust Agreement   .............................................................4
Trust Fund        ..........................................................1, 5
Trustee           .............................................................5
UBTI              ...........................................................104
Unaffiliated Sellers..........................................................15
Underwriter       ...........................................................101
United States person..........................................................91
Value             ............................................................18